                                                                     EXHIBIT 4.2

================================================================================

                                 $2,000,000,000


                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT


                                      AMONG


                       CLEAR CHANNEL COMMUNICATIONS, INC.


                                 CERTAIN LENDERS


                 BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT,


                  FLEET NATIONAL BANK, AS DOCUMENTATION AGENT,


                   BANK OF MONTREAL, AS CO-SYNDICATION AGENT,


                                       AND


             TORONTO DOMINION (TEXAS), INC., AS CO-SYNDICATION AGENT



                                  JUNE 15, 2000


                                ---------------


                   BANC OF AMERICA SECURITIES LLC, AS ARRANGER



================================================================================

                                TABLE OF CONTENTS


                                                                                                                Page

                                                     ARTICLE 1
                                                    Definitions

         Section 1.1       Defined Terms..........................................................................2
         Section 1.2       Amendments and Renewals...............................................................19
         Section 1.3       Construction..........................................................................19

                                                     ARTICLE 2
                                                     Advances

         Section 2.1       The Advances..........................................................................19
         Section 2.2       Manner of Borrowing and Disbursement..................................................20
         Section 2.3       Interest..............................................................................23
         Section 2.4       Fees..................................................................................24
         Section 2.5       Prepayment............................................................................25
         Section 2.6       Reduction and Change of Commitment....................................................26
         Section 2.7       Non-Receipt of Funds by the Administrative Agent......................................28
         Section 2.8       Payment of Principal of Advances......................................................28
         Section 2.9       Reimbursement.........................................................................28
         Section 2.10      Manner of Payment.....................................................................29
         Section 2.11      LIBOR Lending Offices.................................................................29
         Section 2.12      Sharing of Payments...................................................................30
         Section 2.13      Calculation of LIBOR Rate.............................................................30
         Section 2.14      Booking Loans.........................................................................30
         Section 2.15      Taxes.................................................................................30
         Section 2.16      Letters of Credit.....................................................................33

                                                     ARTICLE 3
                                               Conditions Precedent

         Section 3.1       Conditions Precedent to Closing and the Initial Advance and the Letters of
                           Credit................................................................................39
         Section 3.2       Conditions Precedent to All Advances and Letters of Credit............................40

                                                     ARTICLE 4
                                          Representations and Warranties

         Section 4.1       Representations and Warranties........................................................41
         Section 4.2       Survival of Representations and Warranties, etc.......................................49

                                                     ARTICLE 5
                                                 General Covenants

         Section 5.1       Preservation of Existence and Similar Matters.........................................50
         Section 5.2       Business; Compliance with Applicable Law..............................................50
         Section 5.3       Maintenance of Properties.............................................................50
         Section 5.4       Accounting Methods and Financial Records..............................................50
         Section 5.5       Insurance.............................................................................50
         Section 5.6       Payment of Taxes and Claims...........................................................51
         Section 5.7       Visits and Inspections................................................................51
         Section 5.8       Payment of Debt for Borrowed Money....................................................51
         Section 5.9       Use of Proceeds.......................................................................51



         Section 5.10      Indemnity.............................................................................51
         Section 5.11      Environmental Law Compliance..........................................................52
         Section 5.12      Conversion of Unrestricted Subsidiaries...............................................53
         Section 5.13      Year 2000 Compliance..................................................................54
         Section 5.14      AMFM Entities and SFX Entities........................................................54
         Section 5.15      Collateral Sharing and Intercreditor Arrangement......................................55

                                                     ARTICLE 6
                                               Information Covenants

         Section 6.1       Quarterly Financial Statements and Information........................................56
         Section 6.2       Annual Financial Statements and Information; Certificate of No Default................56
         Section 6.3       Compliance Certificates...............................................................56
         Section 6.4       Copies of Other Reports and Notices...................................................57
         Section 6.5       Notice of Litigation, Default and Other Matters.......................................58
         Section 6.6       ERISA Reporting Requirements..........................................................58

                                                     ARTICLE 7
                                                Negative Covenants

         Section 7.1       Debt for Borrowed Money...............................................................60
         Section 7.2       Liens.................................................................................61
         Section 7.3       Investments...........................................................................61
         Section 7.4       Amendment and Waiver..................................................................61
         Section 7.5       Liquidation, Disposition or Acquisition of Assets, Merger, New Subsidiaries...........61
         Section 7.6       Dividends.............................................................................62
         Section 7.7       Affiliate Transactions................................................................63
         Section 7.8       Compliance with ERISA.................................................................63
         Section 7.9       Leverage Ratio........................................................................63
         Section 7.10      Interest Coverage Ratio. .............................................................63
         Section 7.11      Sale and Leaseback....................................................................64
         Section 7.12      Sale or Discount of Receivables.......................................................64
         Section 7.13      Business of Clear Channel Television Licenses, Inc. and Clear Channel
                           Broadcasting Licenses, Inc............................................................64

                                                     ARTICLE 8
                                                      Default

         Section 8.1       Events of Default.....................................................................64
         Section 8.2       Remedies..............................................................................67

                                                     ARTICLE 9
                                             Changes in Circumstances

         Section 9.1       LIBOR Basis Determination Inadequate..................................................68
         Section 9.2       Illegality............................................................................68
         Section 9.3       Increased Costs.......................................................................68
         Section 9.4       Effect On Base Rate Advances..........................................................70
         Section 9.5       Capital Adequacy......................................................................70
         Section 9.6       Rights of a Borrower in Respect of Consequential Losses...............................70

                                                    ARTICLE 10
                                              Agreement Among Lenders

         Section 10.1      Agreement Among Lenders...............................................................71



         Section 10.2      Lender Credit Decision................................................................73
         Section 10.3      Benefits of Article...................................................................73

                                                    ARTICLE 11
                                                   Miscellaneous

         Section 11.1      Notices...............................................................................74
         Section 11.2      Expenses..............................................................................74
         Section 11.3      Waivers...............................................................................75
         Section 11.4      Determination by the Lenders Conclusive and Binding...................................75
         Section 11.5      Set-Off...............................................................................75
         Section 11.6      Assignment............................................................................76
         Section 11.7      Counterparts..........................................................................78
         Section 11.8      Severability..........................................................................78
         Section 11.9      Interest and Charges..................................................................78
         Section 11.10     Headings..............................................................................78
         Section 11.11     Amendment and Waiver..................................................................78
         Section 11.12     Exception to Covenants................................................................79
         Section 11.13     No Liability of Issuing Bank..........................................................79
         Section 11.14     Credit Agreement Governs..............................................................79
         SECTION 11.15     GOVERNING LAW.........................................................................79
         SECTION 11.16     WAIVER OF JURY TRIAL..................................................................80
         SECTION 11.17     ENTIRE AGREEMENT......................................................................80
         Section 11.18.    Amendment and Restatement.............................................................80
         Section 11.19.    Confidentiality.......................................................................80
         Section 11.20.    Qualified Commercial Loan.............................................................81

                             SCHEDULES AND EXHIBITS




Schedule  1.1:             Existing Letters of Credit
Schedule  1.2:             LIBOR Lending Offices
Schedule  1.3:             Existing Liens
Schedule  1.4:             Specified Percentages
Schedule  4.1(a):          Subsidiaries
Schedule  4.1(h):          Existing Litigation
Schedule  4.1(k):          Material Adverse Changes
Schedule  7.1:             Existing Indebtedness
Schedule  7.3:             Existing Investments






Exhibit  A:                Form of Revolving Credit Note
Exhibit  B:                Form of Bid Rate Note
Exhibit  C:                Form of SFX/AMFM Limited Subsidiary Guaranty
Exhibit  D:                Form of Compliance Certificate
Exhibit  E:                Form of Assignment and Acceptance
Exhibit  F:                Form of Intercompany Notes
Exhibit  G:                Form of Intercompany Note Pledge Agreement

                                 $2,000,000,000

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT


         THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT is dated as of June 15, 2000, among CLEAR CHANNEL COMMUNICATIONS, INC., a Texas corporation ("Borrower"), the Lenders from time to time party hereto, BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders, FLEET NATIONAL BANK, as Documentation Agent, BANK OF MONTREAL, as Co-Syndication Agent and TORONTO DOMINION (TEXAS), INC., as Co-Syndication Agent.


                                   BACKGROUND

         The Borrower and certain lenders entered into that certain Credit Agreement dated as of September 30, 1994 in the maximum principal amount of $350,000,000.

         The Borrower and certain lenders entered into the certain Amended and Restated Credit Agreement dated as of October 19, 1995 in the maximum principal amount of $600,000,000.

         The Borrower and certain lenders entered into the certain Second Amended and Restated Credit Agreement dated as of August 1, 1996 in the maximum principal amount of $1,040,000,000.

         The Borrower and certain lenders entered into the certain Third Amended and Restated Credit Agreement dated as of April 10, 1997, with Bank of America, N.A. (formerly NationsBank, N.A. as successor by merger to NationsBank of Texas, N.A.) as Administrative Lender (Third Amended and Restated Credit Agreement, as amended through the date hereof, the "Original Credit Agreement").

         The Borrower has requested that the Lenders amend and restate the Original Credit Agreement to accommodate several proposed acquisitions and to make certain other changes, and the Borrower and the Determining Lenders have agreed to amend and restate the Original Credit Agreement in accordance with the terms of Section 11.11 of the Original Credit Agreement.

         In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration hereby acknowledged, the parties hereto agree that the Original Credit Agreement is being amended and restated as follows:

                                    ARTICLE 1

                                   Definitions

         Section 1.1 Defined Terms. For purposes of this Agreement:

         "Acquisition" shall mean (whether by purchase, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method) (i) any acquisition by the Borrower or any of its Restricted Subsidiaries of any other Person, which Person shall then become consolidated with the Borrower or any such Restricted Subsidiary in accordance with GAAP, or
(ii) any acquisition by the Borrower or any of its Restricted Subsidiaries of all or any substantial amount of the assets of any other Person. For purposes of the preceding sentence, an amount of assets shall be deemed to be "substantial" if such assets have a fair market value in excess of $1,000,000; provided, however, that the purchase of equipment and other goods and services in the ordinary course of business shall not be deemed to be "Acquisitions".

         "ARN" means the Australian Radio Network Limited, PTY, an Australian propriety company, 50% of whose Capital Stock is owned by the Borrower.

         "Additional Costs" has the meaning set forth in Section 9.5 hereof.

         "Administrative Agent" means Bank of America, N.A., as administrative agent for the Lenders, or such successor administrative agent appointed pursuant to Section 10.1(b) hereof.

         "Advance" means a Revolving Credit Advance or a Bid Rate Advance and "Advances" means Revolving Credit Advances and Bid Rate Advances.

         "Affiliate" means any Person that directly or indirectly through one or more Subsidiaries Controls, or is Controlled By or Under Common Control with, the Borrower.

         "Affiliation Agreements" means all affiliation agreements of the Borrower and each Subsidiary with Fox Broadcasting.

         "Agreement" means this Fourth Amended and Restated Credit Agreement, as amended or renewed from time to time.

         "AMFM" means AMFM, Inc.

         "AMFM Acquisition" means the acquisition by the Borrower of AMFM and its direct and indirect subsidiaries in accordance with the terms of the AMFM Acquisition Documentation.

         "AMFM Acquisition Documentation" means that certain Agreement and Plan of Merger, dated as of October 2, 1999, among the Borrower, AMFM and CCU Merger Sub, Inc. and all related documentation in effect on May 1, 2000.

         "AMFM Entities" means AMFM and all of its direct and indirect subsidiaries that are Restricted Subsidiaries at the time of determination.

         "AMFM Reduced Public Debt Permitted Amount" means an amount equal to $125,000,000.

         "AMFM/SFX Obligor" means AMFM Operating, Inc., Capstar Broadcasting Partners, Inc. and SFX Entertainment, Inc., provided that, the term AMFM/SFX Obligor may include any other AMFM Entity or SFX Entity that receives an Investment from the Borrower or any Restricted Subsidiary (other than another AMFM Entity or SFX Entity), so long as the Administrative Agent has consented to such Person as an AMFM/SFX Obligor in writing.

         "Amortization Date" means September 30, 2000.

         "Applicable Environmental Laws" means applicable federal, state or local laws, rules and regulations pertaining to health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, "RCRA"), the Texas Water Code, and the Texas Solid Waste Disposal Act.

         "Applicable Law" means (i) in respect of any Person, all provisions of constitutions, statutes, laws, ordinances, rules, regulations and orders of governmental bodies, or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party and (ii) in respect of contracts made or performed in the State of Texas, "Applicable Law" shall also mean the laws of the United States of America, including, without limiting the foregoing, 12 USC Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Chapter 303 of the Texas Finance Code, as amended, and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit, including, without limitation and to the extent available, Chapter 306 of the Texas Finance Code, provided however, that the parties hereto agree pursuant to Texas Finance Code Section 346.004 that the provisions of Chapter 346 of Texas Finance Code, as amended, shall not apply to this Agreement, the Advances or any other Loan Papers hereunder.

         "Applicable Margin" means the following per annum percentages, applicable in the following situations:


                                                                                LIBOR
                             Applicability                                   Percentage
                             -------------                                   ----------
(i)      If the Leverage Ratio is not less than 6.0 to 1                       1.0000

(ii)     If the Leverage Ratio is less than 6.0 to 1 but is                    0.8750
         not less than 5.75 to 1

(iii)    If the Leverage Ratio is less than 5.75 to 1 but is                   0.7500
         not less than 5.50 to 1

(iv)     If the Leverage Ratio is less than 5.50 to 1 but is                   0.6250
         not less than 5.00 to 1

(v)      If the Leverage Ratio is less than 5.00 to 1 but is                   0.5000
         not less than 4.50 to 1

(vi)     If the Leverage Ratio is less than 4.50 to 1                          0.4000

The Applicable Margin payable by the Borrower on the Revolving Credit Advances outstanding hereunder shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as tested by the Leverage Ratio. Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Margin provided for herein shall be effective three Business Days after receipt by Administrative Agent of the applicable financial statements. If financial statements of the Borrower setting forth the Leverage Ratio are not received by the Administrative Agent by the date required pursuant to Section 6.1 hereof, the Applicable Margin shall be determined as if the Leverage Ratio is not less than 6.00 to 1 until such time as such financial statements are received. For the final quarter of any fiscal year of the Borrower, the Borrower may provide its unaudited financial statements, subject only to year-end adjustments, for the purpose of adjusting the Applicable Margin.

         "Assignees" means any assignee of a Lender pursuant to an Assignment Agreement and shall have the meaning ascribed thereto in Section 11.6 hereof.

         "Assignment Agreement" has the meaning ascribed thereto in Section 11.6 hereof.

         "Authorized Signatory" means such senior personnel of the Borrower as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower, and to request Advances and Letters of Credit hereunder.

         "Bank Affiliate" means the holding company of any Lender, or any wholly owned direct or indirect subsidiary of such holding company or of such Lender.

         "Bank of America Guaranty" means the Guaranty in favor of Bank of America, N.A. (formerly NationsBank, N.A., as successor by merger to NationsBank of Texas, N.A.), on behalf of RDS Broadcasting, Inc. in the amount of $9,575,000.

         "Base Rate Advance" means any Revolving Credit Advance bearing interest at the Base Rate Basis.

         "Base Rate Basis" means, for any day, a per annum interest rate equal to the lesser of (a) the Highest Lawful Rate on such day, or (b) the higher of
(i) the sum of (A) 0.50% plus (B) the Federal Funds Rate on such day or (ii) the Prime Rate on such day. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate or Federal Funds Rate, as the case may be, to account for such change.

         "Bid Rate Advance" means an Advance the interest rate on which is determined by agreement between the Borrower and the Lender making such Advance pursuant to Section 2.1(b) hereof.

         "Bid Rate Note" means each promissory note of the Borrower evidencing Bid Rate Advances, substantially in the form of Exhibit B hereto, together with any extension, renewal or amendment thereof or substitution therefor.

         "Borrower" means Clear Channel Communications, Inc., a Texas corporation.

         "Business Day" shall mean a day on which banks are open for the transaction of business as required by this Agreement in Dallas, Texas and New York, New York and, with respect to any LIBOR Advance, a domestic business day in London, England and a day on which commercial banks are open for international business in London, England (including dealings in United States dollar deposits), and as otherwise relevant to the determination to be made or the action to be taken.

         "Capital Expenditures" means expenditures for the purchase of tangible assets of long-term use which are capitalized in accordance with GAAP; provided, however, Capital Expenditures shall not include assets acquired through trade without any expenditure of cash, such trade capital expenditures not to exceed $25,000,000 in aggregate value per year, such valuation to be determined using the lesser of the fair market value of assets received or the value of air-time run in exchange for the assets received.

         "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation and each class of partnership interests (including, without limitation, general, limited and preference units) in any Person that is a partnership.

         "Capitalized Lease Obligations" means that portion of any obligation of the Borrower or any Restricted Subsidiary as lessee under a lease which at the time would be required to be capitalized on a balance sheet prepared in accordance with GAAP.

         "CCC-Houston" means CCC-Houston AM, Ltd., a Texas limited partnership and a Subsidiary of the Borrower.

         "Closing Date" means the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral Release Date" means, (a) when applicable to any AMFM Entity or any Intercompany Notes executed by any AMFM Entity, that date upon which all public indebtedness of all AMFM Entities in the aggregate is less than or equal to the AMFM Reduced Public Debt Permitted Amount, and (b) when applicable to any SFX Entity or any Intercompany Notes executed by any SFX Entity, that date upon which all public indebtedness of all SFX Entities in the aggregate is less than or equal to the SFX Reduced Public Debt Permitted Amount.

         "Commitment" means an amount not to exceed $2,000,000,000, as reduced from time to time pursuant to Section 2.6 hereof.

         "Communications Act" means, collectively, the Communications Act of 1934, as amended by the Telecommunications Act of 1996, and as further amended, and the rules and regulations promulgated thereunder, as from time to time in effect.

         "Control" or "Controlled By" or "Under Common Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, however, that (a) in the event that no one Person owns more than 50% of the outstanding Capital Stock of a corporation or entity, any Person which beneficially owns, directly or, by contract or law, indirectly, 10% or more (in number of votes) of the securities having ordinary voting power for the election of directors (or other managing authority) of such corporation or entity shall be conclusively presumed to control such corporation or entity or (b) in the event that one Person owns greater than 50% of the outstanding Capital Stock of a corporation or entity, any Person which beneficially owns, directly or, by contract or law, indirectly, greater than 20% or more (in number of votes) of the securities having ordinary voting power for the election of directors (or other managing authority) of such corporation or entity shall be conclusively presumed to control such corporation.

         "Controlled Group" means, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code; provided, however, that the Subsidiaries of the Borrower shall be deemed to be members of the Borrower's Controlled Group, and the Borrower and any other entities (whether incorporated or not incorporated) which are under common Control with the Borrower and which, together with the Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code, shall be deemed to be members of the Borrower's Controlled Group on and after the Original Closing Date.

         "Debt for Borrowed Money" means, with respect to any Person or Persons at any date, without duplication, all indebtedness of such Person or Persons that constitutes (a) obligations of such Person or Persons for borrowed money, or in respect of letters of credit (or applications for letters of credit) or other similar instruments, (b) obligations of such Person or Persons evidenced by bonds, debentures, notes or other similar instruments, excluding any surety, bid, appeal or performance bonds, (c) obligations of such Person or Persons to pay the deferred purchase price of property or services, but only if such deferral is in excess of 120 days, provided that, trade accounts payable and other accrued liabilities arising in the ordinary course of business shall not be considered Debt for Borrowed Money, (d) Capitalized Lease Obligations of such Person or Persons, (e) installment payment non-compete agreements for such Person or Persons, (f) debt evidenced by Interest Rate Protection Agreements and
(g) Guaranties relating to obligations of another Person (other than the Borrower or a Restricted Subsidiary of the Borrower with respect to indebtedness of another Restricted Subsidiary or the Borrower) of the type described in (a) through (f) above.

         "Default" means an Event of Default and/or any of the events specified in Section 8.1, regardless of whether there shall have occurred any passage of time or giving of notice that would be necessary in order to constitute such event an Event of Default.

         "Default Rate" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, or (b) the sum of the Base Rate Basis plus two percent.

         "Determining Lenders" means, on any date of determination, any combination of the Lenders having at least 51% of the aggregate amount of the Revolving Credit Advances then outstanding; provided, however, that if there are no Revolving Credit Advances outstanding hereunder, "Determining Lenders" shall mean any combination of Lenders whose Specified Percentages aggregate at least 51%.

         "Dividend" means, as to any Person, (a) any declaration or payment of any dividend (other than a dividend paid solely in shares of the common stock of such Person) on, or the making of any distribution, loan, advance or Investment to or in any holder of, any shares of Capital Stock of such Person (other than salaries and bonuses paid in the ordinary course of business), or (b) any purchase, redemption, or other acquisition or retirement for value of any shares of Capital Stock of such Person; provided, however, that the acquisition of shares of Capital Stock of such Person for the purpose of acquiring a Subsidiary (whether by merger, consolidation, asset acquisition, stock acquisition, or otherwise) shall not be deemed a Dividend if (a) such shares are used as a portion or all of the purchase price for the acquisition of a Subsidiary within a period of ninety days from the date the initial shares of such Capital Stock were acquired and (b) except with respect to the acquisition of SFX and AMFM, such Person shall have given the Administrative Agent prior written notice of its intention to acquire such Capital Stock for the purpose of acquiring a Subsidiary.

         "Eller" means Eller Media Corporation, a Delaware corporation, formerly known as EMC Group, Inc., formerly Eller Media Company.

         "Equity" means shares of Capital Stock, or options, warrants or any other right to subscribe for or otherwise acquire Capital Stock, of the Borrower or any Subsidiary.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation promulgated thereunder.

         "ERISA Event" means, with respect to the Borrower and its Subsidiaries,
(a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under regulations issued under Section 4043 of ERISA), (b) the withdrawal of any such Person or any member of its Controlled Group from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) the failure to make required contributions which could result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA, or (f) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

         "Event of Default" means any of the events specified in Section 8.1, provided that any requirement for notice or lapse of time has been satisfied.

         "Existing Letters of Credit" means those certain Letters of Credit more specifically described on Schedule 1.1 hereto.

         "FCC" means the Federal Communications Commission, or any governmental agency succeeding to the functions thereof.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by Administrative Agent.

         "GAAP" means generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or their successors which are applicable in the circumstances as of the date in question. The requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

         "Guaranty" or "Guaranteed", as applied to an obligation, means and includes (a) a guaranty, direct or indirect, in any manner, of any part or all of such obligation, and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including, without limiting the foregoing, any reimbursement obligations with respect to amounts which may be drawn by beneficiaries of outstanding letters of credit, but excluding endorsement of checks, drafts and other instruments in the ordinary course of business.

         "Highest Lawful Rate" shall mean at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under Applicable Law, the indicated rate ceiling shall be the lesser of (a) (i) the "weekly ceiling" , as that expression is defined in Section 303.003 of the Texas Finance Code, as amended, or (ii) if available in accordance with the terms thereof and at Administrative Agent's option after notice to the Borrower and otherwise in accordance with the terms of Section 303.103 of the Texas Finance Code, as amended, the "annualized ceiling" and (b)(i) if the amount outstanding under this

Agreement is less than $250,000, twenty-four percent (24%) per annum, or (ii) if the amount under this Agreement is equal to or greater than $250,000, twenty-eight (28%) per annum.

         "Increased Letter of Credit Costs" has the meaning set forth in Section 2.16(d) hereof.

         "Increased Letter of Credit Costs Retroactive Effective Date" has the meaning set forth in Section 2.16(d) hereof.

         "Increased Letter of Credit Costs Set Date" has the meaning set forth in Section 2.16(d) hereof.

         "Indemnified Matters" has the meaning ascribed to it in Section 5.10(a) hereof.

         "Indemnitees" has the meaning ascribed to it in Section 5.10(a) hereof.

         "Index Debt Rating" means the rating available to the Borrower's senior, unsecured, non- credit-enhanced long term indebtedness for borrowed money ("Index Debt") or the implied rating established by Moody's or S&P as if the Borrower had outstanding Index Debt.

         "Institutional Debt" means Debt for Borrowed Money which may be raised by the Borrower in the private placement or public debt markets.

         "Intercompany Notes" means those promissory notes payable to the Borrower or any Restricted Subsidiary from any AMFM/SFX Obligor, in each case evidencing Investments made by the Borrower or any Restricted Subsidiary in such AMFM/SFX Obligor, each in the form of Exhibit F hereto.

          "Interest Expense" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and the Restricted Subsidiaries, the gross interest expense (after giving effect to interest rate swaps, caps, collars and hedges) for such period on Total Debt, minus the sum of
(a) interest income for such period, plus (b) to the extent not included in the determination of such gross interest expense, upfront costs or fees expended during such period in connection with the execution and delivery of documentation relating to the Loan Papers, provided that, if any upfront costs and fees have been previously included in a prior period, such costs and fees shall be deducted in determining Interest Expense for such period. If during any period for which Interest Expense is being determined the Borrower or any of its Subsidiaries shall have made an Acquisition or asset disposition, then, for all purposes of this Agreement, Interest Expense shall be adjusted for the relevant period on a pro forma basis as if the relevant Acquisition or asset disposition had been made or consummated on the first day of such period and assuming (i) in the case of an Acquisition, the principal amount of any Debt for Borrowed Money incurred in connection with such Acquisition had been outstanding for the entire duration of such period at the rate of interest applicable to such Debt for Borrowed Money at the time of incurrence of such Debt for Borrowed Money or (ii) in the case of any asset disposition, any Debt for Borrowed Money which on a pro forma basis has been repaid or which is no longer an obligation of the Borrower or any of its Subsidiaries as a result of such asset disposition had been repaid or was not an obligation of the Borrower or any of its Subsidiaries as of the first day of such period.

         "Interest Period" means for (a) any LIBOR Advance, the period beginning on the day the Advance is made and ending one, two, three, six or, subject to each Lender's good faith determination of availability, twelve months thereafter (as the Borrower shall select), and (b) any Bid Rate Advance, the period beginning on the day the Advance was made and ending the date the Borrower and the Lender making the Bid Rate Advance agree pursuant to Section 2.1(b).

         "Interest Rate Protection Agreement" means an interest rate swap, cap, collar or similar interest rate protection agreement between the Borrower or any Restricted Subsidiary of the Borrower and any Lender or any Bank Affiliate.

         "Investment" means any direct or indirect purchase or other acquisition of, or beneficial interest in, Capital Stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to, or investment in any other Person, including without limitation the incurrence or sufferance of Debt for Borrowed Money or accounts receivable of any other Person that are not current assets or do not arise in the ordinary course of business, provided that, investments constituting Acquisitions shall not be included in this definition of "Investment", and such definition shall exclude endorsement of checks, drafts and other instruments in the ordinary course of business.

         "Issuing Bank" means Bank of America, N.A., in its capacity as issuer of the Letters of Credit.

         "Jacor Bond Debt and Option Notes" means those 10 and 1/8% Senior Subordinated Notes due 2006, 9 and 3/4% Senior Subordinated notes due 2006, 8 and 3/4% Senior Subordinated notes due 2007 and 8% Senior Subordinated notes due 2010, Liquid Yield Option Notes due 2011 and those Liquid Yield Option Notes due 2018, in each case issued by Jacor Communications Company, Jacor Communications, Inc. or a predecessor.

         "L/C Cash Collateral Account" has the meaning specified in Section 2.16(g) hereof.

         "L/C Related Documents" has the meaning specified in Section 2.16(e) hereof.

         "Lender" means each financial institution or fund shown on the signature pages hereof so long as such financial institution or fund maintains a Commitment or is owed any part of the Obligations (including the Administrative Agent in its individual capacity), and each Assignee that hereafter becomes party hereto pursuant to Section 11.6 hereof.

         "Letter of Credit" has the meaning specified in Section 2.16(a) hereof.

         "Letter of Credit Agreement" has the meaning specified in Section 2.16(b) hereof.

         "Letter of Credit Facility" means the amount of the Letters of Credit the Issuing Bank may issue pursuant to Section 2.16(a) hereof.

         "Leverage Ratio" means, for any date of determination, the ratio of Total Debt as of the date of determination to Operating Cash Flow for the four most recently ended fiscal quarters preceding such date of determination.

         "LIBOR Advance" means a Revolving Credit Advance which the Borrower requests to be made as a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof.

         "LIBOR Basis" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, or (b) the sum of the LIBOR Rate plus the Applicable Margin. The LIBOR Basis shall, with respect to LIBOR Advances with Interest Periods in excess of six months, be subject to premiums assessed by each Lender, which are payable directly to each Lender. Once determined, the LIBOR Basis shall remain unchanged during the applicable Interest Period.

         "LIBOR Lending Office" means, with respect to a Lender, the office designated as its LIBOR Lending Office on Schedule 1.2 attached hereto, and such other office of the Lender or any of its affiliates hereafter designated by notice to the Borrower and the Administrative Agent.

         "LIBOR Rate" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest one-one hundredth (1/100th) of one percent (1%)) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest one-one hundredth (1/100th) of one percent (1%)) appearing on Reuters Screen LIBO page as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "Lien" means, with respect to any property, any mortgage, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

         "Like-Kind Exchange" means the disposition by the Borrower or any Restricted Subsidiary of certain of their assets, and their acquisition of like assets, in each case in order to effectuate a like- kind exchange under the Code and avoid the payment by such Person of federal taxes on the proceeds of the asset sales.

         "Limited Subsidiary Guaranty" means each Limited Subsidiary Guaranty, in the form of Exhibit C hereto, delivered to the Administrative Agent and guaranteeing a portion of the Obligations in a maximum aggregate amount for all such Limited Subsidiary Guaranties not to exceed the Limited Subsidiary Guaranty Amount, executed from time to time by an AMFM/SFX Obligor, in accordance with the terms of Section 5.14 hereof.

         "Limited Subsidiary Guaranty Amount" means, on any date of determination after the Acquisition of AMFM or SFX, respectively, and in each case until their respective Collateral Release Date, an amount equal to the lesser of (a) the excess, if any, of (i) the aggregate principal amount (which such amount shall include accretion) of all outstanding and unpaid public and/or high yield indebtedness owed by all AMFM Entities or all SFX Entities, as applicable, over (ii) the principal face amount of all Pledged Intercompany Notes of the AMFM/SFX Obligors, as applicable and (b) the excess, if any, of (i) the aggregate amount of all Investments made in all AMFM/SFX Obligors by the Borrower and its Restricted Subsidiaries(other than AMFM Entities and SFX Entities) for the period from the Closing Date until such date of determination, over (ii) the aggregate principal amount owing under all Pledged Intercompany Notes as of such date, provided that the Limited Subsidiary Guaranty Amount shall never be less than $1,000,000,000 and shall never be more than the greatest amount that would still permit the issuer under each of the AMFM Entity and SFX Entity indentures for public indebtedness to incur $1.00 of additional indebtedness (other than indebtedness specifically permitted thereunder) after giving effect to the aggregate principal amount then outstanding of all Intercompany Notes executed by such AMFM Entity or SFX Entity, as applicable, and all other indebtedness then outstanding which was permitted to be incurred under such indentures prior to the date of the SFX Acquisition or AMFM Acquisition and this Agreement, as applicable.

         "Loan Papers" means this Agreement, the Revolving Credit Notes, the Bid Rate Notes, each Limited Subsidiary Guaranty, each pledge agreement pledging a Pledged Intercompany Note, fee letters, each Interest Rate Protection Agreement, and any other document or agreement executed or delivered from time to time by the Borrower, any Subsidiary or any other Person in connection herewith or as security for the Obligations.

         "Local Marketing Agreement" means any time brokerage agreements, local market affiliation agreements or related or similar agreements entered into between the Borrower or any Subsidiary and any other Person, as any of the above may be amended, substituted, replaced or modified.

         "Material Adverse Effect" means any act or circumstance or event that
(a) causes a Default, or (b) otherwise could reasonably be expected to be material and adverse to the business, consolidated assets, liabilities, financial condition or results of operations of the Borrower and its Restricted Subsidiaries, together taken as a whole.

         "Maturity Date" means June 30, 2005.

         "Maximum Amount" means the maximum amount of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations.

         "Maximum Pledged Intercompany Note Amount" means an amount (on any date of determination, but adjusted quarterly as set forth below) equal to the lesser of (a) the aggregate principal amount (which such amount shall include accretion) of all outstanding and unpaid public and/or high yield indebtedness owed by all AMFM Entities and all SFX Entities, and (b) 14.5% of the Borrower's Consolidated Stockholders' Equity as reflected in the most recent audited balance sheet included in the Annual Shareholders' report of the Borrower, determined and changed as follows: Subsection (a) in this definition of Maximum Pledged Intercompany Note Amount will be determined and adjusted quarterly based on financial information delivered to the Administrative Agent and Lenders in accordance with the terms of Section 6.1 hereof, and subsection (b) in this definition of Maximum Pledged Intercompany Note Amount will be determined and adjusted annually based on financial information delivered to the Administrative Agent and Lenders in accordance with the terms of Section 6.2 hereof.

         "Moody's" means Moody's Investors Services, Inc.

         "More Group" means the More Group Plc, a company incorporated in England (number 309019) of 33 Golden Square, London, W1R 3PA.

         "More Group Credit Facility" means that certain unsecured multi-currency credit facility among Barclays Bank Plc, Bank of Scotland, A1B Group Plc, Svenska Handelsbank AB, Skandinaviska Engkilda Banken AB, The Chase Manhattan Bank (as Lenders, as such Lenders may be replaced from time to time) and More Group, as parent, borrower and guarantor, as such may be amended, modified, supplemented, refinanced or replaced from time to time, provided that after the Closing Date (a) no such action shall result in any term being materially more restrictive than the terms of the More Group Credit Facility documentation existing on the date hereof taken as a whole, and (b) no such action shall result in any change that is both material and adverse to the interests of the Lenders.

         "Multiemployer Plan" means, as to any Person, at any time, a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which such Person or any member of its Controlled Group is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

         "Necessary Authorization" means any license, permit, consent, approval or authorization from, or any filing or registration with, any governmental or other regulatory authority (including without limitation the FCC) necessary or appropriate to enable the Borrower or any Subsidiary to maintain and operate its business and properties.

         "Net Cash Proceeds" means, with respect to any sale, lease, transfer or disposition of any asset by any Person or the issuance of Institutional Debt or Equity by any Person (other than the net cash proceeds from the consolidation of any Restricted Subsidiary with another Restricted Subsidiary), the aggregate amount of cash Received by such Person in connection with such transaction minus reasonable fees, costs and expenses and related taxes.

         "Notice of Issuance" has the meaning ascribed to it in Section 2.16(b) hereof.

         "NRNZ" means NRNZ Holdings, Limited, a New Zealand corporation of which 33 1/3% of the outstanding Capital Stock is owned by the Borrower.

         "Obligations" means (a) all obligations of any nature (whether matured or unmatured, fixed or contingent, including the Reimbursement Obligations) of the Borrower or any Subsidiary to the Lenders or Bank Affiliates under the Loan Papers, as they may be amended from time to time, and

(b) all obligations of the Borrower or any Subsidiary for losses, damages, expenses or any other liabilities of any kind that any Lender or Bank Affiliate may suffer by reason of a breach by the Borrower or any Subsidiary of any obligation, covenant or undertaking with respect to any Loan Paper.

         "Operating Cash Flow" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and its Restricted Subsidiaries, the sum of (a) pre-tax net income (excluding therefrom (i) any items of extraordinary gain, including net gains on the sale of assets other than asset sales in the ordinary course of business, and (ii) any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business), plus (b) interest expense, depreciation and amortization (including amortization of film contracts), deferred and other non-cash charges, and minus (c) cash payments made or scheduled to be made with respect to film contracts. Operating Cash Flow shall be adjusted to exclude (i) any extraordinary non-cash items deducted from or included in the calculation of pre-tax net income and (ii) without duplication, any accrued but not paid income or loss from Investments. For purpose of calculation of Operating Cash Flow with respect to assets not owned at all times during the four fiscal quarters preceding the date of determination of Operating Cash Flow there shall be (i) included in Operating Cash Flow on a pro forma basis, the Operating Cash Flow of any assets acquired during any of such four fiscal quarters for the twelve month period preceding the date of determination, and (ii) excluded from Operating Cash Flow on a pro forma basis, the Operating Cash Flow of any assets disposed of during any of such four fiscal quarters for the twelve month period preceding the date of determination.

         "Operating Lease" means any operating lease, as defined in the Financial Accounting Standard Board Statement of Financial Accounting Standards No. 13, dated November, 1976 or otherwise in accordance with GAAP, with an initial or remaining noncancellable lease term in excess of one year.

         "Original Closing Date" means April 10, 1997.

         "Original Credit Agreement" shall have the meaning ascribed thereto in the BACKGROUND section at the beginning of this Agreement.

         "Participation" has the meaning ascribed to it in Section 11.6(c) hereof.

         "Payment Date" means the last day of the Interest Period for any LIBOR Advance or Bid Rate Advance.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" means, as applied to any Person:

         (a) any Lien in favor of the Administrative Agent on behalf of the Lenders to secure the Obligations hereunder;

         (b) (i) Liens for taxes not yet delinquent, (ii) Liens created by lease agreements to secure the payments of rental amounts and other sums not yet due thereunder, (iii) Liens on leasehold interests created by the lessor in favor of any mortgagee of the leased premises, and (iv) Liens for taxes, assessments, governmental charges, levies or claims that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

         (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

         (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation;

         (e) Easements, right-of-way and zoning restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person;

         (f) Liens created to secure the purchase price of property acquired by
(i) any Restricted Subsidiary, or created to secure Debt for Borrowed Money of the Restricted Subsidiaries permitted by Section 7.1(b) hereof in an amount not to exceed $50,000,000 in the aggregate outstanding at any time for all Restricted Subsidiaries and (ii) the Borrower, or created to secure Debt for Borrowed Money of the Borrower permitted by the first sentence of Section 7.1 hereof in an amount not to exceed $50,000,000 in the aggregate outstanding at any time, which, in the case of both (i) and (ii) foregoing, is incurred solely for the purpose of financing the acquisition of such assets and incurred at the time of acquisition, so long as (A) each such Lien shall at all times be confined solely to the asset or assets so acquired (and proceeds thereof and improvements and accessions thereto), and refinancings thereof, and (B) the amount of Debt for Borrowed Money related thereto is not increased (except for prepayment fees and expenses of such refinancing);

         (g) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that (i) such Person shall have established adequate reserves for such judgments or awards, (ii) such judgments or awards shall be fully insured and the insurer shall not have denied coverage, or (iii) such judgments or awards shall have been bonded to the satisfaction of the Determining Lenders;

         (h) Any Liens existing on the Closing Date which are described on
Schedule 1.3 hereto or permitted to exist under the terms of Section 7.2 hereof, and Liens resulting from the refinancing of the related Debt for Borrowed Money, provided that the Debt for Borrowed Money secured thereby shall not be increased and the Liens shall not cover additional assets (except improvements and accessions thereto) of the Borrower or any of its Restricted Subsidiaries; and

         (i) Liens securing acquired Debt for Borrowed Money permitted to exist under Section 7.1(e) hereof, but only to the extent that such Liens and Debt for Borrowed Money existed prior to the date of the related Acquisition (such Liens shall not cover additional assets, except improvements and accessions thereto), and provided that such Lien and such Debt for Borrowed Money were not incurred in anticipation of the consummation of such Acquisition.

         "Person" means an individual, corporation, partnership, trust or unincorporated organization, limited liability company, or a government or any agency or political subdivision thereof.

         "Plan" means an employee pension benefit plan as defined in Section 3(2) of ERISA (including a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained for the employees of the Borrower, its Subsidiaries or any member of their Controlled Group.

         "Pledged Intercompany Notes" means Intercompany Notes pledged to the Administrative Agent on behalf of the Lenders to secure the Obligations in accordance with the terms of Section 5.14 hereof, pursuant to documentation substantially in the form of Exhibit G hereto.

         "Prime Rate" means, at any time, the prime interest rate announced or published by the Administrative Agent from time to time as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Administrative Agent as its "prime rate;" it being understood that such rate may not be the lowest rate of interest charged by the Administrative Agent.

         "Quarterly Date" means March 31, June 30, September 30 and December 31, beginning June 30, 2000.

         "Received" means on any date of determination for any Person with respect to any sale or disposition, the actual cash amount in the possession of, under the control of, and at the disposal of, such Person from such sale or disposition, provided that, so long as there exists no Default, proceeds from any sale or disposition held in escrow by any "qualified intermediary" as defined in the Code for a period not in excess of 180 days, for the purpose of consummating a Like-Kind Exchange, which such proceeds are subsequently reinvested in like assets during the 180 day period in accordance with the Code, shall not be deemed to be Received by such Person unless (or until such time as) such proceeds are not held or reinvested in accordance with the Code in order to effectuate a Like-Kind Exchange.

         "Refinancing Advance" means any Advance which is used to pay the principal amount (or any portion thereof) of a LIBOR Advance, Base Rate Advance or Bid Rate Advance at the end of its Interest Period and which, after giving effect to such application, does not result in an increase in the aggregate amount of outstanding LIBOR Advances, Base Rate Advances or Bid Rate Advances at the time of the Refinancing Advance.

         "Regulatory Modification" has the meaning set forth in Section 9.5 hereof.

         "Regulatory Modification Retroactive Effective Date" has the meaning set forth in Section 9.5 hereof.

         "Regulatory Modification Set Date" has the meaning set forth in Section
9.5 hereof.

         "Reimbursement Obligations" means, in respect of any Letters of Credit as at any date of determination, the maximum aggregate amount which is then available to be drawn under such Letter of Credit (whether the conditions to drawing thereunder have been met) plus any unreimbursed amounts under Letters of Credit.

         "Release Date" means the date on which the notes have been paid, all other Obligations due and owing have been paid and performed in full, and the Commitment has been terminated.

         "Reportable Event" has the meaning set forth in Title IV of ERISA.

         "Restricted Subsidiary" means any Subsidiary of Borrower which is not an Unrestricted Subsidiary, including, without limitation, ARN and NRNZ, provided that, upon the acquisition by the Borrower of the AMFM Entities and the SFX Entities, such Persons shall not be "Restricted Subsidiaries" under the terms of this document until, in each case, one Business Day has elapsed after their respective acquisitions by the Borrower, at which time each of the AMFM Entities and each of the SFX Entities, respectively, shall each be included as a "Restricted Subsidiary" under this Agreement and the Loan Papers.

         "Revolving Credit Advance" means an Advance made pursuant to Section 2.1(a) hereof.

         "Revolving Credit Note" means any promissory note of the Borrower evidencing Revolving Credit Advances hereunder, substantially in the form of Exhibit A hereto, together with any extension, renewal or amendment thereof or substitution therefor.

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., a New York corporation.

         "SFX" means SFX Entertainment, Inc.

         "SFX Acquisition" means the acquisition by the Borrower of SFX and its direct and indirect subsidiaries in accordance with the terms of the SFX Acquisition Documentation.

         "SFX Acquisition Documentation" means that certain Agreement and Plan of Merger, dated as of February 28, 2000, among the Borrower, SFX and CCU II Merger Sub, Inc., and all related documentation in effect on May 1, 2000.

         "SFX Entities" means SFX and all of its direct and indirect subsidiaries that are Restricted Subsidiaries at the time of determination.

         "SFX Reduced Public Debt Permitted Amount" means an amount equal to $25,000,000.

         "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., or such other legal counsel as the Administrative Agent may select.

         "Specified Percentage" means, as to any Lender, the percentage indicated beside its name on Schedule 1.4 hereto, or if applicable, specified in its most recent Assignment Agreement or in any amendment hereof.

         "Subsidiary" means (a) any corporation of which 50% or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class of securities of such corporation to exercise such voting power by reason of the happening of any contingency, is at the time owned by the Borrower, directly or through one or more intermediaries, and (b) any other entity which is Controlled or then capable of being Controlled by the Borrower, directly or through one or more intermediaries, whether a Restricted Subsidiary or Unrestricted Subsidiary.

         "Termination Event" means, with respect to the Borrower, any of its Subsidiaries or any Plan, (a) a Reportable Event, (b) the withdrawal from a Plan during a Plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan or appoint a trustee to administer a Plan, (e) the failure to comply with the minimum funding requirements of ERISA with respect to any Plan, or (f) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "$3B Credit Facility" means that certain credit agreement to be entered into among the Borrower, Bank of America, N.A., as administrative agent thereunder, The Chase Manhattan Bank, as syndication agent thereunder and the other lenders named therein, as such agreement may be amended, restated, substituted, increased or replaced from time to time.

         "Total Debt" means, as of any date of determination, determined for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum (without duplication) of (a) all principal and interest owing under the Loan Papers and (b) all other Debt for Borrowed Money.

         "Universal $325 Million 9.75% Bonds" means those certain $325 million in 9.75% bonds of Universal Outdoor Holdings, Inc. maturing October 15, 2006.

         "Unrestricted Subsidiary" means those Subsidiaries designated as Unrestricted Subsidiaries on Schedule 4.1(a) hereto, any entity acquired as an Acquisition after the Closing Date unless such Investment is designated as a Restricted Subsidiary by Borrower prior to the completion of such Acquisition, or by complying with the terms and provisions of Section 5.12(a) hereof. An Unrestricted Subsidiary may become a Restricted Subsidiary and subject to the provisions hereof by Borrower's designation thereof in accordance with the terms and provisions of Section 5.12(b), as applicable.

         "Weighted Average Life to Maturity" means, as of the date of determination, with respect to any debt instrument, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such debt instrument by the amount of such principal payment by (ii) the sum of all such principal payments.

         "Year 2000 Problem" means the risk that computer applications and devices containing imbedded computer chips used by the Borrower or any of its Subsidiaries (or their respective customers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999.

         Section 1.2 Amendments and Renewals. Each definition of an agreement in this Article 1 shall include such agreement as amended to date, and as amended or renewed from time to time in accordance with its terms, but only with the prior written consent of the Determining Lenders.

         Section 1.3 Construction. The terms defined in this Article 1 (except as otherwise expressly provided in this Agreement) for all purposes shall have the meanings set forth in Section 1.1 hereof, and the singular shall include the plural, and vice versa, unless otherwise specifically required by the context. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, unless otherwise expressly stated herein. To the extent that a material change in GAAP occurs after the Closing Date, the Borrower and Lenders agree to negotiate in good faith to effect conforming changes to the financial covenants set forth in Article 7 hereof.

                                    ARTICLE 2

                                    Advances

         Section 2.1 The Advances.

         (a) Revolving Credit Advances. Each Lender severally agrees, upon the terms and subject to the conditions of this Agreement, to make Revolving Credit Advances to the Borrower from time to time up to and including the Maturity Date in an aggregate amount not to exceed its Specified Percentage of the Commitment less its Specified Percentage of the Reimbursement Obligations then outstanding (assuming compliance with all conditions to drawing) for the purposes set forth in Section 5.9 hereof. Subject to Section 2.8 hereof, Advances may be repaid and then reborrowed. Any Revolving Credit Advance shall, at the option of the Borrower as provided in Section 2.2 hereof (and, in the case of LIBOR Advances, subject to availability and to the provisions of Article 9 hereof), be made as a Base Rate Advance or a LIBOR Advance; provided that there shall not be outstanding to any Lender, at any one time, more than ten LIBOR Advances. Notwithstanding any provision in any Loan Paper to the contrary, in no event shall the principal amount of all outstanding Revolving Credit Advances, Bid Rate Advances and Reimbursement Obligations plus the principal amount of Debt for Borrowed Money guaranteed by the Borrower pursuant to the Bank of America Guaranty exceed the Commitment. On the Maturity Date unless sooner paid as provided herein, the outstanding Revolving Credit Advances shall be repaid in full.

         (b) Bid Rate Advances. Each Lender may, in its sole discretion and on the terms and conditions set forth in this Agreement, make Bid Rate Advances to the Borrower from time to time in an aggregate amount not in excess of the difference between (i) the Commitment minus (ii) the sum of (A) the aggregate outstanding principal amount for all Revolving Credit Advances, plus (B) the aggregate outstanding principal amount of all Bid Rate Advances, plus (C) the amount of all Reimbursement Obligations, plus (D) the principal amount of Debt for Borrowed Money guaranteed by the Borrower pursuant to the Bank of America Guaranty. Notwithstanding anything in the preceding sentence to the contrary, Bid Rate Advances may not exceed $750,000,000 in the aggregate at any time. Each Bid Rate Advance shall be for a period for not less than 7 days and not more than 90 days. The Borrower may not request any Bid Rate Advances unless the Index Debt Rating is the following or better: BBB- from S&P or Baa3 from Moody's. Bid Rate Advances may not be prepaid without the prior written consent of the Lender making such Bid Rate Advances.

         Section 2.2 Manner of Borrowing and Disbursement.

         (a) In the case of Base Rate Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Agent at least one Business Days' irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a Base Rate Advance hereunder. Notice shall be given to the Administrative Agent prior to 11:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. Such notice of borrowing shall specify the requested funding date, which shall be a Business Day, and the amount of the proposed aggregate Base Rate Advances to be made by Lenders.

         (b) In the case of LIBOR Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Agent at least three Business Days' irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a LIBOR Advance hereunder. Notice shall be given to the Administrative Agent prior to 11:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. LIBOR Advances shall in all cases be subject to availability and to Article 9 hereof. For LIBOR Advances, the notice of borrowing shall specify the requested funding date, which shall be a Business Day, the amount of the proposed aggregate LIBOR Advances to be made by Lenders and the Interest Period selected by the Borrower, provided that no such Interest Period shall extend past the Maturity Date or prohibit or impair the Borrower's ability to comply with Section 2.8 hereof.

         (c) Subject to Sections 2.1 and 2.9 hereof, at least three Business Days prior to each Payment Date for a LIBOR Advance, the Borrower, through an Authorized Signatory, shall give the Administrative Agent irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), specifying whether all or a portion of such LIBOR Advance outstanding on the Payment Date (i) is to be repaid and then reborrowed in whole or in part as a LIBOR Advance, (ii) is to be repaid and then reborrowed in whole or in part as a Base Rate Advance, or (iii) is to be repaid and not reborrowed; provided, however, notwithstanding anything in this Agreement to the contrary, if on any Payment Date a Default shall exist, such LIBOR Advance may only be reborrowed as a Base Rate Advance. Upon such Payment Date, such LIBOR Advance shall, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

         (d) Subject to Sections 2.1 and 2.9 hereof, upon at least one Business Day irrevocable prior written notice (or three Business Days if the Borrower wishes to reborrow a LIBOR Advance), through an Authorized Signatory, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), the Borrower may repay a Base Rate Advance, and (i) reborrow all or a portion of the principal amount thereof as a Base Rate Advance, (ii) reborrow all or a portion of the principal amount thereof as one or more LIBOR Advances, or (iii) not reborrow all or any portion of such Base Rate Advance.

         (e) The aggregate amount of Base Rate Advances to be made by the Lenders on any day shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $100,000; provided, however, that such amount may equal the unused amount of the Commitment. The aggregate amount of LIBOR Advances having the same Interest Period and to be made by the Lenders on any day shall be in a principal amount which is at least $5,000,000 and which is an integral multiple of $100,000.

         (f) The Administrative Agent shall promptly notify the Lenders of each notice (other than with respect to a Bid Rate Advance) received from the Borrower pursuant to this Section. Failure of the Borrower to give any notice in accordance with Section 2.2(c) hereof shall result in a repayment of any such existing LIBOR Advance on the applicable Payment Date by a Refinancing Advance which is a Base Rate Advance. Each Lender shall, not later than noon, Dallas, Texas time, on the date of any Revolving Credit Advance that is not a Refinancing Advance, deliver to the Administrative Agent, at its address set forth herein, such Lender's Specified Percentage of such Revolving Credit Advance in immediately available funds in accordance with the Administrative Agent's instructions. Prior to 2:00 p.m., Dallas, Texas time, on the date of any Revolving Credit Advance hereunder, the Administrative Agent shall, subject to satisfaction of the conditions set forth in Article 3, disburse the amounts made available to the Administrative Agent by the Lenders by (i) transferring such amounts by wire transfer pursuant to the Borrower's instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of the Borrower maintained with the Administrative Agent. All Revolving Credit Advances shall be made by each Lender according to its Specified Percentage. No Lender shall be relieved of its obligation to fund its Specified Percentage of any Revolving Credit Advance notwithstanding the fact that at any time the aggregate outstanding principal amount of all Bid Rate Advances made by such Lender exceed its Specified Percentage of the Commitment.

         (g) Bid Rate Advances

             (i) In the case of Bid Rate Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Agent (which shall promptly notify the Lenders) prior to 12:00 noon, Dallas, Texas time, at least one Business Day prior to the proposed borrowing, irrevocable written notice of its intention to borrow a Bid Rate Advance. Each Bid Rate Advance request shall be subject to a non-refundable $500.00 processing fee payable to the Administrative Agent by the Borrower regardless of whether such Bid Rate Advance is funded. Such notice of borrowing shall specify (i) the requested funding date, which shall be a Business Day, (ii) the aggregate amount of the proposed Bid Rate Advances, (iii) the Interest Period selected by the Borrower, provided that no Interest Period shall extend past the Maturity Date and (iv) any other terms applicable thereto.

             (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Bid Rate Advances to the Borrower as part of such proposed borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by making a written quote to the Administrative Agent (which shall give prompt notice thereof to the Borrower) before 9:30 a.m., Dallas, Texas time, on the date of such proposed borrowing, setting forth the minimum amount and maximum amount of each Bid Rate Advance which such Lender would be willing to make as part of the proposed borrowing (which amounts may exceed such Lender's Specified Percentage of the Commitment) and the rate or rates of interest therefor and the Interest Period therefor. If Bank of America, N.A. elects to offer to make one or more Bid Rate Advances, it shall deliver its written quote with respect to the proposed borrowing to the Borrower prior to the Administrative Agent's receipt of any other Lender's written quote for such proposed borrowing. The Administrative Agent shall notify the Borrower of each written quote provided by each Lender with respect to the proposed borrowing before 10:00 a.m., Dallas, Texas, on the date of such proposed borrowing. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent before 9:30 a.m., Dallas, Texas time, on the date of such proposed borrowing, and such Lender shall not make any Bid Rate Advance as part of such borrowing. If any Lender shall fail to respond to the Administrative Agent by such time, such Lender shall be deemed to have elected not to make an offer.

             (iii) The Borrower shall, in turn, before 10:30 a.m., Dallas, Texas time, on the date of such proposed borrowing either

                   (A) cancel such proposed borrowing by giving the
             Administrative Agent notice to that effect, or

                   (B) accept one or more of the offers made by any Lender or
             Lenders pursuant to clause (ii) above, in its sole discretion, by giving notice to the Administrative Agent of the amount of each Bid Rate Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, for which notification was given to the Borrower by the Administrative Agent on behalf of such Lender for such Bid Rate Advance pursuant to clause (ii) above) to be made by each Lender as part of such borrowing, and reject any remaining offers made by the Lenders pursuant to clause (ii) above by giving the Administrative Agent notice to that effect.

             (iv) If the Borrower notifies the Administrative Agent that such proposed borrowing is canceled pursuant to clause (iii)(A) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such borrowing shall not be made.

             (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to clause (iii)(B) above, the Administrative Agent shall in turn promptly notify each Lender of the date, rate of interest, and amount of each Bid Rate Advance and the Lender making such Advance.

         Section 2.3 Interest.

         (a) On Base Rate Advances.

             (i) The Borrower shall pay interest on the outstanding unpaid principal amount of each Base Rate Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) or repaid, at a simple interest rate per annum equal to the Base Rate Basis as in effect from time to time, provided that interest on Base Rate Advances shall not exceed the Maximum Amount. If at any time the Base Rate Basis would exceed the Highest Lawful Rate, interest payable on Base Rate Advances shall be limited to the Highest Lawful Rate, but the Base Rate Basis shall not thereafter be reduced below the Highest Lawful Rate until the total amount of interest accrued on such Advances equals the amount of interest that would have accrued if the Base Rate Basis had been in effect at all times.

             (ii) Interest on each Base Rate Advance shall be computed on the basis of a year of 365 or 366 days, as applicable, for the number of days actually elapsed, and shall be payable in arrears on each Quarterly Date and on the Maturity Date.

         (b) On LIBOR Advances.

             (i) The Borrower shall pay interest on the unpaid principal amount of each LIBOR Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) or repaid, at a rate per annum equal to the LIBOR Basis for such Advance. The Administrative Agent, whose determination shall be conclusive, shall determine the LIBOR Basis on the second Business Day prior to the applicable funding date and shall notify the Borrower and the Lenders of such LIBOR Basis.

             (ii) Subject to Section 11.9 hereof, interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the applicable Payment Date and on the Maturity Date; provided, however, that if the Interest Period for such Advance exceeds three months, interest shall also be due and payable in arrears on each Quarterly Date during such Interest Period.

         (c) On Bid Rate Advances. The Borrower shall pay interest on the outstanding unpaid principal amount of each Bid Rate Advance at a per annum rate equal to the interest rate agreed to by the Borrower and the Lender making such Bid Rate Advance pursuant to Section 2.2(g) hereof. Interest on each Bid Rate Advance shall be computed and shall be payable at such times as agreed upon between the Borrower and the Lender making such Advance pursuant to Section 2.2(g) hereof.

         (d) Interest if No Notice of Selection of LIBOR Basis or Interest Period. If the Borrower fails to give the Administrative Agent timely notice of its selection of a LIBOR Basis for a LIBOR Advance, or if for any reason a determination of a LIBOR Basis for any Advance is not timely concluded due to the fault of the Borrower, the Base Rate Basis shall apply to the applicable Advance. If the Borrower fails to give the Administrative Agent timely notice of its selection of an Interest Period for a LIBOR Advance, a one-month Interest Period shall apply to the applicable Advance.

         (e) Interest After an Event of Default. (i) After an Event of Default (other than an Event of Default specified in Section 8.1(f) or (g) hereof) and during any continuance thereof, at the option of Determining Lenders, and (ii) after an Event of Default specified in Section 8.1(f) or (g) hereof and during any continuance thereof, automatically and without any action by the Administrative Agent or any Lender, the Obligations shall bear interest at a rate per annum equal to the Default Rate. Such interest shall be payable on the earlier of demand, the Maturity Date or upon the occurrence of an Event of Default specified in Section 8.1(f) or 8.1(g) hereof, immediately, and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Determining Lenders) of the applicable Event of Default, (ii) agreement by the Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to accelerate the maturity of the Advances, to exercise any other rights or remedies under the Loan Papers, or to give notice to the Borrower of the decision to charge interest at the Default Rate. The Lenders will undertake to notify the Borrower, after the effective date, of the decision to charge interest at the Default Rate, but any failure to do so will not affect the application of such rate.

         Section 2.4 Fees.

         (a) Commitment Fee. Subject to Section 11.9 hereof, the Borrower agrees to pay to the Administrative Agent, for the ratable account of the Lenders, a commitment fee on the daily average unborrowed balance of the Commitment based on the following schedule:


                                                                                      Per Annum
                             Applicability                                           Percentage
                             -------------                                           ----------

(i)      If the Leverage Ratio is not less than 4.5 to 1                               0.2500

(ii)     If the Leverage Ratio is less than 4.5 to 1 but is                            0.1875
         not less than 3.5 to 1

(iii)    If the Leverage Ratio is less than 3.5 to 1                                   0.1250

         The commitment fee shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as tested by the Leverage Ratio. Except as set forth in the last sentence hereof, any such increase or reduction in such fee shall be effective on the third Business Day following the date of receipt of the applicable financial statements. If financial statements of the Borrower setting forth the Leverage Ratio are not received by the Administrative Agent by the date required pursuant to Section 6.1 hereof, the commitment fee shall be determined as if the Leverage Ratio is not less than 4.5 to 1 until such time as such financial statements are received. For the last fiscal quarter of any fiscal year of the Borrower, the Borrower may provide its unaudited financial statements, subject only to year-end adjustments, for the purpose of adjusting the commitment fee. Notwithstanding anything above to the contrary, if the compliance certificate required to be delivered pursuant to Section 7.5(b) hereof, prior to any proposed acquisition, indicates that the Leverage Ratio after giving effect to the proposed acquisition would result in an adjustment of the commitment fee, such fee shall be increased or decreased, as the case may be, as of the date of such acquisition.

         The commitment fee shall be (i) payable in arrears on each Quarterly Date and the Maturity Date, fully earned when due and, subject to Section 11.9 hereof, nonrefundable when paid and (ii) subject to Section 11.9 hereof, computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed. For purposes of calculating the commitment fee only, (i) undrawn portions of Letters of Credit outstanding from time to time will reduce the unused portion of the Commitment and (ii) outstanding Bid Rate Advances shall not reduce the unused portion of the Commitment.

         (b) Administrative Fee. Subject to Section 11.9 hereof, the Borrower agrees to pay to the Administrative Agent, for its account and not the account of the Lenders, a quarterly administrative fee as provided in a fee letter between the Borrower and the Administrative Agent.

         Section 2.5 Prepayment.

         (a) Voluntary Prepayments. The principal amount of any Base Rate Advance may be prepaid in full or in part at any time, without penalty and, upon two Business Days' prior telephonic notice (to be promptly followed by written notice), and any LIBOR Advance may be prepaid, subject to the penultimate sentence of this Section upon three Business Days' prior telephonic notice (to be promptly followed by written notice) by an Authorized Signatory to the Administrative Agent. LIBOR Advances may be voluntarily prepaid only so long as the Borrower concurrently reimburses the Lenders in accordance with Section 2.9 hereof. Any notice of prepayment shall be irrevocable.

         (b) Mandatory Prepayment. On or before the date of any reduction of the Commitment, the Borrower shall prepay applicable outstanding Advances in an amount necessary to reduce the sum of outstanding Advances and Reimbursement Obligations to an amount less than or equal to the Commitment as so reduced. The Borrower shall first prepay all Base Rate Advances, shall thereafter prepay LIBOR Advances, and finally prepay Bid Rate Advances. To the extent that any prepayment requires that a LIBOR Advance be repaid on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with Section 2.9 hereof.

         (c) Prepayments from Sales of Assets and Equity. Concurrently with the receipt of Net Cash Proceeds from the sale or disposition by the Borrower, any Restricted Subsidiary, or if Eller becomes an Unrestricted Subsidiary, Eller, of
(i) any (A) asset in which the Net Cash Proceeds from the sale or disposition thereof exceeds $100,000 and (B) assets sold or disposed of during any fiscal year in which the aggregate Net Cash Proceeds previously received during such fiscal year from sales or dispositions of all assets exceeds $1,000,000, the Borrower shall first prepay all Base Rate Advances, shall thereafter prepay LIBOR Advances, and finally prepay Bid Rate Advances in a principal amount equal to (y) in the case of clause (A) above, all Net Cash Proceeds from such sale or disposition and (z) in the case of clause (B) above, the amount that the aggregate Net Cash Proceeds received during any such fiscal year exceeds $1,000,000, or (ii) any Equity, the Borrower shall prepay Advances in the same order as provided in clause (i) above, in a principal amount by which 50% of the aggregate Net Cash Proceeds in excess of $200,000,000 are received by the Borrower and its Restricted Subsidiaries after the Original Closing Date from the sale or disposition of Equity.

         (d) Prepayments from Issuance of Institutional Debt. Concurrently with the receipt of Net Cash Proceeds from the issuance of Institutional Debt by the Borrower, the Borrower shall prepay first all Base Rate Advances, shall thereafter prepay LIBOR Advances, and finally prepay Bid Rate Advances in a principal amount equal to such Net Cash Proceeds.

         (e) Prepayments, Generally. Any prepayment of an Advance shall be accompanied by interest accrued on the principal amount being prepaid. Any voluntary partial prepayment of a Base Rate Advance shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $100,000. Any voluntary partial prepayment of a LIBOR Advance shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $100,000, and to the extent that any prepayment of a LIBOR Advance is made on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with Section 2.9 hereof. Following the Amortization Date, prepayments shall be applied to the mandatory reductions of the Commitment pursuant to Section 2.6(c) and (d) hereof, and the related repayments, pro rata, in inverse order. No prepayment or repayment pursuant to this Section 2.5 or otherwise shall affect the automatic reductions in the Commitment pursuant to Sections 2.6(c) and 2.6(d) hereof, until the Commitment has been reduced to zero.

         Section 2.6 Reduction and Change of Commitment.

         (a) Voluntary Reduction. The Borrower shall have the right, upon not less than 3 Business Days' notice (provided no notice shall be required for a termination in whole of the Commitment) by an Authorized Signatory to the Administrative Agent (if telephonic, to be confirmed by telex or in writing on or before the date of reduction or termination), which shall promptly notify the Lenders, to terminate or reduce the Commitment, in whole or in part. Each partial termination shall be in an aggregate amount which is at least $5,000,000 and which is an integral multiple of $100,000, and no voluntary reduction in the Commitment shall cause any LIBOR Advance to be repaid prior to the last day of its Interest Period. Notwithstanding anything herein to the contrary, in no event shall the Borrower have the right to reduce the Commitment to an amount less than the aggregate outstanding Reimbursement Obligations.

         (b) Mandatory Reduction. The Commitment shall be automatically reduced
(i) by the amount of any amount prepaid or required to be prepaid pursuant to
Section 2.5(b) hereof, (ii) if a Default or Event of Default exists or would exist as a result of the sale or disposition of assets, by the amount of aggregate Net Cash Proceeds received by the Borrower and its Subsidiaries after the Closing Date from the sale and disposition of assets referred to in Section 2.5(c) hereof and which are required to be used to prepay Advances as provided therein, (iii) if a Default or Event of Default exists, by the amount of aggregate Net Cash Proceeds received by the Borrower and its Subsidiaries after the Closing Date from the sale or disposition of Equity referred to in Section 2.5(c) hereof, and (iv) if a Default or Event or Default exists or would exist as a result of the issuance of Institutional

Debt, by the amount of any amount prepaid or required to be prepaid pursuant to
Section 2.5(d) hereof. Notwithstanding anything herein to the contrary, in no event shall the Borrower reduce the Commitment to an amount less than the aggregate outstanding Reimbursement Obligations.

         (c) Amortization. The Commitment shall be automatically and permanently reduced on each date set forth below until the Commitment has been reduced to zero:


Period                                Reduction Amount
------                                ----------------

September 30, 2000                      $ 43,750,000

December 31, 2000                       $ 43,750,000

March 31, 2001                          $ 54,687,500

June 30, 2001                           $ 54,687,500

September 30, 2001                      $ 54,687,500

December 31, 2001                       $ 54,687,500

March 31, 2002                          $ 76,562,500

June 30, 2002                           $ 76,562,500

September 30, 2002                      $ 76,562,500

December 31, 2002                       $ 76,562,500

March 31, 2003                          $109,375,000

June 30, 2003                           $109,375,000

September 30, 2003                      $109,375,000

December 31, 2003                       $109,375,000

March 31, 2004                          $109,375,000

June 30, 2004                           $109,375,000

September 30, 2004                      $109,375,000

December 31, 2004                       $109,375,000

March 31, 2005                          $131,250,000

June 30, 2005                           $131,250,000

         (d) Commitment Reduction and Termination. The Commitment shall be automatically and immediately reduced to zero and terminated on the Maturity Date.

         (e) General Requirements. Upon any reduction of the Commitment pursuant to this Section 2.6, the Borrower shall immediately make a repayment of applicable Advances in accordance with Section 2.5 hereof. The Borrower shall reimburse each Lender for any loss or out-of-pocket expense incurred by each Lender in connection with any such payment, as set forth in Section 2.9 hereof. The Borrower shall not have any right to rescind any termination or reduction. Once reduced, the Commitment may not be increased or reinstated.

         Section 2.7 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender prior to the date of any proposed Revolving Credit Advance (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Revolving Credit Advance available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand, from the Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was available to the Borrower and ending on (but excluding) the date the Administrative Agent receives such amount from the Lender, with interest thereon if paid by such Lender, at a per annum rate equal to the Federal Funds Rate, and if paid by the Borrower, at the applicable Base Rate Basis. No Lender shall be liable for any other Lender's failure to fund a Revolving Credit Advance hereunder.

         Section 2.8 Payment of Principal of Advances. The Borrower agrees to pay the principal amount of the Advances to the Administrative Agent for the account of the Lenders as follows:

         (a) End of Interest Period. The principal amount of each LIBOR Advance and Bid Rate Advance hereunder shall be due and payable on its Payment Date, which principal payment may be made by means of a Refinancing Advance.

         (b) Commitment Reduction. On the date of reduction of the Commitment pursuant to Section 2.6 hereof, including the Maturity Date, the aggregate amount of the Advances outstanding on such date of reduction in excess of the Commitment as reduced minus all outstanding Reimbursement Obligations shall be due and payable, which principal payment may not be made by means of Refinancing Advances.

         (c) Maturity Date. The principal amount of the Advances, all accrued interest and fees thereon, and all other Obligations, shall be due and payable in full on the Maturity Date.

         Section 2.9 Reimbursement. Whenever any Lender shall sustain or incur any losses or reasonable out-of-pocket expenses in connection with (a) failure by the Borrower to borrow any LIBOR Advance or Bid Rate Advance which is at a fixed rate after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), or (b) any prepayment for any reason of any LIBOR Advance in whole or in part (including a prepayment pursuant to Sections 2.5(c), 2.5(d) and 9.3(b) hereof), the Borrower agrees to pay to any such Lender, upon its demand, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, calculated in its usual fashion, absent manifest error, shall be binding and conclusive. Such losses shall include, without limiting the generality of the foregoing, lost profits and reasonable expenses incurred by such Lender in connection with the re-employment of funds prepaid, repaid, converted or not borrowed, converted or paid, as the case may be. Upon request of the Borrower, such Lender shall provide a certificate setting forth the amount to be paid to it by the Borrower hereunder and calculations therefor.

         Section 2.10 Manner of Payment.

         (a) Each payment (including prepayments) by the Borrower of the principal of or interest on the Advances, fees, and any other amount owed under this Agreement or any other Loan Paper shall be made not later than 1:00 p.m. (Dallas, Texas time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's office, in lawful money of the United States of America constituting immediately available funds.

         (b) If any payment under this Agreement or any other Loan Paper shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, unless such Business Day falls in another calendar month, in which case payment shall be made on the preceding Business Day. Any extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

         (c) The Borrower agrees to pay principal, interest, fees and all other amounts due under the Loan Papers without deduction for set-off or counterclaim or any deduction whatsoever.

         (d) Each payment by the Borrower in respect of obligations relating to the Revolving Credit Advance and the Letters of Credit (whether for principal, interest, fees or otherwise) shall be made to the Administrative Agent for the account of the Lenders pro rata in accordance with their respective Specified Percentages. Each payment by the Borrower in respect of obligations related to Bid Rate Advances (whether for principal, interest, fees or otherwise) shall be made to the Administrative Agent for the account of each Lender holding such Bid Rate Advance. Notwithstanding anything in this Section 2.10(d) or any other provision of this Agreement or any other Loan Paper to the contrary, any payment by the Borrower in respect of any Advances after acceleration of the Advances pursuant to Section 8.2 or any monies received by the Administrative Agent as a result of the exercise of remedies under any Loan Papers after acceleration of the Advances pursuant to Section 8.2 shall be distributed pro rata to each Lender based on the percentage that the outstanding Advances and Reimbursement Obligations owed to such Lender bears to the aggregate Advances and Reimbursement Obligations owed to all Lenders after the payment of the Administrative Agent's expenses incurred on behalf of the Lenders then due and payable.

         Section 2.11 LIBOR Lending Offices. Each Lender's initial LIBOR Lending Office is set forth opposite its name in Schedule 1.2 attached hereto. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Advance to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of the Borrower for increased costs or expenses resulting solely from such designation or transfer (except any such transfer which is made by a Lender pursuant to Section 9.2 or 9.3 hereof, or otherwise for the purpose of complying with Applicable Law). Increased costs for expenses resulting from a change in law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

         Section 2.12 Sharing of Payments. Any Lender obtaining a payment (whether voluntary or involuntary, due to the exercise of any right of set-off, or otherwise) on account of its Revolving Credit Advances or Reimbursement Obligations in excess of its Specified Percentage of all payments made by the Borrower with respect to Revolving Credit Advances or Reimbursement Obligations shall purchase from each other Lender such participation in the Revolving Credit Advances or Reimbursement Obligations made by such other Lender as shall be necessary to cause such purchasing Lender to share the excess payment pro rata according to Specified Percentages with each other Lender which is not in default of its obligations hereunder with respect to such Revolving Credit Advance or Reimbursement Obligations; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest, provided, further that after an Event of Default, such payments will be shared pro rata among all Lenders based on the total amount of all Advances or Reimbursement Obligations outstanding. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section, to the fullest extent permitted by law, may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         Section 2.13 Calculation of LIBOR Rate. The provisions of this Agreement relating to calculation of the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a LIBOR Advance as it sees fit.

         Section 2.14 Booking Loans. Any Lender may make, carry or transfer Advances at, to or for the account of any of its branch offices or the office of any Affiliate.

         Section 2.15 Taxes.

         (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its overall net income, gross receipts, and capital and franchise taxes imposed on it (including interest and penalties imposed thereon), by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (x) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

         (b) In addition, the Borrower agrees to pay any and all stamp and documentary taxes and any and all other excise and property taxes, charges and similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Paper (hereinafter referred to as "Other Taxes").

         (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender or the Administrative Agent (as the case may be) and all liabilities (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted, other than penalties, additions to tax, interest and expenses arising as a result of gross negligence on the part of such Lender or the Administrative Agent, provided, however, that the Borrower shall have no obligation to indemnify such Lender or the Administrative Agent (i) unless notice has been given by such Lender or the Administrative Agent, as applicable, in a time sufficient to afford the Borrower, in good faith, a reasonable opportunity to contest such payment by such Lender or the Administrative Agent, provided such opportunity to contest exists under Applicable Law, and (ii) until such Lender or the Administrative Agent shall have delivered to the Borrower a certificate setting forth in reasonable detail the basis of the Borrower's obligation to indemnify such Lender or the Administrative Agent pursuant to this Section 2.15. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

         (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder, the Borrower will furnish to the Administrative Agent a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes, provided, however, that such certificate or opinion need only be given if: (i) the Borrower makes any payment from any account located outside the United States, or (ii) the payment is made by a payor that is not a United States Person. For purposes of this Section 2.15 the terms "United States" and "United States Person" shall have the meanings set forth in Section 7701 of the Code.

         (e) Each Lender which is not a United States Person hereby agrees that:

             (i) it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 11.6 after the Closing Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower through the Administrative Agent, with a copy to the Administrative Agent:

                  (A) if any lending office is located in the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"),

                  (B) if any lending office is located outside the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001").

         in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such lending office or lending offices under this Agreement free from withholding of United States Federal income tax;

                  (ii) if at any time such Lender changes its lending office or lending offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to the Borrower through the Administrative Agent, with a copy to the Administrative Agent, in replacement for the forms previously delivered by it hereunder:

                  (A) if such changed or additional lending office is located in the United States of America, two (2) accurate and complete signed originals of Form 4224; or

                  (B) otherwise, two (2) accurate and complete signed originals of Form 1001,

         in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Agreement free from withholding of United States Federal income tax;

                  (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in clause (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Lender and if the delivery of the same be lawful, deliver to the Borrower through the Administrative Agent with a copy to the Administrative Agent, two (2) accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Lender; and

                  (iv) it shall, promptly upon the request of the Borrower to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

         (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.15 shall survive the payment in full of principal and interest hereunder.

         (g) Any Lender claiming any additional amounts payable pursuant to this
Section 2.15 shall use its reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

         (h) Each Lender (and the Administrative Agent with respect to payments to the Administrative Agent for its own account) agrees that (i) it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from United States withholding taxes (whether available by treaty, existing administrative waiver, by virtue of the location of any Lender's lending office) and (ii) otherwise cooperate with the Borrower to minimize amounts payable by the Borrower under this Section 2.15; provided, however, the Lenders and the Administrative Agent shall not be obligated by reason of this Section 2.15(h) to contest the payment of any Taxes or Other Taxes or to disclose any information regarding its tax affairs or tax computations or reorder its tax or other affairs or tax or other planning.

         Section 2.16 Letters of Credit.

         (a) The Letter of Credit Facility. The Borrower may request the Issuing Bank, on the terms and conditions hereinafter set forth, to issue, and the Issuing Bank shall, if so requested, issue, letters of credit (such letters of credit together with the Existing Letters of Credit the "Letters of Credit") for the account of the Borrower from time to time on any Business Day from the date of the initial Advance until the Maturity Date in an aggregate maximum amount (assuming compliance with all conditions to drawing) not to exceed at any time outstanding the lesser of (i) $200,000,000 (the "Letter of Credit Facility"), and (ii) the difference of (A) the Commitment minus (B) the aggregate principal amount of Advances then outstanding. No Letter of Credit shall have an expiration date (including all rights of renewal) later than the earlier of (i) the Maturity Date or (ii) one year after the date of issuance thereof. Immediately upon the issuance of each Letter of Credit (or, with respect to the Existing Letters of Credit, upon satisfaction of the conditions set forth in Sections 3.1 and 3.2 of this Agreement), the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (i) such Lender's Specified Percentage of the Commitment times (ii) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.16(a), repay any Advances resulting from drawings thereunder pursuant to Section 2.16(c) and request the issuance of additional Letters of Credit under this Section 2.16(a). During the term of this Agreement, provided that no Default or Event of Default then exists and subject to the same conditions for the issuance of a Letter of Credit set forth in Section 3.2 hereof, the Issuing Bank may at the Borrower's option, automatically renew any expiring Letters of Credit for a period of time not to exceed the earlier of (x) five (5) days prior to the Maturity Date or (y) one year after the date of issuance thereof.

         (b) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 a.m. (Dallas time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the

Administrative Agent and each Lender prompt notice thereof by telex, telecopier or cable. Each Letter of Credit shall be issued upon notice given in accordance with the terms of any separate agreement between the Borrower and the Issuing Bank in form and substance reasonably satisfactory to the Borrower and the Issuing Bank providing for the issuance of Letters of Credit pursuant to this Agreement and containing terms and conditions not inconsistent with this Agreement (a "Letter of Credit Agreement"), provided that if any such terms and conditions are inconsistent with this Agreement, this Agreement shall control. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telex, telecopier or cable, specifying therein, the requested (A) date of such issuance (which shall be a Business Day), (B) maximum amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit, (E) form of such Letter of Credit and (F) such other information as shall be required pursuant to the relevant Letter of Credit Agreement. If the requested terms of such Letter of Credit are acceptable to the Issuing Bank in its reasonable discretion, the Issuing Bank shall, subject to this Section 2.16(b), upon fulfillment of the applicable conditions set forth in Article 3 hereof, make such Letter of Credit available to the Borrower at its office referred to in Section 11.1 or as otherwise agreed with the Borrower in connection with such issuance.

         (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Revolving Credit Advance, which shall bear interest at the applicable Base Rate Basis, in the amount of such draft (but without any requirement for compliance with the conditions set forth in Article 3 hereof). In the event that a drawing under any Letter of Credit is not reimbursed by the Borrower by 11:00 a.m. (Dallas time) on the first Business Day after such drawing, the Issuing Bank shall promptly notify Administrative Agent and each other Lender. Each such Lender shall, on the first Business Day following such notification, make an Revolving Credit Advance, which shall bear interest at the applicable Base Rate Basis, and shall be used to repay the applicable portion of the Issuing Bank's Revolving Credit Advance with respect to such Letter of Credit, in an amount equal to the amount of its participation in such drawing for application to reimburse the Issuing Bank (but without any requirement for compliance with the applicable conditions set forth in Article 3 hereof) and shall make available to the Administrative Agent for the account of the Issuing Bank, by deposit at the Administrative Agent's office, in same day funds, the amount of such Revolving Credit Advance. In the event that any Lender fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Revolving Credit Advance, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at a rate per annum equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate.

         (d) Increased Costs. If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by, or deposits in or for the account of, the Issuing Bank or any Lender or (ii) impose on the Issuing Bank or any Lender any other condition regarding this Agreement or such Lender or any Letter of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be, in the reasonable opinion of the Issuing Bank or any Lender, to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit or to any Lender of purchasing any participation therein or making any Advance pursuant to Section 2.16(c) ("Increased Letter of Credit Costs"), then, upon demand by the Issuing Bank or such Lender, the Borrower shall, subject to
Section 11.9 hereof, pay to the Issuing Bank or such Lender, from time to time as specified by the Issuing Bank or such Lender, additional amounts that shall be sufficient to compensate the Issuing Bank or such Lender for such Increased Letter of Credit Costs. Notwithstanding the foregoing, any demand for Increased Letter of Credit Costs shall not include any Letter of Credit costs with respect to any period more than 180 days prior to the date that the Issuing Bank or any Lender gives notice to the Borrower of such Increased Letter of Credit Costs unless the effective date of the condition which results in the right to received Increased Letter of Credit Costs is retroactive (the "Increased Letter of Credit Costs Retroactive Effective Date"). If any Increased Letter of Credit Costs has an Increased Costs Letter of Credit Retroactive Effective Date and the Issuing Bank or any Lender demands compensation within 180 days after the date setting the Increased Letter of Credit Costs Effective Date (the "Increased Letter of Credit Costs Set Date"), the Issuing Bank or such Lender, as appropriate, shall have the right to receive such Increased Letter of Credit Costs from the Increased Letter of Credit Retroactive Effective Date. If the Issuing Bank or a Lender does not demand such Increased Letter of Credit Costs within 180 days after the Increased Letter of Credit Costs Set Date, the Issuing Bank or such Lender, as appropriate, may not receive payment of Increased Letter of Credit Costs with respect to any period more than 180 days prior to such demand. A certificate as to the amount of such increased cost, submitted to the Borrower by the Issuing Bank or such Lender, shall include in reasonable detail the basis for the demand for additional compensation and shall be conclusive and binding for all purposes, absent demonstrable error. The obligations of the Borrower under this Section 2.16(d) shall survive termination of this Agreement. The Issuing Bank or any Lender claiming any additional compensation under this
Section 2.16(d) shall use reasonable efforts (consistent with legal and regulatory restrictions) to reduce or eliminate any such additional compensation which may thereafter accrue and which efforts would not, in the sole discretion of the Issuing Bank or such Lender, be otherwise disadvantageous.

         (e) Obligations Absolute. The obligations of the Borrower under this Agreement with respect to any Letter of Credit, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit or any Advance pursuant to Section 2.16(c) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement, any other Loan Paper, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "L/C Related Documents");

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Revolving Credit Advance pursuant to Section 2.16(c) or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing

         Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;

                  (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, except to the extent that any payment by the Issuing Bank against any such statement or other document shall be as a result of the Issuing Bank's gross negligence or willful misconduct;

                  (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit, except for any payment made upon the Issuing Bank's gross negligence or willful misconduct;

                  (vi) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any Guaranty, for all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Revolving Credit Advance pursuant to Section 2.16(c); or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor, other than the Issuing's Bank gross negligence or wilful misconduct.

         (f) Compensation for Letters of Credit.

                  (i) Credit Fees. Subject to Section 11.9 hereof, the Borrower shall pay to the Administrative Agent for the account of each Lender a credit fee (which shall be payable quarterly in arrears on each Quarterly Date and on the Maturity Date) on the average daily amount available for drawing under all outstanding Letters of Credit (computed, subject to Section 11.9 hereof, on the basis of a 365-day year for the actual number of days elapsed) at the following per annum percentages, applicable in the following situations:


                        Applicability                            Percentage
                        -------------                            ----------

(i)      If the Leverage Ratio is not less than                    1.0000
         6.00 to 1

(ii)     If the Leverage Ratio is less than 6.00 to                0.8750
         1 but is not less than 5.75 to 1

(iii)    If the Leverage Ratio is less than 5.75 to                0.7500
         1 but is not less than 5.50 to 1

(iv)     If the Leverage Ratio is less than 5.50 to                0.6250
         1 but is not less than 5.00 to 1

(v)      If the Leverage Ratio is less than 5.00 to                0.5000
         1 but is not less than 4.50 to 1

(vi)     If the Leverage Ratio is less than 4.50 to 1              0.4000


                  (ii) Adjustment of Credit Fee. The credit fee payable in respect of the Letters of Credit shall be subject to reduction or increase, as applicable and as set forth in the table in (i) above, on a quarterly basis according to the performance of the Borrower as tested by the Leverage Ratio. Except as set forth in the last sentence hereof, any such increase or reduction in such fee shall be effective on the third Business Day following the date of receipt of the applicable financial statements. If financial statements of the Borrower setting forth the Leverage Ratio are not received by the Administrative Agent by the date required pursuant to Section 6.1 hereof, the fee payable in respect of the Letters of Credit shall be determined as if the Leverage Ratio is not less than 6.0 to 1 until such time as such financial statements are received. For the last fiscal quarter of any fiscal year of the Borrower, the Borrower may provide its unaudited financial statements, subject only to year-end adjustments, for the purpose of adjusting the Letter of Credit fee. Notwithstanding anything above to the contrary, if the compliance certificate required to be delivered pursuant to Section 7.5(b) hereof, prior to any proposed acquisition, indicates that the Leverage Ratio after giving effect to the proposed acquisition would result in an adjustment of the Letter of Credit fee, such fee shall be increased or decreased, as the case may be, as of the date of such acquisition.

                  (iii) Issuance Fee. Subject to Section 11.9 hereof, the Borrower shall pay to the Administrative Agent, for the sole account of the Issuing Bank, an issuance fee of $500 on the date of issuance of each Letter of Credit.

         (g) L/C Cash Collateral Account.

                  (i) Upon the occurrence of an Event of Default and demand by the Administrative Agent pursuant to Section 8.2(c), other than an Event of Default pursuant to Section 8.1(f) or 8.1(g) hereof upon which event the referenced sums will become immediately due and payable without further action by the Administrative Agent, the Borrower will promptly pay to the Administrative Agent in immediately available funds an amount equal to 100% of the maximum amount then available to be drawn under the Letters of Credit then outstanding. Any amounts so received by the Administrative Agent shall be deposited by the Administrative Agent in a deposit account maintained by the Issuing Bank (the "L/C Cash Collateral Account").

                  (ii) As security for the payment of all Reimbursement Obligations and for any other Obligations, the Borrower hereby grants, conveys, assigns, pledges, sets over and transfers to the Administrative Agent (for the benefit of the Issuing Bank and Lenders), and creates in the Administrative Agent's favor (for the benefit of the Issuing Bank and Lenders) a Lien in, all money, instruments and securities at any time held in or acquired in connection with the L/C Cash Collateral Account, together with all proceeds thereof. The L/C Cash Collateral Account shall be under the sole dominion and control of the Administrative Agent and the Borrower shall have no right to withdraw or to cause the Administrative Agent to withdraw any funds deposited in the L/C Cash Collateral Account except as otherwise provided in Section 2.16(g)(iii). At any time and from time to time, upon the Administrative Agent's request, the Borrower promptly shall execute and deliver any and all such further instruments and documents, including UCC financing statements, as may be necessary, appropriate or desirable in the Administrative Agent's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this paragraph (ii) and of the rights and powers herein granted. The Borrower shall not create or suffer to exist any Lien on any amounts or investments held in the L/C Cash Collateral Account other than the Lien granted under this paragraph (ii) and Liens arising by operation of Law and not by contract which secure amounts not yet due and payable.

                  (iii) The Administrative Agent shall (A) apply any funds in the L/C Cash Collateral Account on account of Reimbursement Obligations when the same become due and payable if and to the extent that the Borrower shall fail directly to pay such Reimbursement Obligations, (B) after the Maturity Date, apply any proceeds remaining in the L/C Cash Collateral Account first to pay any unpaid Obligations then outstanding hereunder and then to refund any remaining amount to the Borrower, and
         (C) provided no Default or Event of Default shall be in existence, return any funds in the L/C Cash Collateral Account to the Borrower.

                  (iv) The Borrower, no more than once in any calendar month, may direct the Administrative Agent to invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in (A) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof and (B) one or more other types of investments permitted by the Determining Lenders, in each case with such maturities as the Borrower, with the consent of the Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. In the absence of any such direction from the Borrower, the Administrative Agent shall invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in one or more types of investments with the consent of the Determining Lenders with such maturities as the Borrower, with the consent of the Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. All such investments shall be made in the Administrative Agent's name for the account of the Lenders. The Borrower recognizes that any losses or taxes with respect to such investments shall be borne solely by the Borrower, and the Borrower agrees to hold the Administrative Agent and the Lenders harmless from any and all such losses and taxes. Administrative Agent may liquidate any investment held in the L/C Cash Collateral Account in order to apply the proceeds of such investment on account of the Reimbursement Obligations (or on account of any other Obligation then due and payable, as the case may
         be) without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which the Borrower hereby agrees to reimburse the Administrative Agent) as a result of such application.

                  (v) The Borrower shall pay to the Administrative Agent the fees customarily charged by the Issuing Bank with respect to the maintenance of accounts similar to the L/C Cash Collateral Account in an amount not to exceed $1,000 in aggregate per calendar year.

                                    ARTICLE 3

                              Conditions Precedent

         Section 3.1 Conditions Precedent to Closing and the Initial Advance and the Letters of Credit. The obligation of each Lender to sign this Agreement and to make the initial Advance and the obligation of the Issuing Bank to issue the initial Letter of Credit is subject to receipt by the Administrative Agent of each of the following, in form and substance satisfactory to the Administrative Agent, with a copy (except for the notes) for each Lender:

         (a) a loan certificate of the Borrower certifying as to the accuracy of its representations and warranties in the Loan Papers, certifying that no Default or Material Adverse Effect, except as listed in Schedule 4.1(k) hereto, has occurred since the last financial statements delivered to the Lenders prior to the Closing Date with respect to the Borrower and its Subsidiaries on a consolidated basis, certifying the Borrower is in compliance with all covenants in the Agreement, and including a certificate of incumbency with respect to each Authorized Signatory, and including (i) a copy of the Articles of Incorporation of the Borrower, certified to be true, complete and correct by the secretary of state of its state of incorporation, (ii) a copy of the By-Laws of the Borrower, as in effect on the Closing Date (or a certification that there has been no change thereto from such form provided in connection with the Original Credit Agreement), (iii) a copy of the resolutions of the Borrower authorizing it to execute, deliver and perform this Agreement and the other Loan Papers to which it is a party, as applicable and (iv) a copy of a certificate of good standing and a certificate of existence for its state of incorporation and each state in which it is or should be qualified to do business;

         (b) a certificate of an officer of the Borrower acceptable to the Lenders, certifying that there have been no material changes with respect to (i) any of the matters certified pursuant to Section 3.1(b) of the Original Credit Agreement in connection with the Closing of the Original Credit Agreement to any Restricted Subsidiary that is a material Restricted Subsidiary (or if there have been any such changes, a description of such changes) and (ii) any of the material organizational documents and agreements with respect to any Restricted Subsidiary acquired by the Borrower or any Restricted Subsidiary after the date of the Original Credit Agreement (or if there have been any such changes, a description of such changes);

         (c) an affirmation of all other Loan Papers by the appropriate Person that executed such Loan Paper;

         (d) an opinion of counsel and of FCC counsel to the Borrower and its Restricted Subsidiaries addressed to the Lenders and in form and substance satisfactory to the Lenders, dated the Closing Date;

         (e) reimbursement for Administrative Agent for Special Counsel's reasonable fees and expenses rendered through the date hereof;

         (f) evidence that all corporate or organizational proceedings of the Borrower and its Restricted Subsidiaries taken in connection with the transactions contemplated by this Agreement and the other Loan Papers shall be reasonably satisfactory in form and substance to the Lenders and Special Counsel; and the Lenders shall have received copies of all documents or other evidence which the Administrative Agent, Special Counsel or any Lender may reasonably request in connection with such transactions;

         (g) copies of the following consolidated and consolidating financial statements for the Borrower and its Subsidiaries, as of and for the year ended December 31, 1999 (audited) and the fiscal quarter ending March 31, 2000: (i) consolidated and consolidating balance sheets as of the end of such period, and
(ii) consolidated and consolidating statements of income and changes in cash for such period; which financial statements shall set forth in comparative form figures for the corresponding periods in the previous fiscal year, all in reasonable detail and certified by an Authorized Signatory to the best of his knowledge to be complete and correct and prepared in accordance with GAAP (other than footnotes thereto), with the quarter ended March 31, 2000 financials subject to year-end adjustment;

         (h) in form and substance satisfactory to the Lenders and Special Counsel, such other documents, instruments and certificates as the Administrative Agent or any Lender may reasonably require in connection with the transactions contemplated hereby, including without limitation the status, organization or authority of the Borrower or any Restricted Subsidiary, and the enforceability of and security for the Obligation; and

         (i) there shall be no Default or Event of Default under any of the Loan Papers (except as waived or cured hereby), both before and after giving effect to the initial Advance under this Agreement.

         Section 3.2 Conditions Precedent to All Advances and Letters of Credit. The obligation of each Lender to make each Advance (including the initial Advance) and the obligation of the Issuing Bank to issue each Letter of Credit (including the initial Letter of Credit) hereunder is subject to fulfillment of the following conditions immediately prior to or contemporaneously with each such Advance or issuance:

         (a) With respect to Advances (other than Refinancing Advances that are Refinancing Advances of Revolving Credit Advances) and each issuance of a Letter of Credit, all of the representations and warranties of the Borrower under this Agreement, which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance or issuance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Advance or issuance;

         (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency delivered in the Borrower's loan certificate pursuant to Section 3.1(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent. The Lenders may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated on or before the date of such Advance or issuance, is received by the Administrative Agent from the Borrower prior to the making of such Advance or issuance;

         (c) There shall not exist a Default hereunder, with respect to Advances (other than Refinancing Advances that are Refinancing Advances of Revolving Credit Advances) and with respect to issuance of each Letter of Credit, or an Event of Default, with respect to any Refinancing Advance, and, with respect to each Advance (other than a Refinancing Advance that is a Refinancing Advances of a Revolving Credit Advance) and with respect to issuance of each Letter of Credit, the Administrative Agent shall have received written or telephonic certification thereof by an Authorized Signatory (which certification, if telephonic, shall be followed promptly by written certification);

         (d) The aggregate Advances and amount available for draws under Letters of Credit, after giving effect to such proposed Advance or Letter of Credit, shall not exceed the maximum principal amount then permitted to be outstanding hereunder;

         (e) The Administrative Agent shall have received all such other certificates, reports, statements or other documents as the Administrative Agent or any Lender may reasonably request; and

         (f) there shall be no Default or Event of Default under any of the Loan Papers both before and after giving effect to any Advance.

         Each request by the Borrower to the Administrative Agent or the Issuing Bank, as appropriate, for an Advance or the issuance of a Letter of Credit shall constitute a representation and warranty by the Borrower as of the date of the making of such Advance or the issuance of such Letter of Credit that all the conditions contained in this Section 3.2 have been satisfied.

                                    ARTICLE 4

                         Representations and Warranties

         Section 4.1 Representations and Warranties. The Borrower hereby represents and warrants to each Lender as follows:

         (a) Organization; Power; Qualification. As of the Closing Date, (i) the respective jurisdictions of incorporation or organization, as applicable, and percentage ownership by the Borrower or another Subsidiary of the Subsidiaries listed on Schedule 4.1(a) attached hereto are true and correct and (ii) all Subsidiaries other than Radio Data Group, Inc., are Restricted Subsidiaries except as otherwise allowed pursuant to Section 5.12 hereof. Each of the Borrower and its

Restricted Subsidiaries is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of its state of organization. Each of the Borrower and its Restricted Subsidiaries has the corporate or organizational power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each of the Borrower and its Restricted Subsidiaries is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

         (b) Authorization. The Borrower has corporate power and has taken all necessary corporate action to authorize it to borrow hereunder. Each of the Borrower and its Restricted Subsidiaries has corporate or organizational power and authority and has taken all necessary corporate or organizational action, as the case may be, to execute, deliver and perform the Loan Papers to which it is party in accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Paper has been duly executed and delivered by the Borrower or the Restricted Subsidiary executing it. Each of the Loan Papers to which the Borrower and its Restricted Subsidiaries are party is a legal, valid and binding respective obligation of the Borrower or the Restricted Subsidiary, as applicable, enforceable in accordance with its terms, subject, to enforcement of remedies, to the following qualifications: (i) equitable principles generally, and (ii) bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any Restricted Subsidiary).

         (c) Compliance with Other Loan Papers and Contemplated Transactions. The execution, delivery and performance by the Borrower and its Restricted Subsidiaries of the other Loan Papers to which they are respectively a party, and the consummation of the transactions contemplated thereby, do not and will not (i) require any consent or approval not already obtained, (ii) violate any Applicable Law, (iii) conflict with, result in a breach of, or constitute a default under the articles of incorporation or by-laws of the Borrower or any Restricted Subsidiary, or under any Necessary Authorization, indenture, agreement or other instrument, to which the Borrower or any Restricted Subsidiary is a party or by which they or their respective properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Restricted Subsidiary, except Permitted Liens.

         (d) Business. The Borrower and its Restricted Subsidiaries are engaged solely in the communications and media broadcasting business, entertainment, internet and activities related thereto (including, without limitation, radio and television broadcasting, print, productions, billboards, power transmission rentals and sales and real property rentals and sales, but only to the extent that such real property rentals and sales arise from the lease or sale of properties previously used by the Borrower or its Restricted Subsidiaries in the communications and media broadcasting business).

         (e) Licenses, etc. On the Closing Date, all Necessary Authorizations have been duly authorized and obtained, and are in full force and effect, and the Borrower and its Restricted Subsidiaries are in compliance in all material respects with all provisions thereof. On the Closing Date, no Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge or revocation. After the Closing Date, all Necessary Authorizations have been duly authorized and obtained, and are in full force and effect, and the Borrower and its Restricted Subsidiaries are in compliance with all provisions of such Necessary Authorizations, unless any such failure could not reasonably be expected to have a Material Adverse Effect. After the Closing Date, no Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge or revocation, unless such action could not reasonably be expected to have a Material Adverse Effect.

         (f) Compliance with Law. The Borrower and its Restricted Subsidiaries are in compliance with all Applicable Laws, the violation of which could reasonably be expected to have a Material Adverse Effect. On the Closing Date, the Borrower and its Restricted Subsidiaries have duly filed all reports, statements and filings that are required to be filed by any of them under the Communications Act, and are in compliance in all material respects therewith, including without limitation the rules and regulations of the FCC relating to the operation of television and radio stations. After the Closing Date, the Borrower and its Restricted Subsidiaries have duly and timely filed all reports, statements and filings that are required to be filed by any of them under the Communications Act, and are in compliance therewith, including without limitation the rules and regulations of the FCC relating to the operation of television and radio stations, except to the extent failure to file or failure to comply could not reasonably be expected to have a Material Adverse Effect. On the Closing Date, the Borrower and its Restricted Subsidiaries have obtained all appropriate approvals and consents of, and have made all filings with, the FCC in connection with the acquisition and ownership of each of their television and radio stations, and no Person has filed or submitted any document or instrument to the FCC challenging or contesting the FCC order approving any assignment of a FCC license to the Borrower or any of its Restricted Subsidiaries. After the Closing Date, the Borrower and its Restricted Subsidiaries have obtained all appropriate approvals and consents of, and have made all filings with, the FCC in connection with the acquisition and ownership of each of their television and radio stations, and no Person has filed or submitted any document or instrument to the FCC challenging or contesting the FCC order approving any assignment of a FCC license to the Borrower or any of its Restricted Subsidiaries, except to the extent that any such action could not reasonably be expected to have a Material Adverse Effect.

         (g) Title to Properties. On the Closing Date, the Borrower and its Restricted Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, all of their material assets, and none of their assets are subject to any Liens, except Permitted Liens. After the Closing Date, the Borrower and its Restricted Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, all of their material assets, and none of their assets are subject to any Liens, except Permitted Liens, except to the extent that any such circumstance could not reasonably be expected to have a Material Adverse Effect. On the Closing Date, no financing statement or other Lien filing (except relating to Permitted Liens) is on file in any state or jurisdiction that names the Borrower or any of its Restricted Subsidiaries as debtor or covers (or purports to cover) any assets of the Borrower or any of its Restricted Subsidiaries. After the Closing Date, no financing statement or other Lien filing (except relating to Permitted Liens) is on file in any state or jurisdiction that names the Borrower or any of its Restricted Subsidiaries as debtor or covers (or purports to cover) any assets of the Borrower or any of its Restricted Subsidiaries, except to the extent that any such filing could not reasonably be expected to have a Material Adverse Effect. The Borrower and its

Restricted Subsidiaries have not signed any such financing statement or filing, nor any security agreement authorizing any Person to file any such financing statement or filing.

         (h) Litigation. Except as reflected on Schedule 4.1(h) hereto, there is no action, suit, investigation or proceeding pending against, or, to the best of the Borrower's knowledge, threatened against the Borrower or any of its Restricted Subsidiaries, or in any other manner relating directly and materially adversely to the Borrower, any of its Restricted Subsidiaries, or any of their material properties, including, but not limited to any litigation with respect to these Loan Papers, in any court or before any arbitrator of any kind or before or by any governmental body the result of which could reasonably be expected to require the payment of money by the Borrower or any Restricted Subsidiary in an amount of $5,000,000 or more in any one such action, suit or proceeding or $25,000,000 or more in the aggregate for all such actions, suits or proceedings.

         (i) Taxes. All federal, state and other tax returns of the Borrower and its Restricted Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, its Restricted Subsidiaries or any of their properties, income, profits and assets, which are due and payable, have been paid prior to delinquency, unless the same are being diligently contested in good faith by appropriate proceedings, with adequate reserves established therefor, and no Lien (other than a Permitted Lien) has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of the Borrower and its Restricted Subsidiaries in respect of their taxes are, in the judgment of the Borrower, adequate.

         (j) Financial Statements; Material Liabilities. The Borrower has furnished or caused to be furnished to the Lenders copies of its December 31, 1999, financial statements, which are prepared in good faith and complete in all material respects and present fairly in accordance with GAAP the financial position of the Borrower and its Restricted Subsidiaries as at such dates and the results of operations for the periods then ended, subject to normal year-end adjustments. On the Closing Date, the Borrower and its Restricted Subsidiaries have no material liabilities, contingent or otherwise, nor material losses, except as disclosed in writing to the Lenders prior to the Closing Date. After the Closing Date, the Borrower and its Restricted Subsidiaries have no material liabilities, contingent or otherwise, nor material losses, except to the extent that such material liabilities or material losses could not reasonably be expected to have a Material Adverse Effect.

         (k) No Adverse Change. Since December 31, 1999, no event or circumstances has occurred or arisen that could reasonably be expected to have a Material Adverse Effect except as listed on Schedule 4.1(k) hereto.

         (l) ERISA. None of the Borrower or its Controlled Group maintains or contributes to any Plan other than those disclosed to the Administrative Agent in writing from time to time. On the Closing Date, each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other applicable Federal or state law, rule or regulation. After the Closing Date, each such Plan is in compliance with the applicable provisions of ERISA, the Code, and any other applicable Federal or state law, rule or regulation, except to the extent any such noncompliance could not reasonably be expected to have a Material Adverse Effect. With respect to each Plan of the Borrower and each member of its Controlled Group (other than a Multiemployer Plan), all reports required under ERISA or any other Applicable Law to be filed with any governmental authority, the failure of which to file could reasonably result in liability of the Borrower or any member of its Controlled Group in excess of $100,000, have been duly filed. All such reports are true and correct in all material respects as of the date given. On the Closing Date, no such Plan of the Borrower or any member of its Controlled Group has been terminated nor has any accumulated funding deficiency (as defined in Section 412(a) of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested. After the Closing Date, no such Plan of the Borrower or any member of its Controlled Group has been terminated nor has any accumulated funding deficiency (as defined in Section 412(a) of the Code) been incurred (without regard to any waiver granted under
Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested, except to the extent it could not reasonably be expected to have a Material Adverse Effect. On the Closing Date, none of the Borrower or any member of its Controlled Group has failed to make any contribution or pay any amount due or owing as required by Section 412 of the Code or Section 302 of ERISA or the terms of any such Plan prior to the due date under Section 412 of the Code and Section 302 of ERISA. After the Closing Date, none of the Borrower or any member of its Controlled Group has failed to make any contribution or pay any amount due or owing as required by Section 412 of the Code or Section 302 of ERISA or the terms of any such Plan prior to the due date under Section 412 of the Code and Section 302 of ERISA, except to the extent it could not reasonably be expected to have a Material Adverse Effect. On the Closing Date, there has been no ERISA Event or any event requiring disclosure under Section 4041(c)(3)(C), 4068(f), 4063(a) or 4043(b) of ERISA with respect to any Plan or trust of the Borrower or any member of its Controlled Group since the effective date of ERISA. After the Closing Date, there has been no ERISA Event or any event requiring disclosure under Section 4041(c)(3)(C), 4068(f), 4063(a) or 4043(b) of ERISA with respect to any Plan or trust of the Borrower or any member of its Controlled Group since the effective date of ERISA, except to the extent that any such event could not reasonably be expected to have a Material Adverse Effect. The value of the assets of each Plan (other than a Multiemployer Plan) of the Borrower and each member of its Controlled Group equaled or exceeded the present value of the benefit liabilities, as defined in Title IV of ERISA, of each such Plan as of the most recent valuation date using Plan actuarial assumptions at such date. On the Closing Date, there are no pending or, to the best of the Borrower's knowledge, threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither the Borrower nor any member of its Controlled Group has knowledge of any threatened litigation or claims against, (i) the assets of any Plan or trust or against any fiduciary of a Plan with respect to the operation of such Plan, or (ii) the assets of any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, or against any fiduciary thereof with respect to the operation of any such plan. After the Closing Date, there are no pending or, to the best of the Borrower's knowledge, threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither the Borrower nor any member of its Controlled Group has knowledge of any threatened litigation or claims against, (i) the assets of any Plan or trust or against any fiduciary of a Plan with respect to the operation of such Plan, or
(ii) the assets of any employee welfare benefit plan within the meaning of
Section 3(1) of ERISA, or against any fiduciary thereof with respect to the operation of any such plan, except to the extent such claim, lawsuit or action could not reasonably be expected to have a Material Adverse Effect. On the Closing Date, none of the Borrower or any member of its Controlled Group has engaged in any prohibited transactions, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan, and none of the Borrower or any member of its Controlled Group has withdrawn from any Multiemployer Plan, nor has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC), (B) any withdrawal liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or (C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA. After the Closing Date, none of the Borrower or any member of its Controlled Group has engaged in any prohibited transactions, within the meaning of Section 406 of ERISA or
Section 4975 of the Code, in connection with any Plan, and none of the Borrower or any member of its Controlled Group has withdrawn from any Multiemployer Plan, nor has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC), (B) any withdrawal liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or (C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA, except to the extent it could not reasonably be expected to have a Material Adverse Effect. On the Closing Date, none of the Borrower, any member of its Controlled Group, or any organization to which the Borrower or any member of its Controlled Group is a successor or parent corporation within the meaning of ERISA Section 4069(b), has engaged in a transaction within the meaning of ERISA Section 4069 and none of the Borrower or any member of its Controlled Group maintains or has established any welfare benefit plan within the meaning of Section 3(1) of ERISA which provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder, and at the expense of the participant or the beneficiary of the participant, or retiree medical liabilities. After the Closing Date, none of the Borrower, any member of its Controlled Group, or any organization to which the Borrower or any member of its Controlled Group is a successor or parent corporation within the meaning of ERISA Section 4069(b), has engaged in a transaction within the meaning of ERISA
Section 4069 and none of the Borrower or any member of its Controlled Group maintains or has established any welfare benefit plan within the meaning of
Section 3(1) of ERISA which provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder, and at the expense of the participant or the beneficiary of the participant, or retiree medical liabilities, except to the extent it could not reasonably be expected to have a Material Adverse Effect. On the Closing Date, each of the Borrower and its Controlled Group which maintains a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied in all material respects with any applicable notice and continuation requirements of COBRA and the regulations thereunder. After the Closing Date, each of the Borrower and its Controlled Group which maintains a welfare benefit plan within the meaning of
Section 3(1) of ERISA has complied with any applicable notice and continuation requirements of COBRA and the regulations thereunder, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

         (m) Compliance with Regulations T, U and X. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System, and no part of the proceeds of the Advances or the Letters of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. No assets of the Borrower and its Restricted Subsidiaries are margin stock. None of the Borrower and its Restricted Subsidiaries, nor any agent acting on their behalf, have taken or will knowingly take any action which might cause this Agreement or any Loan Papers to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

         (n) Absence of Default. The Borrower and its Restricted Subsidiaries are in compliance in all material respects with all of the provisions of their articles of incorporation and by-laws, and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a default by the Borrower or any of its Restricted Subsidiaries under any material indenture, agreement or other instrument, or any judgment, decree or order to which the Borrower or any of its Restricted Subsidiaries is a party or by which they or any of their material properties is bound.

         (o) Investment Company Act. The Borrower is not required to register under the provisions of the Investment Company Act of 1940, as amended. Neither the entering into or performance by the Borrower of this Agreement nor the issuance of the notes violates any provision of such act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such act.

         (p) Environmental Matters. On the Closing Date, neither the Borrower nor any Subsidiary has any actual knowledge or reason to believe that any substance deemed hazardous by any Applicable Environmental Law, has been installed on any real property now owned by the Borrower or any of its Subsidiaries. After the Closing Date, neither the Borrower nor any Subsidiary has any actual knowledge or reason to believe that any substance deemed hazardous by any Applicable Environmental Law, has been installed on any real property now owned by the Borrower or any of its Subsidiaries, except to the extent the existence of such substances could not reasonably be expected to have a Material Adverse Effect. On the Closing Date, the Borrower and its Subsidiaries are not in violation of or subject to any existing, pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any governmental authority or to any material remedial obligations under any Applicable Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to any real property of the Borrower and its Subsidiaries. After the Closing Date, the Borrower and its Subsidiaries are not in violation of or subject to any existing, pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any governmental authority or to any remedial obligations under any Applicable Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to any real property of the Borrower and its Subsidiaries, except to the extent that such violation, investigation or inquiry could not reasonably be expected to have a Material Adverse Effect. On the Closing Date, the Borrower and its Subsidiaries undertook, at the time of acquisition of any real property, reasonable inquiry into the previous ownership and uses of such real property consistent with good commercial or customary practice, and the Borrower and its Subsidiaries have taken all reasonable steps to determine, and the Borrower and its Subsidiaries have no actual knowledge or reason to believe, after reasonable investigation, that any hazardous substances or solid wastes have been disposed of or otherwise released on or to the real property of the Borrower or any of its Subsidiaries in any manner or quantities which would be deemed a violation of the Applicable Environmental Laws. After the Closing Date, the Borrower and its Subsidiaries undertook, at the time of acquisition of any real property, reasonable inquiry into the previous ownership and uses of such real property consistent with good commercial or customary practice, and the Borrower and its Subsidiaries have taken all reasonable steps to determine, and the Borrower and its Subsidiaries have no actual knowledge or reason to believe, after reasonable investigation, that any hazardous substances or solid wastes have been disposed of or otherwise released on or to the real property of the Borrower or any of its Subsidiaries in any manner or quantities which would be deemed a violation of the Applicable Environmental Laws, except to the extent such hazardous substances or solid wastes could not reasonably be expected to have a Material Adverse Effect.

         (q) Valid Issuance of Securities. All Capital Stock of the Borrower and its Subsidiaries has been duly authorized and validly issued, and is fully paid and nonassessable. The Capital Stock of the Borrower and its Subsidiaries, when issued or sold, was either (i) registered or qualified under applicable federal or state securities laws, or (ii) exempt therefrom.

         (r) Certain Fees. No broker's, finder's or other fee or commission will be payable by the Borrower (other than to the Lenders hereunder) with respect to the making of the Commitment or the Advances hereunder or the issuance of any Letters of Credit. The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

         (s) Compliance. No event has occurred which permits (or with the passage of time would permit) the revocation or termination of any license, consents, permits and authorizations, or which could result in the imposition of any restriction thereon, in each case except any that could not reasonably be expected to have a Material Adverse Effect.

         (t) Patents, Etc. The Borrower and its Restricted Subsidiaries have obtained all patents, trademarks, service-marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their business as presently conducted and as proposed to be conducted, the loss of which could reasonably be expected to have a Material Adverse Effect. Nothing has come to the attention of the Borrower or any of its Restricted Subsidiaries to the effect that (i) any process, method, part or other material presently contemplated to be employed by the Borrower or any Restricted Subsidiary may infringe any patent, trademark, service-mark, trade name, copyright, license or other right owned by any other Person, or (ii) there is pending or overtly threatened any claim or litigation against or affecting the Borrower or any Restricted Subsidiary contesting its right to sell or use any such process, method, part or other material, except such circumstances that could not reasonably be expected to have a Material Adverse Effect.

         (u) Disclosure. Neither this Agreement nor any other document, certificate or statement which has been furnished to any Lender by or on behalf of the Borrower or any Restricted Subsidiary in connection herewith contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement contained herein and therein not misleading at the time it was furnished. There is no fact known to the Borrower and not known to the public generally that could reasonably be expected to materially adversely affect the assets or business of the Borrower and its Restricted Subsidiaries, or in the future could reasonably be expected (so far as the Borrower can now foresee) to have a Material Adverse Effect, which has not been set forth in this Agreement or in the documents, certificates and statements furnished to the Lenders by or on behalf of the Borrower prior to the date hereof in connection with the transaction contemplated hereby.

         (v) Year 2000 Compliance. The Year 2000 Problem has not had, and the Borrower reasonably believes that the Year 2000 Problem will not have, a Material Adverse Effect.

         (w) Qualified Commercial Loan Representations.

                  (i) The Borrower has been advised by the Administrative Agent and the Lenders to seek the advice of an attorney and accountant of the Borrower's choice in connection with this Agreement and the Loan Papers.

                  (ii) The Borrower has had the opportunity to seek the advice of an attorney and an accountant of the Borrower's choice in connection with this Agreement and the Loan Papers.

                  (iii) This Agreement and the Loan Papers have not been nor will be made for the purpose of financing a business licensed by the Motor Vehicle Board of the Texas Department of Transportation under
         Section 4.01(a), Texas Motor Vehicle Commission Code (Article 4413(36), Texas Civil Statutes).

                  (iv) This Agreement and the Loan Papers evidence a "qualified commercial loan" as that term is defined in Section 306.001 of the Texas Finance Code, as amended.

         Section 4.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement and the other Loan Papers shall be deemed to be made at and as of the Closing Date and at and as of the date of each Advance and each Letter of Credit (except with respect to Refinancing Advances of Revolver Advances), and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) applicable to a specific date or otherwise subsequently inapplicable, or (c) previously waived in writing by the Determining Lenders with respect to any particular factual circumstance. All such representations and warranties shall survive, and not be waived by, the execution hereof by any

Lender, any investigation or inquiry by any Lender, or by the making of any Advance under this Agreement.

                                    ARTICLE 5

                                General Covenants

         So long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

         Section 5.1 Preservation of Existence and Similar Matters. Except as provided in Section 7.5, the Borrower shall, and shall cause each Restricted Subsidiary to:

         (a) preserve and maintain, or timely obtain and thereafter preserve and maintain, its existence, rights, franchises, licenses, authorizations, consents, privileges and all other Necessary Authorizations from federal, state and local governmental bodies and any tribunal (regulatory or otherwise), the loss of which could have a Material Adverse Effect; and

         (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, unless the failure to do so could not have a Material Adverse Effect.

         Section 5.2 Business; Compliance with Applicable Law. The Borrower and its Restricted Subsidiaries shall (a) engage substantially in the media and communication related business and activities related thereto and the entertainment and internet businesses and activities related thereto, and (b) comply in all material respects with the requirements of all Applicable Law, the failure of which could reasonably be expected to have a Material Adverse Effect.

         Section 5.3 Maintenance of Properties. The Borrower shall, and shall cause each Restricted Subsidiary to, maintain or cause to be maintained all its properties (whether owned or held under lease) in reasonably good repair, working order and condition, taken as a whole, and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

         Section 5.4 Accounting Methods and Financial Records. The Borrower shall, and shall cause each Restricted Subsidiary to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made and all transactions reflected in accordance with GAAP, and keep accurate and complete records of its respective assets. The Borrower and each of its Restricted Subsidiaries shall maintain a fiscal year ending on December 31.

         Section 5.5 Insurance. The Borrower shall, and shall cause each Restricted Subsidiary or its direct parent to, maintain insurance from responsible companies in such amounts and against such risks as shall be customary and usual in the industry for companies of similar size and capability, but in no event less than the amount and types insured as of the Closing Date. Each insurance policy shall provide for at least 30 days' prior notice to the Administrative Agent of any proposed termination or cancellation of such policy, whether on account of default or otherwise, the loss of which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 5.6 Payment of Taxes and Claims. The Borrower shall, and shall cause each Restricted Subsidiary to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or its income or properties prior to the date on which penalties attach thereto, and all lawful material claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of its properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as no Lien (other than a Permitted Lien) shall attach with respect thereto and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower shall, and shall cause each Restricted Subsidiary to, timely file all information returns required by federal, state or local tax authorities.

         Section 5.7 Visits and Inspections. The Borrower shall, and shall cause each Restricted Subsidiary to, promptly permit representatives of the Administrative Agent or any Lender from time to time to (a) visit and inspect the properties of the Borrower and Restricted Subsidiary as often as the Administrative Agent or any Lender shall deem advisable, (b) inspect and make extracts from and copies of the Borrower's and each Restricted Subsidiary's books and records, and (c) discuss with the Borrower's and each Restricted Subsidiary's directors, officers, employees and auditors its business, assets, liabilities, financial positions, results of operations and business prospects.

         Section 5.8 Payment of Debt for Borrowed Money. Subject to Section 5.6 hereof, the Borrower shall, and shall cause each Restricted Subsidiary to, pay its Debt for Borrowed Money when and as the same becomes due, other than amounts (other than the Obligations) duly and diligently disputed in good faith.

         Section 5.9 Use of Proceeds. The Borrower shall use the proceeds of Advances and Letters of Credit to make acquisitions permitted under Section 7.5 hereof, to make Capital Expenditures, to make Investments (including advances to Subsidiaries) and Acquisitions permitted hereunder, for working capital and for other general corporate purposes.

         SECTION 5.10 INDEMNITY.

         (a) THE BORROWER AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT, THE ISSUING BANK, EACH LENDER, EACH OF THEIR RESPECTIVE AFFILIATES, AND EACH OF THEIR RESPECTIVE (INCLUDING SUCH AFFILIATES') OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, SHAREHOLDERS AND CONSULTANTS (INCLUDING, WITHOUT LIMITATION, THOSE RETAINED IN CONNECTION WITH THE SATISFACTION OR ATTEMPTED SATISFACTION OF ANY OF THE CONDITIONS SET FORTH HEREIN) OF EACH OF THE FOREGOING (COLLECTIVELY, "INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF A SINGLE COUNSEL AND ANY LOCAL OR REGULATORY COUNSEL FOR SUCH INDEMNITEES (OR MORE THAN A SINGLE COUNSEL IF THERE IS A CONFLICT BETWEEN INDEMNITEES

THAT WOULD MAKE SUCH SEPARATE REPRESENTATION ADVISABLE) IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT SUCH INDEMNITEES SHALL BE DESIGNATED A PARTY THERETO), IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNITEES (WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL AND WHETHER BASED ON ANY FEDERAL, STATE, OR LOCAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITABLE CAUSE, OR ON CONTRACT, TORT OR OTHERWISE, ARISING FROM OR CONNECTED WITH THE PAST, PRESENT OR FUTURE OPERATIONS OF THE BORROWER OR ANY OF ITS SUBSIDIARIES OR THEIR RESPECTIVE PREDECESSORS IN INTEREST, OR THE PAST, PRESENT OR FUTURE ENVIRONMENTAL CONDITION OF PROPERTY OF THE BORROWER OR ANY OF ITS SUBSIDIARIES), IN ANY MANNER RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE LOAN PAPERS, OR ANY ACT, EVENT OR TRANSACTION OR ALLEGED ACT, EVENT OR TRANSACTION RELATING OR ATTENDANT THERETO, THE MAKING OF OR ANY PARTICIPATIONS IN THE ADVANCES OR THE LETTERS OF CREDIT AND THE MANAGEMENT OF THE ADVANCES AND THE LETTERS OF CREDIT, INCLUDING IN CONNECTION WITH, OR AS A RESULT, IN WHOLE OR IN PART, OF ANY ORDINARY OR MERE NEGLIGENCE OF ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER (OTHER THAN THOSE MATTERS RAISED EXCLUSIVELY BY A PARTICIPANT AGAINST THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER AND NOT THE BORROWER), OR THE USE OR INTENDED USE OF THE PROCEEDS OF THE ADVANCES AND THE LETTERS OF CREDIT HEREUNDER, OR IN CONNECTION WITH ANY INVESTIGATION OF ANY POTENTIAL MATTER COVERED HEREBY, BUT EXCLUDING (i) ANY CLAIM OR LIABILITY THAT ARISES AS THE RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, (ii) MATTERS RAISED BY ONE LENDER AGAINST ANOTHER LENDER OR BY ANY SHAREHOLDERS OF A LENDER AGAINST A LENDER OR ITS MANAGEMENT AND (iii) CLAIMS FOR PUNITIVE OR CONSEQUENTIAL DAMAGES (COLLECTIVELY, "INDEMNIFIED MATTERS"); PROVIDED HOWEVER, THAT SO LONG AS NO EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING, THERE SHALL BE NO SETTLEMENT BY THE INDEMNITEES OR ANY OF THEM WITH RESPECT TO ANY INDEMNIFIED MATTER WITHOUT PRIOR CONSULTATION WITH THE BORROWER.

         (b) IN ADDITION, THE BORROWER SHALL PERIODICALLY, UPON REQUEST, REIMBURSE EACH INDEMNITEE FOR ITS REASONABLE LEGAL AND OTHER ACTUAL EXPENSES (INCLUDING THE COST OF ANY INVESTIGATION AND PREPARATION) INCURRED IN CONNECTION WITH ANY INDEMNIFIED MATTER. IF FOR ANY REASON THE FOREGOING INDEMNIFICATION IS UNAVAILABLE TO ANY INDEMNITEE OR INSUFFICIENT TO HOLD ANY INDEMNITEE HARMLESS WITH RESPECT TO INDEMNIFIED MATTERS, THEN THE BORROWER SHALL CONTRIBUTE TO THE AMOUNT PAID OR PAYABLE BY SUCH INDEMNITEE AS A RESULT OF SUCH LOSS, CLAIM, DAMAGE OR LIABILITY IN SUCH PROPORTION AS IS APPROPRIATE TO REFLECT NOT ONLY THE RELATIVE BENEFITS RECEIVED BY THE BORROWER AND THE BORROWER'S STOCKHOLDERS ON THE ONE HAND AND SUCH INDEMNITEE ON THE OTHER HAND BUT ALSO THE RELATIVE FAULT OF THE BORROWER AND SUCH INDEMNITEE, AS WELL AS ANY OTHER RELEVANT EQUITABLE CONSIDERATIONS. THE REIMBURSEMENT, INDEMNITY AND CONTRIBUTION OBLIGATIONS UNDER THIS SECTION SHALL BE IN ADDITION TO ANY LIABILITY WHICH THE BORROWER MAY OTHERWISE HAVE, SHALL EXTEND UPON THE SAME TERMS AND CONDITIONS TO EACH INDEMNITEE, AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF ANY SUCCESSORS, ASSIGNS, HEIRS AND PERSONAL REPRESENTATIVES OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANK, THE LENDERS AND ALL OTHER INDEMNITEES. THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE OBLIGATIONS.

         Section 5.11 Environmental Law Compliance. The use which the Borrower or any Subsidiary intends to make of any real property owned by it will not result in the disposal or other release of any hazardous substance or solid waste on or to such real property in any manner or quantities which would be deemed a violation of the Applicable Environmental Laws. The Borrower further agrees to exercise reasonable due diligence in the acquisition of real property in connection with compliance with Applicable Environmental Laws. As used herein, the terms "hazardous substance" and "release" as used in this Section shall have the meanings specified in CERCLA (as defined in the definition of Applicable Environmental Laws), and the terms "solid waste" and "disposal" shall have the meanings specified in RCRA (as defined in the definition of Applicable Environmental Laws); provided, however, that if CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent that any other law applicable to the Borrower, any Subsidiary or any of their properties establishes a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. THE BORROWER AGREES TO INDEMNIFY AND HOLD THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH LENDER HARMLESS FROM AND AGAINST, AND TO REIMBURSE THEM WITH RESPECT TO, ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSS, DAMAGE, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURTS COSTS) OF ANY KIND OR CHARACTER, KNOWN OR UNKNOWN, FIXED OR CONTINGENT, ASSERTED AGAINST OR INCURRED BY ANY OF THEM AT ANY TIME AND FROM TIME TO TIME BY REASON OF OR ARISING OUT OF (a) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO PERFORM ANY OBLIGATION HEREUNDER REGARDING ASBESTOS OR APPLICABLE ENVIRONMENTAL LAWS, (b) ANY VIOLATION ON OR BEFORE THE RELEASE DATE OF ANY APPLICABLE ENVIRONMENTAL LAW IN EFFECT ON OR BEFORE THE RELEASE DATE, AND (c) ANY ACT, OMISSION, EVENT OR CIRCUMSTANCE EXISTING OR OCCURRING ON OR PRIOR TO THE RELEASE DATE (INCLUDING WITHOUT LIMITATION THE PRESENCE ON SUCH REAL PROPERTY OR RELEASE FROM SUCH REAL PROPERTY OF HAZARDOUS SUBSTANCES OR SOLID WASTES DISPOSED OF OR OTHERWISE RELEASED ON OR PRIOR TO THE RELEASE DATE), RESULTING FROM OR IN CONNECTION WITH THE OWNERSHIP OF THE REAL PROPERTY, REGARDLESS OF WHETHER THE ACT, OMISSION, EVENT OR CIRCUMSTANCE CONSTITUTED A VIOLATION OF ANY APPLICABLE ENVIRONMENTAL LAW AT THE TIME OF ITS EXISTENCE OR OCCURRENCE, OR WHETHER THE ACT, OMISSION, EVENT OR CIRCUMSTANCE IS CAUSED BY OR RELATES TO THE NEGLIGENCE OF ANY INDEMNIFIED PERSON; PROVIDED THAT, THE BORROWER SHALL NOT BE UNDER ANY OBLIGATION TO INDEMNIFY THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER TO THE EXTENT THAT ANY SUCH LIABILITY ARISES AS THE RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE RELEASE DATE AND SHALL CONTINUE THEREAFTER IN FULL FORCE AND EFFECT.

         Section 5.12 Conversion of Unrestricted Subsidiaries.

         (a) Provided there shall exist no Default or Event of Default both prior to and after giving effect to the conversion of any Restricted Subsidiary to an Unrestricted Subsidiary, the Borrower may, in the Borrower's sole discretion and upon 30 days' written notice to the Lenders, cause any Restricted Subsidiary to become an Unrestricted Subsidiary.

         (b) Provided there shall exist no Default or Event of Default both prior to and after giving effect to the conversion of any Unrestricted Subsidiary to a Restricted Subsidiary, Borrower may, in the Borrower's sole discretion and upon 30 days' written notice to the Lenders, cause any Unrestricted Subsidiary to become a Restricted Subsidiary; provided, that such Subsidiaries otherwise meet the requirements contained in this Agreement for such designation including but not limited to the definition of Subsidiary.

         Section 5.13 Year 2000 Compliance. The Borrower will promptly notify the Administrative Agent in the event the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not be reasonably expected to have a Material Adverse Effect.

         Section 5.14 AMFM Entities and SFX Entities. After the acquisition of AMFM and SFX by the Borrower, respectively, and until their respective Collateral Release Date, no Investment may be made by the Borrower or any Restricted Subsidiary (other than (i) Investments made with Capital Stock of the Borrower and (ii) any Investments made by any AMFM Entity or SFX Entity) in any AMFM Entity or any SFX Entity, except Investments from time to time in an AMFM/SFX Obligor made pursuant to Intercompany Notes executed by such AMFM/SFX Obligors. The Borrower agrees to, and shall cause each Restricted Subsidiary to, until the respective Collateral Release Dates, pledge such Intercompany Notes to the Administrative Agent on behalf of the Lenders to secure the Obligations pursuant to documentation substantially in the form of Exhibit G hereto, and deliver each such Intercompany Note endorsed by Borrower or such Restricted Subsidiary and payable to the Administrative Agent on behalf of itself and the Lenders, but in no event shall the Borrower or any Restricted Subsidiary be obligated to pledge Intercompany Notes evidencing outstanding amounts in the aggregate in excess of the Maximum Pledged Intercompany Note Amount (as such Maximum Pledged Intercompany Note Amount changes quarterly). The Borrower covenants and agrees that promptly upon any change in the Maximum Pledged Intercompany Note Amount that increases such amount, the Borrower will, and will cause its Restricted Subsidiaries to, immediately pledge an additional amount of Intercompany Notes (up to the Maximum Pledged Intercompany Note Amount) to the Administrative Agent on behalf of the Lenders, and deliver each such Intercompany Note endorsed by the Borrower or such Restricted Subsidiary to be payable to the Administrative Agent. Upon any change in the Maximum Pledged Intercompany Note Amount that decreases such amount, if the Borrower has Pledged Intercompany Notes in an aggregate principal face amount in excess of the Maximum Pledged Intercompany Note Amount, the Lenders agree to release the pledge and Lien on the amount of such Pledged Intercompany Notes in excess of the Maximum Pledged Intercompany Note Amount. The Lenders hereby authorize Administrative Agent to take all such action to release such Pledged Intercompany Notes, including, without limitation, releasing Pledged Intercompany Notes in excess of such amount and receiving new Pledged Intercompany Notes in different amounts.

         The Borrower further agrees, and shall cause each AMFM/SFX Obligor receiving any Investment from the Borrower or any other Restricted Subsidiary (other than any AMFM Entity or SFX Entity) after the AMFM Acquisition and the SFX Acquisition, respectively, and until their respective Collateral Release Dates, to, execute a Limited Subsidiary Guaranty of the Obligations pursuant to documentation substantially in the form of Exhibit C hereto, but in no event shall the Borrower or any Restricted Subsidiary be obligated to guaranty an amount in excess of the Limited Subsidiary Guaranty Amount. Upon such date that
(i) is after January 1, 2001 and (ii) all Intercompany Notes are pledged and delivered to the Administrative Agent on behalf of the Lenders to secure the Obligations, the Administrative Agent shall, on behalf of the Lenders, release, cancel and terminate each Limited Subsidiary Guaranty. On each Collateral Release Date, the Administrative Agent shall, on behalf of the Lenders, execute all documentation reasonably necessary to release, cancel and terminate each Lien on and pledge of each Intercompany Note executed by any AMFM Entity or any SFX Entity, as applicable, and return each such Intercompany Note to the Borrower, and release, cancel and terminate each Limited Subsidiary Guaranty executed by any AMFM Entity or any SFX Entity, as applicable. Each Lender specifically acknowledges that all Pledged Intercompany Notes may be released, canceled and terminated (and the Administrative Agent is hereby authorized to take any action reasonably necessary to effectuate such release, cancellation and termination) at the earlier of (a) consent thereto by the Determining Lenders and (b) (i) with respect to Pledged Intercompany Notes executed by any AMFM Entity, the Collateral Release Date for the AMFM Entities, and (ii) with respect to Pledged Intercompany Notes executed by any SFX Entity, the Collateral Release Date for the SFX Entities. Each Lender additionally specifically acknowledges that each Limited Subsidiary Guaranty may be released, canceled and terminated (and the Administrative Agent is hereby authorized to take any action reasonably necessary to effectuate such release, cancellation and termination) at the earlier of (a) consent thereto by the Determining Lenders, (b) (i) with respect to Limited Subsidiary Guaranties executed by any AMFM Entity, the Collateral Release Date for the AMFM Entities, and (ii) with respect to Limited Subsidiary Guaranties executed by any SFX Entity, the Collateral Release Date for the SFX Entities and (c) such date as all Intercompany Notes executed by any AMFM Entity and any SFX Entity are pledged and delivered to the Administrative Agent on behalf of Lenders to secure the Obligations.

         Section 5.15 Collateral Sharing and Intercreditor Arrangement. Each Lender specifically acknowledges that each Limited Subsidiary Guaranty and the Pledged Intercompany Notes will also secure and guaranty on a pari passu basis the $3B Credit Facility. "Pari passu" basis for the purpose of this Section 5.15 means based on relative outstanding amounts under this Agreement and the Loan Papers and the $3B Credit Facility, on the earlier of the date of demand (if any) against the Borrower under this Agreement or the guarantors under the Limited Subsidiary Guaranties. Notwithstanding the foregoing, the Borrower also acknowledges and agrees that the collateral and guaranty sharing among the Lenders and the lenders under the $3B Credit Facility is an issue among those parties only and the Pledged Intercompany Notes and the Limited Subsidiary Guaranties in their respective amounts may be exercised in full by the Administrative Agent on behalf of the Lenders and/or on behalf of the lenders under the $3B Credit Facility, but in each case shall be subject to an intercreditor agreement among such lenders as to the division of the proceeds. Each Lender specifically authorizes the Administrative Agent to enter into an intercreditor agreement with the lenders or their agent under the $3B Credit Facility to share such Pledged Intercompany Notes and Limited Subsidiary Guaranties, such intercreditor agreement to be on a pari passu basis and pursuant to other terms acceptable to the Administrative Agent. The Borrower and each Lender further acknowledges that any changes to any term or provision to such intercreditor agreement (including the pari passu basis of division or any termination or release of such intercreditor agreement) may be executed by the Administrative Agent and become effective upon the written consent of the Determining Lenders, and shall not require the consent of the Borrower. The Borrower and each Lender further authorize the Administrative Agent to take any action reasonably necessary to effectuate the intent of this Section 5.15.

                                    ARTICLE 6

                              Information Covenants

         So long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled), the Borrower shall furnish or cause to be furnished to the Administrative Agent:

         Section 6.1 Quarterly Financial Statements and Information. Within 45 days after the end of each fiscal quarter, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarter and the related consolidated and consolidating statements of income and consolidated statements of changes in cash flow for such quarter and for the elapsed portion of the year ended with the last day of such quarter, all of which shall be certified by the president or chief financial officer of the Borrower, to be, in his or her opinion, complete in all material respects and to present fairly, in accordance with GAAP, the financial position and results of operations of the Borrower and its Subsidiaries as at the end of and for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments.

         Section 6.2 Annual Financial Statements and Information; Certificate of No Default.

         (a) Within 90 days after the end of each fiscal year, a copy of (i) the consolidated balance sheet of the Borrower and its Subsidiaries, as of the end of the current and prior fiscal years and (ii) consolidated statements of earnings, statements of changes in shareholders' equity, and statements of changes in cash flow as of and through the end of such fiscal year, all of which are prepared in accordance with GAAP, and certified by independent certified public accountants acceptable to the Lenders, whose opinion shall be in scope and substance in accordance with generally accepted auditing standards and shall be unqualified.

         (b) Simultaneously with the delivery of the statements required by this
Section 6.2, a letter from the Borrower's public accountants certifying that no Default was detected during the examination of the Borrower and its Restricted Subsidiaries, and authorizing the Borrower to deliver such financial statements and opinion thereon to the Administrative Agent and Lenders pursuant to this Agreement.

         Section 6.3 Compliance Certificates. At the time financial statements are furnished pursuant to Sections 6.1 and 6.2 hereof, a certificate of an Authorized Signatory:

         (a) setting forth at the end of such period, a calculation of the Leverage Ratio, as well as certifications and arithmetical calculations required to establish whether the Borrower and its Restricted Subsidiaries were in compliance with the requirements of Sections 7.1(b), (c), (d) and (e), 7.9 and
7.10 hereof, which shall be substantially in the form of Exhibit D hereto;

         (b) setting forth the aggregate amount of outstanding Advances and Reimbursement Obligations and certifying as to compliance herewith; and

         (c) stating that, to the best of his or her knowledge after due inquiry, no Default has occurred as at the end of such period, or if a Default has occurred, disclosing each such Default and its nature, when it occurred, whether it is continuing and the steps being taken with respect to such Default.

         Section 6.4 Copies of Other Reports and Notices.

         (a) Promptly upon their becoming available, a copy of (i) all material reports or letters submitted to the Borrower or any Restricted Subsidiary by accountants in connection with any annual, interim or special audit, including without limitation any report prepared in connection with the annual audit referred to in Section 6.2 hereof, and any other comment letter submitted to management in connection with any such audit, (ii) each financial statement, report, notice or proxy statement sent by the Borrower or any Restricted Subsidiary to stockholders generally, (iii) each regular or periodic report and any registration statement (other than statements on Form S-8) or prospectus (or material written communication in respect of any thereof) filed by the Borrower or any subsidiary with any securities exchange, with the Securities and Exchange Commission or any successor agency, and (iv) all press releases concerning material financial aspects of the Borrower or any Restricted Subsidiary;

         (b) Promptly upon becoming aware that (i) the holder(s) of any note(s) or other evidence of Debt for Borrowed Money or other security of the Borrower or any Restricted Subsidiary in excess of $10,000,000 in the aggregate has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (ii) any party to any Capitalized Lease Obligations or any Local Marketing Agreement has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (iii) any occurrence or non-occurrence of any event which constitutes or which with the passage of time or giving of notice or both could constitute a material breach by the Borrower or any Restricted Subsidiary under any material agreement or instrument which could reasonably be expected to result in a liability in excess of $10,000,000, other than this Agreement to which the Borrower or any Restricted Subsidiary is a party or by which any of their properties may be bound, or (iv) any event, circumstance or condition which could reasonably be expected to have a Material Adverse Effect, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto; provided, however, no notice shall be required to be delivered hereunder with respect to any event, circumstance or condition set forth in clause (i), (ii) or (iii) immediately preceding if, in the opinion of counsel to the Borrower or such Restricted Subsidiary, there is no reasonable possibility of an adverse determination with respect to such event, circumstance or condition;

         (c) Promptly upon receipt thereof, information with respect to and copies of any notices received from the FCC or any other federal, state or local regulatory agencies or any tribunal relating to any order, ruling, law, information or policy that relates to a breach of or noncompliance with the Communications Act, which in each case could reasonably be expected to result in the payment of money by the Borrower or any Restricted Subsidiary in an amount of $10,000,000 or more in the aggregate, or otherwise have a Material Adverse Effect, or result in the loss or suspension of any Necessary Authorization; provided, however, no information shall be required to be delivered hereunder if, in the opinion of counsel to the Borrower or such Restricted Subsidiary, there is no reasonable possibility of an adverse determination with respect to such notice;

         (d) Promptly upon receipt from any governmental agency, or any government, political subdivision or other entity, any material notice, correspondence, hearing, proceeding or order regarding or affecting the Borrower, any Subsidiary, or any of their properties or businesses; and

         (e) From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the assets, business, liabilities, financial position, projections, results of operations or business prospects of the Borrower and its Subsidiaries, as the Administrative Agent or any Lender may reasonably request.

         Section 6.5 Notice of Litigation, Default and Other Matters. Prompt notice of the following events after the Borrower has knowledge or notice thereof:

         (a) The commencement of all proceedings and investigations by or before the FCC or any other governmental body, and all actions and proceedings in any court or before any arbitrator involving claims for damages, fines or penalties (including punitive damages) in excess of $5,000,000 per claim and $25,000,000 in the aggregate (after deducting the amount with respect to the Borrower or any Restricted Subsidiary such Person is insured, provided such claim has not been denied), against or in any other way relating directly to the Borrower, any Restricted Subsidiary, or any of their properties or businesses; provided, however, no notice shall be required to be delivered hereunder if, in the opinion of counsel to the Borrower or such Restricted Subsidiary, there is no reasonable possibility of an adverse determination in such action or proceeding;

         (b) Promptly upon the happening of any condition or event which constitutes a Default, a written notice specifying the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto; and

         (c) Any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or prospective business of the Borrower or any Subsidiary, other than changes in the ordinary course of business which have not had and are not likely to have a Material Adverse Effect.

         Section 6.6 ERISA Reporting Requirements.

         (a) Promptly and in any event (i) within 30 days after the Borrower or any member of its Controlled Group knows or has reason to know that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan of the Borrower or any member of its Controlled Group has occurred, and (ii) within 10 days after the Borrower or any member of its Controlled Group knows or has reason to know that any other ERISA Event with respect to any Plan of the Borrower or any member of its Controlled Group has occurred or a request for a minimum funding waiver under Section 412 of the Code with respect to any Plan of the Borrower or any member of its Controlled Group, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

         (b) Promptly and in any event within two Business Days after receipt thereof by the Borrower or any member of its Controlled Group from the PBGC, copies of each notice received by the Borrower or any member of its Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

         (c) Promptly and in any event within 30 days after the filing thereof by the Borrower or any member of its Controlled Group with the United States Department of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report (including Schedule B thereto) with respect to each Plan;

         (d) Promptly and in any event within 30 days after receipt thereof, a copy of any notice, determination letter, ruling or opinion the Borrower or any member of its Controlled Group receives from the PBGC, the United States Department of Labor or the Internal Revenue Service with respect to any Plan;

         (e) Promptly, and in any event within 10 Business Days after receipt thereof, a copy of any correspondence the Borrower or any member of its Controlled Group receives from the Plan Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Plan concerning potential withdrawal liability pursuant to Section 4219 or 4202 of ERISA, and a statement from the chief financial officer of the Borrower or such member of its Controlled Group setting forth details as to the events giving rise to such potential withdrawal liability and the action which the Borrower or such member of its Controlled Group is taking or proposes to take with respect thereto;

         (f) Notification within 30 days of any material increases in the benefits of any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plans, or the commencement of contributions to any Plan to which the Borrower or any member of its Controlled Group was not previously contributing;

         (g) Notification within three Business Days after the Borrower or any member of its Controlled Group knows or has reason to know that the Borrower or any such member of its Controlled Group has or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of
Section 4041(c) of ERISA and a copy of such notice; and

         (h) Promptly after receipt of written notice of commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any member of its Controlled Group with respect to any Plan, except those which, in the aggregate, if adversely determined could not have a Material Adverse Effect.

                                    ARTICLE 7

                               Negative Covenants

         So long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

         Section 7.1 Debt for Borrowed Money. The Borrower shall not create, assume, incur or otherwise become or remain obligated in respect of, any Debt for Borrowed Money, unless at the time such Debt for Borrowed Money is incurred by the Borrower (a) there exists no Default and (b) no event has occurred and no circumstance exists, which has had, or will have, a Material Adverse Effect. The Borrower shall not permit any Restricted Subsidiary to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any Debt for Borrowed Money, except:

         (a) (i) Debt for Borrowed Money existing on the date hereof described on Schedule 7.1 hereto, (ii) acquired Debt for Borrowed Money owed by any SFX Entity or any AMFM Entity, provided that (A) such Debt for Borrowed Money existed prior to the date of the AMFM Acquisition and the SFX Acquisition (as applicable) and (B) was not incurred by such AMFM Entity or SFX Entity in anticipation of such Acquisition, (iii) Debt for Borrowed Money under the Loan Papers, and refinancings thereof, and (iv) Debt for Borrowed Money consisting of Guaranties of certain indebtedness of the $3B Credit Facility by the AMFM/SFX Obligors (so long as the Obligations hereunder are guaranteed by identical Guaranties);

         (b) so long as (i) there exists no Default and (ii) no event has occurred and no circumstance exists, which has had, or will have, a Material Adverse Effect on the date of incurrence thereof, for the Restricted Subsidiaries, Capitalized Lease Obligations and Debt for Borrowed Money incurred to purchase property, not to exceed, when added to all Debt for Borrowed Money incurred or acquired as permitted by 7.1(e) below, the greater of (A) 10% of Operating Cash Flow for the four most recently completed fiscal quarters of the Borrower and (B) $200,000,000, in the aggregate outstanding principal amount at any time for all Restricted Subsidiaries (only $50,000,000 of which in the aggregate for subsections 7.1(b) and (e) may be secured);

         (c) (i) Debt for Borrowed Money among the Borrower and its Restricted Subsidiaries (except until the respective Collateral Release Dates, this subsection (i) shall not permit Debt for Borrowed Money owed by any AMFM Entity or SFX Entity to the Borrower or any Restricted Subsidiary that is not an AMFM Entity or SFX Entity, respectively), and
         (ii) Debt for Borrowed Money owed by the AMFM/SFX Obligors to the Borrower or any Restricted Subsidiary evidenced by the Intercompany Notes. For the avoidance of doubt, until their respective Collateral Release Dates, the AMFM Entities and the SFX Entities can only incur intercompany Debt for Borrowed Money under this subsection (c) pursuant to Intercompany Notes; however, on and after their respective Collateral Release Dates, the AMFM Entities and the SFX Entities will be treated the same as all other Restricted Subsidiaries;

         (d) With respect to Restricted Subsidiaries, and so long as (i) there exists no Default and (ii) no event has occurred and no circumstance exists, which has had, or will have, a Material Adverse Effect on the date of incurrence thereof, Debt for Borrowed Money not to exceed 200 million British pounds pursuant to the More Group Credit Facility; and

         (e) acquired Debt for Borrowed Money owed by any newly acquired Restricted Subsidiary (which such Restricted Subsidiary was acquired in accordance with the terms of Section 7.5 hereof), provided that (i) such Debt for Borrowed Money existed prior to the date of Acquisition,
         (ii) was not incurred by such Restricted Subsidiary in anticipation of such Acquisition and (iii) all such acquired Debt for Borrowed Money of Restricted Subsidiaries does not exceed, when added to all Debt for Borrowed Money incurred or acquired as permitted by 7.1(b) above, the greater of (A) 10% of Operating Cash Flow for the four most recently completed fiscal quarters of the Borrower and (B) $200,000,000, in the aggregate outstanding principal amount at any time for all Restricted Subsidiaries (only $50,000,000 of which in the aggregate for subsections 7.1(b) and (e) may be secured).

         Section 7.2 Liens. The Borrower shall not, and shall not permit any Restricted Subsidiary to, create, assume, incur, permit or suffer to exist, directly or indirectly, any Lien on any of its assets, whether now owned or hereafter acquired, except Permitted Liens and Liens on Intercompany Notes securing obligations under the $3B Credit Facility (so long as the Obligations hereunder are secured by identical Liens). The Borrower shall not, and shall not permit any Restricted Subsidiary to, agree with any other Person that it shall not create, assume, incur, permit or suffer to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its assets.

         Section 7.3 Investments. The Borrower shall not, and shall not permit any Subsidiary to, make or acquire any Investment, except (a) existing Investments described on Schedule 7.3 hereto or valued at less than $500,000 on the Closing Date, (b) Investments in cash equivalents, (c) Investments in the form of Intercompany Notes in accordance with the terms of Section 5.14 hereof and (d) Investments in the Borrower and its Restricted Subsidiaries (except (i) all AMFM Entities, until their respective Collateral Release Date and (ii) all SFX Entities, until their respective Collateral Release Date) or Investments by any AMFM Entity or SFX Entity in any other AMFM Entity or SFX Entity, respectively, provided that, notwithstanding the foregoing, so long as (A) there exists no Default and (B) no event has occurred and no circumstance exists, which has had, or will have, a Material Adverse Effect on the date such Investment is made, the Borrower or such Subsidiary may make Investments in any business (Capital Stock or assets) described in Section 5.2(a) hereof (except
(i) all AMFM Entities, until their respective Collateral Release Date and (ii) all SFX Entities, until their respective Collateral Release Date).

         Section 7.4 Amendment and Waiver. Other than as provided in Section 7.5 herein, the Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any amendment of any material term or material provision of its articles of incorporation or by-laws.

         Section 7.5 Liquidation, Disposition or Acquisition of Assets, Merger, New Subsidiaries. The Borrower shall not, and shall not permit any Restricted Subsidiary to, at any time:

                  (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up; or sell, lease, abandon, transfer or otherwise dispose of all or any part of its assets, properties or business, other than immaterial assets sold in the ordinary course of business, or dispositions whose proceeds are applied in accordance with
         Section 2.5(c) hereof;

                  (b) make any Acquisition, provided, however, so long as (i) there shall exist no Default prior to and after giving effect to a proposed transaction and (ii) no event has occurred and no circumstance exists, which has had, or will have, a Material Adverse Effect on the date of such transaction, the Borrower or any Restricted Subsidiary may, consummate an Acquisition of another Person, so long as in each case:

                           (A) such assets, property or business shall be in or
                  relate to the communications or media related business, or the entertainment and internet businesses or related businesses,

                           (B) the Administrative Agent shall have received
                  copies of all documents, instruments, opinions and other information relating to the seller and assets to be acquired as it may reasonably request; and

                           (C) immediately after giving effect to any such
                  Acquisition, (I) all such acquired Debt for Borrowed Money of the Restricted Subsidiaries shall comply with Section 7.1(e) hereof, and (II) the Borrower shall be in compliance with
                  Section 7.5(c) below.

         (c) enter into any merger or consolidation, provided, however, that, so long as there shall exist no Default prior to or after giving effect to a proposed transaction, (i)(A) a Restricted Subsidiary may merge or consolidate with another Restricted Subsidiary; (B) an Unrestricted Subsidiary may merge or consolidate with another Unrestricted Subsidiary or a Restricted Subsidiary; and
(C) an Unrestricted Subsidiary or a Restricted Subsidiary may merge or consolidate with the Borrower provided, that the Borrower or such Restricted Subsidiary shall be the surviving entity of any transaction governed by this
Section 7.5(c)(i); and (ii) the Borrower or any Restricted Subsidiary may merge or consolidate with another Person, so long as (A) the Borrower or a Restricted Subsidiary shall be the surviving entity, (B) no event has occurred and no circumstance exists, which has had, or will have, a Material Adverse Effect on the date of such transaction and (C) the Administrative Agent shall have received copies of all information related thereto as it may reasonably request.

         Section 7.6 Dividends. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly declare or pay any Dividend; provided, however, (a) any Subsidiary may declare and pay Dividends to the Borrower or any Restricted Subsidiary (and to any minority holders of its capital stock so long as the Borrower or a Restricted Subsidiary receives Dividends that are at least on a pro rata basis) and (b) the Borrower may declare and pay Dividends (including amounts which become Dividends as a result of the proviso in the definition of Dividends) on any date; provided, however, notwithstanding clause
(b) immediately preceding to the contrary, the Borrower shall pay no such Dividends unless there shall exist no Default prior to or after giving effect to any such proposed Dividend.

         Section 7.7 Affiliate Transactions. The Borrower shall not, and shall not permit any Subsidiary to, at any time engage in any transaction with an Affiliate (other than any of the Borrower and its Restricted Subsidiaries), nor make an assignment or other transfer of any of its assets or properties to any Affiliate, on terms materially less advantageous to the Borrower or Subsidiary than would be the case if such transaction had been effected with a non-Affiliate (other than advances to employees in the ordinary course of business). The Borrower shall not, and shall not permit any Subsidiary to, in any event incur or suffer to exist any Debt for Borrowed Money or Guaranty in favor of any Affiliate, unless such Affiliate shall subordinate the payment and performance thereof on terms satisfactory to the Lenders in their sole discretion, and otherwise upon terms, conditions and documentation, and in a manner satisfactory to Determining Lenders. Notwithstanding the foregoing, the Borrower may loan the proceeds of Advances to Subsidiaries that are Restricted Subsidiaries, so long as there shall exist no Default prior to or after giving effect to such proposed loan.

         Section 7.8 Compliance with ERISA. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, or permit any member of its Controlled Group to directly or indirectly, (a) terminate any Plan so as to result in any material (in the opinion of the Determining Lenders) liability to the Borrower or any member of its Controlled Group, (b) permit to exist any ERISA Event, or any other event or condition which presents the risk of a material (in the opinion of the Determining Lenders) liability of the Borrower or any member of its Controlled Group, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material (in the opinion of the Determining Lenders) liability to the Borrower or any member of its Controlled Group, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which could result in any material (in the opinion of the Determining Lenders) liability to the Borrower or any member of its Controlled Group, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of the Borrower or any member of its Controlled Group (using the actuarial assumptions utilized by the PBGC upon termination of a plan) to materially (in the opinion of the Determining Lenders) exceed the fair market value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan.

         Section 7.9 Leverage Ratio. At the end of each fiscal quarter occurring during the periods indicated below, the Borrower shall not permit the Leverage Ratio to be greater than:


                           Period                                      Ratio
                           ------                                      -----

         From date hereof through June 29, 2001                        6.00 to 1

         June 30, 2001 through June 29, 2003                           5.50 to 1

         June 30, 2003 and thereafter                                  5.00 to 1

         Section 7.10 Interest Coverage Ratio. At the end of each fiscal quarter, the Borrower shall not permit the ratio of (a) Operating Cash Flow for the four consecutive fiscal quarters then ending to (b) Interest Expense of the Borrower and its Subsidiaries for such quarters, to be less than 2.00 to 1.00.

         Section 7.11 Sale and Leaseback. The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets.

         Section 7.12 Sale or Discount of Receivables. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly sell, with or without recourse, for discount or otherwise, any notes or accounts receivable.

         Section 7.13 Business of Clear Channel Television Licenses, Inc. and Clear Channel Broadcasting Licenses, Inc. Notwithstanding anything in this Agreement to the contrary, the Borrower shall not permit Clear Channel Television Licenses, Inc. and Clear Channel Broadcasting Licenses, Inc. to engage in any business other than the ownership of (i) FCC licenses and Necessary Authorizations for the operation of Clear Channel Television, Inc. and Clear Channel Broadcasting, Inc., respectively, and (ii) at least 95% of the Capital Stock of Clear Channel Television, Inc. and 100% of the Capital Stock of Clear Channel Broadcasting, Inc., respectively.

         Section 7.14 Other Restrictive Agreements. The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any agreement pursuant to which the ability of the Borrower or any Restricted Subsidiary to (a) accept any waiver or consent with respect to any provision of this Agreement or any Loan Paper, or (b) enter into any amendment, amendment and restatement, replacement or other substitution of this Agreement or any Loan Paper, is prohibited or limited in any manner, or causes an event material and adverse to the Borrower.

                                    ARTICLE 8

                                     Default

         Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event, and whether voluntary, involuntary, or effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

         (a) Any representation or warranty made under any Loan Paper shall prove to have been incorrect or misleading in any material respect when made;

         (b) The Borrower shall default in the payment of (i) any interest or any fees payable hereunder or any other costs, fees, expenses or other amounts payable hereunder or under the Loan Papers, when due, which Default is not cured within three Business Days from the date such payment became due by payment of such late amount, or (ii) any principal when due;

         (c) The Borrower or any Restricted Subsidiary shall default in the performance or observance of any agreement or covenant contained in Article 7 hereof;

         (d) The Borrower or any Restricted Subsidiary shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured within a period of 30 days after the earlier of (i) written notice from the Administrative Agent thereof and (ii) actual notice thereof by any member of senior management of the Borrower;

         (e) There shall occur any default or breach in the performance or observance of any agreement or covenant (after the expiration of any applicable grace period) or breach of any representation or warranty contained in any of the Loan Papers (other than this Agreement);

         (f) There shall be entered a decree or order by a court having jurisdiction in the premises constituting an order for relief in respect of the Borrower or any Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any Subsidiary, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Borrower or any Subsidiary, and any such decree or order shall continue unstayed and in effect for a period of 60 consecutive days; provided, that the affected assets alone or in the aggregate total in excess of $25,000,000;

         (g) The Borrower or any Subsidiary shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the Borrower or any Subsidiary shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any Subsidiary or of any substantial part of their respective properties, or the Borrower or any Subsidiary shall fail generally to pay its debts as they become due, or the Borrower or any Subsidiary shall take any action in furtherance of any such action; provided, that the affected assets alone or in the aggregate total in excess of $25,000,000;

         (h) A final judgment or judgments shall be entered by any court against the Borrower or any Subsidiary for the payment of money which exceeds $25,000,000 in the aggregate, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any Subsidiary which, together with all other such property of the Borrower and its Subsidiaries subject to other such process, exceeds in value $25,000,000 in the aggregate, and if such judgment or award is not insured or, within 30 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

         (i) With respect to any Plan of the Borrower or any member of its Controlled Group: (i) the Borrower, any such member, or any other party-in-interest or disqualified person shall engage in transactions which in the aggregate would reasonably result in a direct or indirect liability to the Borrower or any member of its Controlled Group in excess of $25,000,000 under
Section 409 or 502 of ERISA or Section 4975 of the Code; (ii) the Borrower or any member of its Controlled Group shall incur any accumulated funding deficiency, as defined in Section 412 of the Code, in the aggregate in excess of $25,000,000, or request a funding waiver from the Internal Revenue Service for contributions in the aggregate in excess of $25,000,000; (iii) the Borrower or any member of its Controlled Group shall incur any withdrawal liability in the aggregate in excess of $25,000,000 as a result of a complete or partial withdrawal within the meaning of Section 4203 or 4205 of ERISA; (iv) the Borrower or any member of its Controlled Group shall fail to make a required contribution by the due date under Section 412 of the Code or Section 302 of ERISA which would result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA; (v) the Borrower, any member of its Controlled Group or any Plan sponsor shall notify the PBGC of an intent to terminate, or the PBGC shall institute proceedings to terminate, or the PBGC shall institute proceedings to terminate, any Plan; (vi) a Reportable Event shall occur with respect to a Plan, and within 15 days after the reporting of such Reportable Event to the Administrative Agent, the Administrative Agent shall have notified the Borrower in writing that the Determining Lenders have made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and as a result thereof an Event of Default shall have occurred hereunder; (vii) a trustee shall be appointed by a court of competent jurisdiction to administer any Plan or the assets thereof; (viii) the benefits of any Plan shall be increased, or the Borrower or any member of its Controlled Group shall begin to maintain, or begin to contribute to, any Plan, without the prior written consent of the Determining Lenders; or (ix) any ERISA Event with respect to a Plan shall have occurred, and 30 days thereafter (A) such ERISA Event, other than such event described in clause (vi) of the definition of ERISA Event herein, (if correctable) shall not have been corrected and (B) the then present value of such Plan's benefit liabilities, as defined in Title IV of ERISA, shall exceed the then current value of assets accumulated in such Plan; provided, however, that the events listed in subsections (v) through (ix) shall constitute Events of Default only if, as of the date thereof or any subsequent date, the maximum amount of liability that the Borrower or any member of its Controlled Group could incur in the aggregate under Section 4062, 4063, 4064, 4219 or 4023 of ERISA or any other provision of law with respect to all such Plans, computed by the actuary of the Plan taking into account any applicable rules and regulations of the PBGC at such time, and based on the actuarial assumptions used by the Plan, resulting from or otherwise associated with such event exceeds $25,000,000;

         (j) All or any material portion of the Loan Papers shall be the subject of any proceeding instituted by any Person other than a Lender (except in connection with any Lender's exercise of any remedies under the Loan Papers), or there shall exist any litigation or threatened litigation with respect to all or any material portion of the Collateral or the Loan Papers, or any of the Borrower, its Subsidiaries or any of their Affiliates shall challenge in any manner whatsoever the validity or enforceability of all or any portion of the Loan Papers; provided, however, that during any such time any such circumstance shall be bonded or stayed in accordance with Applicable Law and to the satisfaction of the Determining Lenders, such circumstance shall not be an Event of Default;

         (k) The Borrower or any Restricted Subsidiary shall default in the payment of any Debt for Borrowed Money in an aggregate amount of $25,000,000 or more beyond any grace period provided with respect thereto, or shall default in the performance of any agreement or instrument under which such Debt for Borrowed Money is created or evidenced beyond any applicable grace period or an event shall occur with respect to such Debt for Borrowed Money, if the effect of such default or event is to permit or cause the holder of such Debt for Borrowed Money (or a trustee on behalf of any such holder) to cause such Debt for Borrowed Money to become due prior to its date of maturity or cause such Debt for Borrowed Money to be prepaid, repurchased or redeemed;

         (l) The Borrower or any Subsidiary shall fail to comply with the Communications Act, or any rule or regulation promulgated by the FCC, and such failure could reasonably be expected to have a Material Adverse Effect;

         (m) Any material provision of any Loan Paper shall for any reason cease to be valid and binding on or enforceable against any party to it (other than the Administrative Agent or any Lender) in all material respects, or any such party shall so state in writing; or

         (n) Any civil action, suit or proceeding shall be commenced against the Borrower, or any Subsidiary of the Borrower under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970)("RICO") and such suit shall be adversely determined by a court of applicable jurisdiction, and which is either non-appealable or which the Borrower or such Subsidiary has elected not to appeal; or any criminal action or proceeding shall be commenced against the Borrower, any Subsidiary of the Borrower under any federal or state racketeering statute (including, without limitation, RICO).

         Section 8.2 Remedies. If an Event of Default shall have occurred and shall be continuing:

         (a) With the exception of an Event of Default specified in Section 8.1(f) or (g) hereof, the Administrative Agent shall, upon the direction of the Determining Lenders, terminate the Commitments and/or declare the principal of and interest on the Advances and all Obligations and other amounts owed under the Loan Papers to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in the Loan Papers to the contrary notwithstanding.

         (b) Upon the occurrence of an Event of Default specified in Section 8.1(f) or (g) hereof, such principal, interest and other amounts shall thereupon and concurrently therewith become due and payable and the Commitments shall forthwith terminate, all without any action by the Administrative Agent, any Lender or any holders of the notes and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Loan Papers to the contrary notwithstanding.

         (c) If any Letter of Credit shall be then outstanding, the Administrative Agent may (or, upon the direction of the Determining Lenders, shall) demand upon the Borrower to, and forthwith upon such demand, the Borrower shall, pay to the Administrative Agent in same day funds at the office of the Administrative Agent on such demand for deposit in the L/C Cash Collateral Account, an amount equal to the maximum amount available to be drawn under the Letters of Credit then outstanding; provided, however, that upon the occurrence of an Event of Default pursuant to Section 8.1(f) or 8.1(g) hereof, such amount shall become immediately due and payable without the requirement of any action on the part of Administrative Agent.

         (d) The Administrative Agent, and the Lenders may exercise all of the post-default rights granted to them under the Loan Papers or under Applicable Law.

         (e) The rights and remedies of the Administrative Agent and the Lenders hereunder shall be cumulative, and not exclusive.

                                    ARTICLE 9

                            Changes in Circumstances

         Section 9.1 LIBOR Basis Determination Inadequate. If with respect to any proposed LIBOR Advance for any Interest Period, any Lender determines that
(i) deposits in dollars (in the applicable amount) are not being offered to that Lender in the relevant market for such Interest Period or (ii) the LIBOR Basis for such proposed LIBOR Advance does not adequately cover the cost to such Lender of making and maintaining such proposed LIBOR Advance for such Interest Period, such Lender shall forthwith give notice thereof to the Borrower, whereupon until such Lender notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligation of such Lender to make LIBOR Advances shall be suspended.

         Section 9.2 Illegality. If any applicable law, rule or regulation, or any change therein or adoption thereof, or interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for such Lender (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Advances, such Lender shall so notify the Borrower and the Administrative Agent. Before giving any notice to the Borrower pursuant to this Section, the notifying Lender shall designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of the Lender, be materially disadvantageous to the Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each LIBOR Advance owing to the notifying Lender, together with accrued interest thereon, on either
(a) the last day of the Interest Period applicable to such Advance, if the Lender may lawfully continue to maintain and fund such Advance to such day, or
(b) immediately, if the Lender may not lawfully continue to fund and maintain such Advance to such day. Concurrently with repaying each affected LIBOR Advance owing to such Lender, notwithstanding anything contained in Article 2 hereof, the Borrower shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such repayment.

         Section 9.3 Increased Costs.

         (a) If any applicable law, rule or regulation, or any change in or adoption of any law, rule or regulation, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or compatible agency:

                  (i) shall subject a Lender (or its LIBOR Lending Office) to any tax, duty or other charge (net of any tax benefit engendered thereby) with respect to its LIBOR Advances or its obligation to make such Advances, or shall change the basis of taxation of payments to a Lender (or to its LIBOR Lending Office) of the principal of or interest on its LIBOR Advances or in respect of any other amounts due under this Agreement, as the case may be, or its obligation to make such Advances (except for changes in the rate of tax on the overall net income of the Lender or its LIBOR Lending Office and franchise taxes imposed upon such Lender); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender's LIBOR Lending Office or shall impose on the Lender (or its LIBOR Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its LIBOR Advances or its obligation to make such Advances;

and the result of any of the foregoing is to increase the cost to a Lender (or its LIBOR Lending Office) of making or maintaining any LIBOR Advances, or to reduce the amount of any sum received or receivable by a Lender (or its LIBOR Lending Office) with respect thereto, by an amount deemed by a Lender to be material, then, within 15 days after demand by a Lender, the Borrower agrees to pay to such Lender such additional amount as will compensate such Lender for such increased costs or reduced amounts. The affected Lender will as soon as practicable notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of the affected Lender made in good faith, be disadvantageous to such Lender.

         (b) A certificate of any Lender claiming compensation under this Section and setting forth the additional amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, a Lender may use any reasonable averaging and attribution methods. If a Lender demands compensation under this Section, the Borrower may at any time, upon at least five Business Days' prior notice to the Lender, after reimbursement to the Lender by the Borrower in accordance with this Section of all costs incurred, prepay in full the then outstanding LIBOR Advances of the Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.9 hereof. Concurrently with prepaying such LIBOR Advances, the Borrower shall borrow a Base Rate Advance from the Lender, and the Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing immediately prior to such prepayment.

         Section 9.4 Effect On Base Rate Advances. If notice has been given pursuant to Section 9.1, 9.2 or 9.3 hereof suspending the obligation of a Lender to make LIBOR Advances, or requiring LIBOR Advances of a Lender to be repaid or prepaid, then, unless and until the Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as LIBOR Advances shall be made instead as Base Rate Advances.

         Section 9.5 Capital Adequacy. If either (a) the introduction of or any change in or in the interpretation of any law, rule or regulation or (b) compliance by a Lender with any law, rule or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by a Lender or any corporation controlling such Lender (any event or occurrence in clauses (a) or (b) above being a "Regulatory Modification"), and such Lender reasonably determines that the amount of such capital is increased by or based upon the existence of such Lender's commitment or Advances hereunder and other commitments or advances of such Lender of this type, then, upon demand by such Lender, subject to Section 11.9, the Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender with respect to such circumstances (collectively, "Additional Costs"), to the extent that such Lender reasonably determines in good faith such increase in capital to be allocable to the existence of such Lender's Commitment hereunder. Notwithstanding the foregoing, any Lender's demand for Additional Costs shall not include any Additional Costs with respect to any period more than 180 days prior to the date that such Lender gives notice to the Borrower of such Additional Costs unless the effective date of the Regulatory Modification which results in the right to receive Additional Costs is retroactive (the "Regulatory Modification Retroactive Effective Date"). If any Regulatory Modification has a Regulatory Modification Retroactive Effective Date and any Lender demands compensation within 180 days after the date setting the Regulatory Modification Retroactive Effective Date (the "Regulatory Modification Set Date"), such Lender shall have the right to receive such Additional Costs from the Regulatory Modification Retroactive Effective Date. If a Lender does not demand such Additional Costs within 180 days after the Regulatory Modification Set Date, such lender may not receive payment of Additional Costs with respect to any period more than 180 days prior to such demand. A certificate as to such amounts submitted to the Borrower by a Lender hereunder, shall, in the absence of demonstrable error, be conclusive and binding for all purposes.

         Section 9.6 Rights of a Borrower in Respect of Consequential Losses.

         (a) Duty to Mitigate. If (i) any Lender shall request compensation under Sections 9.3 or 9.5 hereof or (ii) any Lender delivers a notice described in Sections 9.1 or 9.2 hereof, then such Lender shall use reasonable efforts (which shall not require such Lender to suffer any disadvantage or burden reasonably deemed by it (in good faith) to be significant, including without limitation, to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions), promptly thereafter, (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Sections 9.3 or 9.5 hereof or enable it to withdraw its notice pursuant to Sections 9.1 or 9.2 hereof, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

         (b) Replacement of a Lender Upon Request for Compensation. If any Lender has requested compensation or reimbursement in accordance with the terms of Sections 9.3 and 9.5 hereof and (i) such request is not the result of any uniform changes in the statutes or regulations for capital adequacy, and (ii) the Borrower and such Lender are unable to reach a written agreement regarding such request within 30 days following written notice by such Lender to the Borrower and the Administrative Agent of such request, then after the expiration of 30 days following the delivery of the notice under either Section 9.3 or 9.5 hereof, the Borrower may replace such Lender in whole with another Lender acceptable to the Administrative Agent pursuant to an Assignment Agreement and in accordance with Section 11.6(d) hereof, provided that, such Lender is replaced at par value of all Obligations owing such Lender plus all accrued interest and fees, and payments in accordance with Section 2.9 hereof, if any, provided further, that Borrower pays the assignment and acceptance fee set forth in Section 11.6(d) hereof for such replacement. Until such time as any Lender is replaced by the Borrower, the Borrower shall reimburse or compensate such Lender in accordance with the terms of Article 9 hereof.


                                   ARTICLE 10

                             Agreement Among Lenders

         Section 10.1 Agreement Among Lenders. The Lenders agree among themselves that:

         (a) Administrative Agent. Each Lender hereby appoints the Administrative Agent as its nominee in its name and on its behalf, to receive all documents and items to be furnished hereunder; to act as nominee for and on behalf of all Lenders under the Loan Papers; to take such action as may be requested by Determining Lenders, provided that, unless and until the Administrative Agent shall have received such requests, the Administrative Agent may take such administrative action, or refrain from taking such administrative action, as it may deem advisable and in the best interests of the Lenders; to arrange the means whereby the proceeds of the Advances of the Lenders are to be made available to the Borrower; to distribute promptly to each Lender information, requests and documents received from the Borrower, and each payment (in like funds received) with respect to any of such Lender's Advances, fee or other amount; and to deliver to the Borrower requests, demands, approvals and consents received from the Lenders. Administrative Agent agrees to promptly distribute to each Lender, at such Lender's address set forth below information, requests, documents and payments received from the Borrower.

         (b) Replacement of Administrative Agent. Should the Administrative Agent or any successor Administrative Agent ever cease to be a Lender hereunder, or should the Administrative Agent or any successor Administrative Agent ever resign as Administrative Agent, or should the Administrative Agent or any successor Administrative Agent ever be removed with or without cause by the Determining Lenders, then the Lender appointed by the other Lenders shall forthwith become the Administrative Agent, and the Borrower and the Lenders shall execute such documents as any Lender may reasonably request to reflect such change. Any resignation or removal of the

Administrative Agent or any successor Administrative Agent shall become effective upon the appointment by the Lenders of a successor Administrative Agent; provided, however, that if the Lenders fail for any reason to appoint a successor within 60 days after such removal or resignation, the Administrative Agent or any successor Administrative Agent (as the case may be) shall thereafter have no obligation to act as Administrative Agent hereunder.

         (c) Expenses. Each Lender shall pay its pro rata share, based on its Specified Percentage, of any reasonable expenses paid by the Administrative Agent directly and solely in connection with any of the Loan Papers if Administrative Agent does not receive reimbursement therefor from other sources within 60 days after the date incurred, unless payment of such fees is being diligently disputed by such Lender or the Borrower in good faith. Any amount so paid by the Lenders to the Administrative Agent shall be returned by the Administrative Agent pro rata to each paying Lender to the extent later paid by the Borrower or any other Person on the Borrower's behalf to the Administrative Agent.

         (d) Delegation of Duties. The Administrative Agent may execute any of its duties hereunder by or through officers, directors, employees, attorneys or agents, and shall be entitled to (and shall be protected in relying upon) advice of counsel concerning all matters pertaining to its duties hereunder.

         (e) Reliance by Administrative Agent. The Administrative Agent and its officers, directors, employees, attorneys and agents shall be entitled to rely and shall be fully protected in relying on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order, or other document or conversation reasonably believed by it or them in good faith to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinions of counsel selected by the Administrative Agent. The Administrative Agent may, in its reasonable judgment, deem and treat the payee of any note as the owner thereof for all purposes hereof.

         (f) Limitation of Administrative Agent's Liability. Neither the Administrative Agent nor any of its officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them hereunder in good faith and believed by it or them to be within the discretion or power conferred to it or them by the Loan Papers or be responsible for the consequences of any error of judgment, except for its or their own gross negligence or wilful misconduct. Except as aforesaid, the Administrative Agent shall be under no duty to enforce any rights with respect to any of the Advances, or any security therefor. The Administrative Agent shall not be compelled to do any act hereunder or to take any action towards the execution or enforcement of the powers hereby created or to prosecute or defend any suit in respect hereof, unless indemnified to its satisfaction against loss, cost, liability and expense. The Administrative Agent shall not be responsible in any manner to any Lender for the effectiveness, enforceability, genuineness, validity or due execution of any of the Loan Papers, or for any representation, warranty, document, certificate, report or statement made herein or furnished in connection with any Loan Papers, or be under any obligation to any Lender to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of any Loan Papers on the part of the Borrower. To the extent not reimbursed by the Borrower, each Lender hereby severally, but not jointly, indemnifies and holds harmless the Administrative Agent, pro rata according to its Specified Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and/or disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by the Administrative Agent in any way with respect to any Loan Papers or any action taken or omitted by the Administrative Agent under the Loan Papers (including any negligent action of the Administrative Agent), except to the extent the same result from gross negligence or wilful misconduct by the Administrative Agent.

         (g) Liability Among Lenders. No Lender shall incur any liability (other than the sharing of expenses and other matters specifically set forth herein and in the other Loan Papers) to any other Lender, except for acts or omissions in bad faith.

         (h) Rights as Lender. With respect to its commitment hereunder, the Advances made by it and note issued to it, the Administrative Agent shall have the same rights as a Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent or any Lender may accept deposits from, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and any of its Affiliates, and any Person who may do business with or own securities of the Borrower or any of its Affiliates, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

         Section 10.2 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based upon the financial statements referred to in Sections 4.1(j), 6.1 and 6.2 hereof, and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers.

         Section 10.3 Benefits of Article. None of the provisions of this Article shall inure to the benefit of any Person other than Lenders or the Borrower, as applicable; consequently, no Person other than Lenders or the Borrower shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of the Administrative Agent or any Lender to comply with such provisions.

                                   ARTICLE 11

                                  Miscellaneous

         Section 11.1 Notices.

         (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date personally delivered or sent by telecopy (answerback received), or three days after deposit in the mail, designated as registered mail, return receipt requested, postage-prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, or one day after being delivered to the telegraph office or sent out by telex addressed to the party to which such notice is directed at its address determined as provided in this Section. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

         (i)      If to the Borrower, at:

                  Clear Channel Communications, Inc.
                  7710 Jones-Maltsberger, Suite 600
                  San Antonio, Texas  78216
                  Attn: Randall T. Mays, Executive Vice President/CFO

         (ii)     If to the Administrative Agent, at:

                  Bank of America, N.A.
                  901 Main Street, 64th Floor
                  Dallas, Texas  75202
                  Attn:  Thomas E. Carter, Senior Vice President

         (iii) If to a Lender, at its address shown below its name on the signature pages hereof, or if applicable, set forth in its Assignment Agreement.

         (b) Any party hereto may change the address to which notices shall be directed by giving 10 days' written notice of such change to the other parties.

         Section 11.2 Expenses. The Borrower shall promptly pay:

         (a) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Papers, the transactions contemplated hereunder and thereunder, and the making of Advances and the issuance of Letters of Credit hereunder, including without limitation the reasonable fees and disbursements of Special Counsel;

         (b) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the administration of the transactions contemplated in this Agreement and the other Loan Papers, the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Lenders relating to this Agreement or the other Loan Papers; and

         (c) all reasonable costs, out-of-pocket expenses and attorneys' fees of the Administrative Agent and each Lender incurred for enforcement, collection, restructuring, refinancing and "work-out", or otherwise incurred in obtaining performance under the Loan Papers, and all reasonable costs and out-of-pocket expenses of collection if default is made in the payment of the notes, which in each case shall include without limitation reasonable fees and expenses of consultants, counsel for the Administrative Agent and any Lender, and administrative fees for the Administrative Agent.

         Section 11.3 Waivers. The rights and remedies of the Lenders under this Agreement and the other Loan Papers shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent or any Lender in exercising any right shall operate as a waiver of such right. The Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance and the Issuing Bank expressly reserves the right to require strict compliance with the terms of this Agreement in connection with any issuance of a Letter of Credit. In the event that any Lender decides to fund an Advance or the Issuing Bank decides to issue a Letter of Credit at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by such Lender shall not be deemed to constitute an undertaking by the Lender to fund any further requests for Advances or by the Issuing Bank to issue any additional Letter of Credit or preclude the Lenders from exercising any rights available under the Loan Papers or at law or equity. Any waiver or indulgence granted by the Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of this Agreement in the future. Any such actions shall not in any way affect the ability of the Administrative Agent or the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Administrative Agent or any of the Lenders are a party thereto, relating to the Borrower.

         Section 11.4 Determination by the Lenders Conclusive and Binding. Any material determination required or expressly permitted to be made by the Administrative Agent or any Lender under this Agreement shall be made in its reasonable judgment and in good faith, and shall when made, absent manifest error, be conclusive and binding on all parties.

         Section 11.5 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender and any subsequent holder of any note, and any assignee or participant in any note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any deposits (general or special (except trust and escrow accounts), time or demand, including without limitation indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other indebtedness at any time held or owing by such Lender or holder to or for the credit or the account of the Borrower, against and on account of the Obligations and other liabilities of the Borrower to such Lender or holder, irrespective of whether or not (a) the Lender or holder shall have made any demand hereunder, or (b) the Lender or holder shall have declared the principal of and interest on the Advances and other amounts due hereunder to be due and payable as permitted by Section 8.2 and although such obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any Lender or by any assignee, participant or subsequent holder of any note shall be subject to pro rata treatment of all Obligations and other liabilities hereunder.

         Section 11.6 Assignment.

         (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under the other Loan Papers without the prior written consent of the Lenders.

         (b) No Lender shall be entitled to assign its interest in this Agreement, its notes or its Advances, except as hereinafter set forth.

         (c) A Lender may at any time sell participations in all or any part of its Advances (collectively, "Participations") to any bank, other financial institution or fund ("Participants") provided that such Participation shall not confer on any Person (other than the parties hereto) any right to vote on, approve or sign amendments or waivers, or any other independent benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Papers, other than the right to vote on, approve, or sign amendments or waivers or consents with respect to items that would result in (i) any increase in the commitment of any Participant; or (ii)(A) the extension of the date of maturity of, or (B) the extension of the due date for any payment of principal, interest or fees respecting, or (C) the reduction of the amount of any installment of principal or interest on or the change or reduction of any mandatory reduction required hereunder, or (D) a reduction of the rate of interest on, the Advances, the Letters of Credit, or the Reimbursement Obligations, or change in Applicable Margin; or (iii) the reduction of any fees payable hereunder. Notwithstanding the foregoing, the Borrower agrees that the Participants shall be entitled to the benefits of Article 9 and Section 11.5 hereof as though they were Lenders and the Lenders may provide copies of all financial information received from the Borrower to such Participants. To the fullest extent it may effectively do so under Applicable Law, the Borrower agrees that any Participant may exercise any and all rights of banker's lien, set-off and counterclaim with respect to this Participation as fully as if such Participant were the holder of the Advances in the amount of its Participation.

         (d) Each Lender may assign to one or more financial institutions or funds organized under the laws of the United States, or any state thereof, or under the laws of any other country that is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business (each, an "Assignee") its rights and obligations under this Agreement and the other Loan Papers up to a total of 49% of its Specified Percentage of the Commitment; provided, however, that (i) prior to each such assignment, the assigning Lender shall provide Administrative Agent and the Borrower with notice of such assignment, (ii) each such assignment shall be of a constant, and not a varying, percentage of the Lender's rights and obligations under this Agreement, (iii) the amount of the Commitment, Advances and Reimbursement Obligations being assigned pursuant to each such assignment (determined as of the date of the assignment with respect to such assignment) shall in no event be less than

$5,000,000 and which is an integral multiple of $1,000,000, (iv) the applicable Lender, Administrative Agent and applicable Assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance Agreement (an "Assignment Agreement") in substantially the form of Exhibit E hereto, together with the notes subject to such assignment, (v) the Assignee or the Lender executing the Assignment as the case may be, shall deliver to the Administrative Agent a processing fee of $3,500 and (vi) notwithstanding anything herein to the contrary, any Lender may assign up to a total of 100% of its Specified Percentage of the Commitment with the prior written consent of the Borrower and the Administrative Agent, which consent shall not be unreasonably withheld or delayed (provided that without the consent of the Borrower or the Administrative Agent, any Lender may make assignments to its Affiliates or another Lender). Upon such execution, delivery and acceptance from and after the effective date specified in each Assignment, which effective date shall be at least three Business Days after the execution thereof, (A) the Assignee thereunder shall be party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment, have the rights and obligations of a Lender hereunder and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment, relinquish such rights and be released from such obligations under this Agreement. The Borrower shall not be liable for any fees or expenses of the Administrative Agent, any Lender, or any Assignee, incurred in connection with such an Assignment.

         (e) Notwithstanding anything in clause (d) above to the contrary, any Lender may assign and pledge all or any portion of its Advances and note to any Federal Reserve Bank as collateral security pursuant to Regulation A of F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank; provided, however, that no such assignment under this clause (e) shall release the assignor Lender from its obligations hereunder.

         (f) Upon its receipt of an Assignment Agreement executed by a Lender and an Assignee, and any note or notes subject to such assignment, the Borrower shall, within three Business Days after its receipt of such Assignment Agreement, at its own expense, execute and deliver to the Administrative Agent in exchange for the surrendered notes new notes to the order of such Assignee in an amount equal to the portion of the Advances, Reimbursement Obligations and Commitment assigned to it pursuant to such Assignment Agreement and new notes to the order of the assigning Lender in an amount equal to the portion of the Advances and Commitment retained by it hereunder. Such new notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered notes, shall be dated the effective date of such Assignment Agreement and shall otherwise be in substantially the form of Exhibit A hereto.

         (g) No Lender may, without the prior consent of the Borrower, which shall not be unreasonably withheld or delayed, in connection with any assignment or Participation or proposed assignment or Participation pursuant to this
Section 11.6, disclose to the Assignee or Participant or proposed Assignee or Participant, any information (which is not otherwise publicly available) relating to the Borrower furnished to such Lender by or on behalf of the Borrower, unless such proposed assignee or participant agrees to keep such information confidential and signs a confidentiality agreement in a form substantially similar to the confidentiality agreement signed by the Persons who were Lenders on the Original Closing Date. The Borrower may not prohibit any Participation by withholding its consent pursuant to this Section 11.6(g).

         (h) Except as specifically set forth in this Section 11.6, nothing in this Agreement or any other Loan Papers, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Papers.

         Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         Section 11.8 Severability. Any provision of this Agreement which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 11.9 Interest and Charges. It is not the intention of any parties to this Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in any Loan Papers, no Lender shall ever be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the Maximum Amount. If any Lender or participant ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, the Borrower and the Lenders shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, the Lenders shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount of the Obligations owing, and, in such event, the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Loan Papers.

         Section 11.10 Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

         Section 11.11 Amendment and Waiver. This Agreement may not be amended, modified or waived except by the written agreement of the Borrower and the Determining Lenders; provided, however, that no such amendment, modification or waiver shall be made (a) without the consent of all Lenders, if it would (i) increase the Specified Percentage or commitment of any Lender, or

(ii) extend or postpone any Commitment Reduction, extend or postpone the date of payment or maturity of, extend the due date for any payment of principal or interest on, reduce the amount of any installment of principal or interest on, or reduce the rate of interest on, any Advance, the Reimbursement Obligations, fees or other amounts owing under any Loan Papers, or (iii) release any security for or guaranty of the Obligations (except pursuant to this Agreement), or (iv) reduce the fees payable hereunder, or (v) revise this Section 11.11, or (v) waive the date for payment of any of the Obligations, or (vi) amend the definition of Determining Lenders, (vii) revise Sections 2.5(b), (c) or (d) hereof or (vii) revise Sections 2.6(b) or (c) hereof; or (b) without the consent of the Administrative Agent, if it would alter the rights, duties or obligations of the Administrative Agent. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Administrative Agent and, in the case of an amendment, by the Borrower.

         Section 11.12 Exception to Covenants. Neither the Borrower nor any Restricted Subsidiary shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

         Section 11.13 No Liability of Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any Lender nor any of their respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit, except for any payment made upon the Issuing Bank's gross negligence or willful misconduct; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit other than pursuant to the Uniform Commercial Code Section 5-114. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         Section 11.14 Credit Agreement Governs. In the event of any conflict between the terms of this Agreement and any terms of any other Loan Paper, the terms of this Agreement shall control.

         SECTION 11.15 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED

BY THE LAWS OF THE STATE OF TEXAS AND THE FEDERAL LAWS OF THE UNITED STATES; PROVIDED, HOWEVER, THAT CHAPTER 346 OF THE TEXAS FINANCE CODE SHALL NOT APPLY TO THE ADVANCES, THIS AGREEMENT AND THE OTHER LOAN PAPERS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BORROWER AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN PAPERS.

         SECTION 11.16 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY KNOWINGLY VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO ANY OF THE LOAN PAPERS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THIS AGREEMENT AND MAKING ANY ADVANCES HEREUNDER.

         SECTION 11.17 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 11.18. Amendment and Restatement. This Agreement is an amendment and restatement of the Original Credit Agreement by Determining Lenders in accordance with the terms of Section 11.11 of the Original Credit Agreement, and, as such, except for the "Obligation" as defined in the Original Credit Agreement (which shall survive, be renewed and restated by the terms of this Agreement), all terms and provisions of this Agreement supersede in their entirety the terms and provisions of the Original Credit Agreement. The Administrative Agent and the Lenders hereby waive any breach or default of any of the terms of Section 7.6 in the Original Credit Agreement. All references in any Loan Paper to the "Credit Agreement" shall hereafter be deemed to be references to this Agreement. All provisions of each Loan Paper shall remain in full force and effect, and such provisions are hereby ratified and confirmed, regardless of whether any such Loan Paper was executed prior to the Closing Date.

         Section 11.19. Confidentiality. The Administrative Agent and each Lender shall hold all non-public, proprietary or confidential information (which has been identified and marked as such by the Borrower) obtained pursuant to the terms of this Agreement confidential in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking and investment practices, however, the Administrative Agent and each Lender may make disclosure of any such information to (a) their examiners, affiliates, internal and outside counsel, auditors, consultants, appraisers and other professional advisors, or to any governmental authority or representative thereof, or in connection with the enforcement of this Agreement or any related agreement, or pursuant to legal process or with respect to any litigation, and (b) to any participant, transferee or assignee, or proposed assignee, transferee or participant, so long as in the case of (b) foregoing, such participant, transferee or assignee, or proposed assignee, transferee or participant agrees to keep such information confidential in accordance with the terms of this provision (which such agreement is not required to be in writing). In addition, the Administrative Agent and each Lender may make disclosure of such information to any direct or indirect contractual counterparty in swap agreements (or to such contractual party's professional advisors). In no event shall the Administrative Agent or any Lender be obligated to return any materials furnished to it by the Borrower. The foregoing provisions shall not apply to the Administrative Agent or any Lender with respect to any information that (i) is or becomes generally available to the public (other than through a breach by any of the Administrative Agent or any Lender of this provision), (ii) is already in the possession of the Administrative Agent or any Lender on a nonconfidential basis, or (iii) comes into the possession of or is independently developed by the Administrative Agent or any Lender in a manner not known to such entity to involve a breach of a duty of confidentiality owing to the Borrower.

         Section 11.20. Qualified Commercial Loan. This Agreement evidences a "qualified commercial loan" as that term is defined in Section 306.001 of the Texas Finance Code, as amended.

================================================================================
                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
================================================================================

         IN WITNESS WHEREOF, this Fourth Amended and Restated Credit Agreement is executed as of the date first set forth above.


BORROWER:                              CLEAR CHANNEL COMMUNICATIONS, INC.



                                      By:
                                          --------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                            ------------------------------------

                                       BANK OF AMERICA, N.A., as a Lender and as
                                       Administrative Agent



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       901 Main Street, 64th Floor
                                       Dallas, Texas  75202
                                       Attn:    Derrick Bell
                                       Title:   Vice President

                                       FLEET NATIONAL BANK, as a Lender and as
                                       Documentation Agent



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       1 Federal Street - Mail Code 10303H
                                       Boston, Massachusetts  02110
                                       Attn:    Lisa Pellow
                                       Title:

                                      BANK OF MONTREAL, as a Lender and as a Co-
                                      Syndication Agent



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       430 Park Avenue, 15th Floor
                                       New York, New York  10022
                                       Attn:    Ola Anderssen
                                       Title:   Director

                                       TORONTO DOMINION (TEXAS), INC., as a
                                       Lender and as a Co-Syndication Agent



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       909 Fannin, Suite 1700
                                       Houston, Texas  77010
                                       Attn:    Ann Slanis
                                       Title:   Vice President

LENDERS:
                                       ABN AMRO BANK, N.V.



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       Three Riverway, Suite 1700
                                       Houston, Texas  77056
                                       Attn:    Laurie Tuzo
                                       Title:

                                       BANK BRUSSELS LAMBERT



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       c/o (USA) Capital Corp.
                                       630 Fifth Avenue, 6th Floor
                                       New York, New York  10111
                                       Attn:    Eileen Smith
                                       Title:

                                       BANK OF HAWAII



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       130 Merchant Street, 20th Floor
                                       Honolulu, Hawaii  96813
                                       Attn:    Luke Yeh
                                       Title:   Vice President

                                      THE GOVERNOR AND COMPANY OF THE
                                      BANK OF IRELAND



                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                           ------------------------------------

                                      Corporate Banking - Block B-2, Head Office
                                      Lower Baggot Street
                                      Dublin 2, Ireland
                                      Attn:    Patrick McBride
                                      Title:

                                       THE BANK OF NEW YORK



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       One Wall Street
                                       16th Floor South
                                       New York, New York  10286
                                       Attn:    John Ciulla
                                       Title:   Vice President

                                       THE BANK OF NOVA SCOTIA



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       One Liberty Plaza, 26th Floor
                                       New York, New York  10006
                                       Attn:    Paul A. Weissenberger
                                       Title:

                                       BNP PARIBAS



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       2029 Century Park East, Suite 3900
                                       Los Angeles, California  90067
                                       Attn:    Ching Lim
                                       Title:   Vice President

                                       BARCLAYS BANK PLC



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       388 Market Street, Suite 1700
                                       San Francisco, California  94111
                                       Attn:    Timothy C. Harrington
                                       Title:   Director

                                       CREDIT AGRICOLE INDOSUEZ



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       600 Travis, Suite 2340
                                       Houston, Texas  77002
                                       Attn:    Michael R. Quiray
                                       Title:   Vice President, Senior
                                                Relationship Manager

                                       THE CHASE MANHATTAN BANK



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       270 Park Avenue, 36th Floor
                                       New York, New York  10017
                                       Attn:    Tracey Ewing
                                       Title:   Vice President

                                       CIBC INC.



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       425 Lexington Avenue, 8th Floor
                                       New York, New York  10017
                                       Attn:    Karen Kiskorna
                                       Title:   Director

                                       CREDIT INDUSTRIEL ET COMMERCIAL



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       520 Madison Avenue, 37th Floor
                                       New York, New York  10022
                                       Attn:    Albert Calo
                                       Title:

                                       CREDIT SUISSE FIRST BOSTON



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       Eleven Madison Avenue
                                       10th Floor
                                       New York, New York  10010-3629
                                       Attn:    David Sawyer
                                       Title:

                                       THE DAI-ICHI KANGYO BANK, LTD.



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       One World Trade Center, 48th floor
                                       New York, New York  10048
                                       Attn:    Dan Guevara
                                       Title:   Assistant Vice President

                                       FIRST UNION NATIONAL BANK



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       One First Union Center
                                       301 South College Street, 5th Floor
                                       Charlotte, North Carolina  28288-0735
                                       Attn:    Fritz Bentien
                                       Title:

                                       HIBERNIA NATIONAL BANK



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       313 Carondelet Street
                                       New Orleans, Louisiana  70130
                                       Attn:    Laura Watts
                                       Title:   Assistant Vice President

                                       THE INDUSTRIAL BANK OF JAPAN, LIMITED



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       1251 Avenue of the Americas, 32nd Floor
                                       New York, New York  10020-1104
                                       Attn:    William Kennedy
                                       Title:   Senior Vice President

                                       KEY CORPORATE CAPITAL INC.



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       127 Public Square, 6th Floor
                                       Cleveland, Ohio  44114-1306
                                       Attn:    Jason Weaver
                                       Title:   Vice President

                                       MELLON BANK, N.A.



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       One Mellon Bank Center, Room 0370
                                       500 Grant Street
                                       Pittsburgh, Pennsylvania 15258
                                       Attn:    Nancy E. Gale
                                       Title:   Assistant Vice President

                                       MICHIGAN NATIONAL BANK



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       27777 Inkster Road
                                       Mail Code 1036
                                       Farmington Hills, Michigan 48334-1036
                                       Attn:    Draga Palincas
                                       Title:   Vice President

                                       THE MITSUBISHI TRUST AND BANKING
                                       CORPORATION



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       520 Madison Avenue, 26th Floor
                                       New York, New York 10022
                                       Attn:    Paul Arzouian
                                       Title:   Vice President

                                       NATEXIS BANQUE



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       645 Fifth Avenue, 20th Floor
                                       New York, New York 10022
                                       Attn:    Cynthia Sachs
                                       Title:

                                       PNC BANK, NATIONAL ASSOCIATION



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       1600 Market Street, 21st Floor
                                       Philadelphia, Pennsylvania 19103
                                       Attn:    Steven J. McGehrin
                                       Title:   Vice President

                                       THE ROYAL BANK OF SCOTLAND PLC



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       88 Pine Street, 26th Floor
                                       New York, New York 10005
                                       Attn:    Karen Stefancic
                                       Title:

                                       THE SANWA BANK LIMITED



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       55 East 52nd Street
                                       New York, New York 10055
                                       Attn:    John Feeney
                                       Title:   Vice President

                                       SOCIETE GENERALE, NEW YORK BRANCH



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       1221 Avenue of the Americas, 13th Floor
                                       New York, New York 10020
                                       Attn:    Elaine Khalil
                                       Title:

                                       THE SUMITOMO BANK, LIMITED, NEW YORK
                                       BRANCH



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       277 Park Avenue, 6th Floor
                                       New York, New York 10172
                                       Attn:    Leo Pagarigan
                                       Title:   Vice President

                                       SUNTRUST BANK



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       200 South Orange Avenue
                                       Orlando, Florida 32801
                                       Attn:    Kimberly Evans
                                       Title:

                                       THE TOYO TRUST & BANKING COMPANY,
                                       LTD.



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       666 Fifth Avenue, 33rd Floor
                                       New York, New York 10103
                                       Attn:    Andrew Levine
                                       Title:   President

                                       UNION BANK OF CALIFORNIA, N.A.



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       445 South Figueroa Street, 16th Floor
                                       Los Angeles, California 90071
                                       Attn:    Jenny Dongo
                                       Title:   Assistant Vice President

                                       WACHOVIA BANK OF GEORGIA, N.A.



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       191 Peachtree Street, N.E.
                                       28th Floor, Mail Code 370
                                       Atlanta, Georgia 30303
                                       Attn:    J. Timothy Toler
                                       Title:   Senior Vice President

                                       WELLS FARGO BANK TEXAS, NATIONAL
                                       ASSOCIATION, SUCCESSOR BY
                                       CONSOLIDATION TO WELLS FARGO BANK
                                       (TEXAS), NATIONAL ASSOCIATION



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       111 Congress, Suite 300
                                       Austin, Texas 78701
                                       Attn:    Susan Coulter
                                       Title:   Vice President

                                       WESTDEUTSCHE LANDESBANK
                                       GIROZENTRALE



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       1211 Avenue of the Americas, 23rd Floor
                                       New York, New York 10036
                                       Attn:    Kheil McIntyre
                                       Title:   Associate Director

                                       MORGAN GUARANTY TRUST COMPANY OF
                                       NEW YORK



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       60 Wall Street, 5th Floor
                                       New York, New York 10260-0060
                                       Attn:    Robert Bottamedi
                                       Title:

                                       BANKERS TRUST COMPANY



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       130 Liberty Street Plaza, 27th Floor
                                       New York, New York 10006
                                       Attn:    Gregory P. Shefrin
                                       Title:   Principal

                                       GENERAL ELECTRIC CAPITAL CORPORATION



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                            ------------------------------------

                                       60 Long Ridge Road
                                       Stamford, Connecticut  06927-5100
                                       Attn:    Tony Versace
                                       Title:

                                  SCHEDULE 1.1

                           EXISTING LETTERS OF CREDIT

                                  SCHEDULE 1.2

                              LIBOR LENDING OFFICES


BANK OF AMERICA, N.A.
901 Main Street, 64th Floor
Dallas, Texas 75202

THE FIRST NATIONAL BANK OF BOSTON
100 Federal Street
Boston, Massachusetts 02110

BANK OF MONTREAL
430 Park Avenue
New York, New York 10022

TORONTO DOMINION (TEXAS), INC.
909 Fannin Street, 17th Floor
Houston, Texas 77010

ABN AMRO BANK N.V.
Three Riverway, Suite 1700
Houston, Texas 77056

BANK BRUSSELS LAMBERT, NEW YORK BRANCH
630 Fifth Avenue
6th Floor
New York, New York  10111

BANK OF HAWAII
1850 N. Central Avenue
Suite 400
Phoenix, Arizona  85004

BANK OF IRELAND - GRAND CAYMAN BRANCH
640 Fifth Avenue, 2nd Floor
New York, New York  10019

THE BANK OF NEW YORK
One Wall Street, 16th Floor South
New York, New York 10286

THE BANK OF NOVA SCOTIA
One Liberty Plaza
26th Floor
New York, New York  10006

BANQUE PARIBAS
2029 Century Park East, Suite 3900
Los Angeles, California 90067

BARCLAYS BANK PLC
BZW Division
388 Market Street, Suite 1700
San Francisco, California  94111

CAISSE NATIONALE DE CREDIT AGRICOLE
600 Travis, Suite 2340
Houston, Texas  77002

THE CHASE MANHATTAN BANK
270 Park Avenue 37th Floor
New York, New York 10017

CIBC INC.
425 Lexington Avenue
New York, New York 10017

COMPAGNIE FINANCIERE DE CIC ET DE L'UNION EUROPEENNE
520 Madison Avenue
37th Floor
New York, New York  10022

CREDIT SUISSE FIRST BOSTON
Eleven Madison Avenue
19th Floor
New York, New York  10010-3629

CRESTAR BANK
919 E. Main Street
22th Floor
Richmond, Virginia  23219

THE DAI-ICHI KANGYO BANK, LTD.
One World Trade Center
48th Floor
New York, New York  10048

FIRST UNION NATIONAL BANK OF NORTH CAROLINA
Capital Markets Group - Communications
One First Union Center
301 South College Street, 5th Floor
Charlotte, North Carolina 28288-0735

FLEET BANK, N.A.
175 Water Street
28th Floor
New York, New York 10038

THE FUJI BANK, LIMITED
One Houston Center
Suite 4100
1221 McKinney Street
Houston, Texas  77010

HIBERNIA NATIONAL BANK
313 Carondelet Street
New Orleans, Louisiana  70130

INDUSTRIAL BANK OF JAPAN
1251 Avenue of the Americas
32nd Floor
New York, New York 10020-1104

KEYBANK NATIONAL ASSOCIATION
Media & Telecommunications Finance Division
127 Public Square
Cleveland, Ohio 44114-1306

THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, NEW YORK BRANCH
165 Broadway
New York, New York 10006

MELLON BANK, N.A.
One Mellon Bank Center, Room 4440
Pittsburgh, Pennsylvania 15258-0001

MICHIGAN NATIONAL BANK
Specialty Industries 10-36
27777 Inkster Road
Farmington Hills, Michigan  48334-1036

THE MITSUBISHI TRUST AND BANKING CORPORATION
520 Madison Avenue, 26th Floor
New York, New York  10022

PNC BANK, NATIONAL ASSOCIATION
1600 Market Street, 21st Floor
Philadelphia, Pennsylvania 19103

THE ROYAL BANK OF SCOTLAND, PLC
88 Pine Street 26th Floor
New York, New York 10005

THE SANWA BANK, LIMITED, DALLAS AGENCY
4100 W. Texas Commerce Tower
2200 Ross Avenue
Dallas, Texas  75201

SOCIETE GENERALE
1221 Avenue of the Americas
New York, New York 10020

THE SUMITOMO BANK, LIMITED
700 Louisiana, Suite 1750
Houston, Texas 77002

SUN TRUST BANK, CENTRAL FLORIDA, N.A.
200 South Orange Avenue
Orlando, Florida  32801

THE TOYO TRUST AND BANKING COMPANY, LTD., NEW YORK BRANCH
666 Fifth Avenue, 23rd Floor
New York, New York 10103-3395

UNION BANK OF CALIFORNIA, N.A.
445 South Figueroa Street
Los Angeles, California 90071

WACHOVIA BANK OF GEORGIA, N.A.
191 Peachtree Street
28th Floor, Mail Code 370
Atlanta, Georgia  30303

WELLS FARGO BANK (TEXAS), N.A.
100 Congress, Suite 150
Austin, Texas 78701

WESTDEUSTCHE LANDESBANK, GIROZENTRALE
1211 Avenue of the Americas
New York, New York  10036

THE YASUDA TRUST AND BANKING CO., LTD.
666 Fifth Avenue
8th Floor
New York, New York  10103

                                  SCHEDULE 1.3

                                 EXISTING LIENS


         As part of the purchase of the stock of US Radio by Memphis, the debt owed under that one certain Senior Secured Credit and September 23, 1994, with Chemical Bank as agent (and amendments thereto), was paid and the necessary documents releasing the liens held pursuant to such Senior Secured Credit Agreement were delivered to Memphis at the closing. Such lien releases have been filed with the appropriate state and/or county authorities and confirmation of filing of such lien releases have been received on all lien releases except for a Satisfaction of Mortgage to be filed in Racine County, Wisconsin.

                                  SCHEDULE 1.4

                              SPECIFIED PERCENTAGES


                                         BANK OF AMERICA., N.A.
Specified Percentage:
5.71428571542857%

                                         THE FIRST NATIONAL BANK OF BOSTON
Specified Percentage:
4.71428571428571%

                                         BANK OF MONTREAL
Specified Percentage:
4.71428571428571%

                                         TORONTO DOMINION (TEXAS), INC.
Specified Percentage:
4.71428571428571%

                                         ABN AMRO BANK N.V.
Specified Percentage:
2.85714285714286%

                                         BANK BRUSSELS LAMBERT, NEW YORK
                                         BRANCH
Specified Percentage:
1.14285714285714%

                                         BANK OF HAWAII
Specified Percentage:
0.85714285714286%

                                         BANK OF IRELAND - GRAND CAYMAN
                                         BRANCH
Specified Percentage:
1.42857142857143%

                                         THE BANK OF NEW YORK
Specified Percentage:
4.11904761885714%

                                         THE BANK OF NOVA SCOTIA
Specified Percentage:
2.85714285714286%

                                         BANQUE PARIBAS
Specified Percentage:
1.14285714285714%

                                         BARCLAYS BANK PLC
Specified Percentage:
2.85714285714286%

                                         CAISSE NATIONALE DE CREDIT AGRICOLE
Specified Percentage:
0.85714285714286%

                                         THE CHASE MANHATTAN BANK
Specified Percentage:
4.11904761885714%

                                         CIBC INC.
Specified Percentage:
4.11904761885714%


                                         COMPAGNIE FINANCIERE DE CIC ET DE
                                         L'UNION EUROPEENNE
Specified Percentage:
2.00000000000000%

                                         CREDIT SUISSE FIRST BOSTON
Specified Percentage:
2.85714285714286%

                                         CRESTAR BANK
Specified Percentage:
1.42857142857143%

                                         THE DAI-ICHI KANGYO BANK, LTD.
Specified Percentage:
2.85714285714286%

                                         FIRST UNION NATIONAL BANK OF NORTH
                                         CAROLINA
Specified Percentage:
2.85714285714286%

                                         FLEET BANK, N.A.
Specified Percentage:
4.11904761885714%

                                         THE FUJI BANK, LIMITED
Specified Percentage:
2.00000000000000%

                                         HIBERNIA NATIONAL BANK
Specified Percentage:
1.42857142857143%

                                         INDUSTRIAL BANK OF JAPAN
Specified Percentage:
1.42857142857143%

                                         KEYBANK NATIONAL ASSOCIATION
Specified Percentage:
2.00000000000000%

                                         THE LONG-TERM CREDIT BANK OF JAPAN,
                                         LIMITED, NEW YORK BRANCH
Specified Percentage:
2.85714285714286%

                                         MELLON BANK, N.A.
Specified Percentage:
4.11904761885714%

                                         MICHIGAN NATIONAL BANK
Specified Percentage:
1.14285714285714%

                                         THE MITSUBISHI TRUST AND BANKING
                                         CORPORATION
Specified Percentage:
1.42857142857143%

                                         PNC BANK, NATIONAL ASSOCIATION
Specified Percentage:
2.85714285714286%

                                         THE ROYAL BANK OF SCOTLAND, PLC
Specified Percentage:
1.42857142857143%

                                         THE SANWA BANK, LIMITED, DALLAS
                                         AGENCY
Specified Percentage:
2.85714285714286%

                                         SOCIETE GENERALE
Specified Percentage:
1.14285714285714%

                                         THE SUMITOMO BANK, LIMITED
Specified Percentage:
1.42857142857143%

                                         SUN TRUST BANK, CENTRAL FLORIDA, N.A.
Specified Percentage:
1.42857142857143%

                                         THE TOYO TRUST AND BANKING COMPANY,
                                         LTD., NEW YORK BRANCH
Specified Percentage:
0.85714285714286%

                                         UNION BANK OF CALIFORNIA, N.A.
Specified Percentage:
4.11904761885714%

                                         WACHOVIA BANK OF GEORGIA, N.A.
Specified Percentage:
1.42857142857143%

                                         WELLS FARGO BANK (TEXAS), N.A.
Specified Percentage:
1.42857142857143%

                                         WESTDEUTSCHE LANDESBANK,
                                         GIROZENTRALE
Specified Percentage:
1.42857142857143%

                                         THE YASUDA TRUST AND BANKING CO., LTD.
Specified Percentage:
0.85714285714286%

                                 SCHEDULE 4.1(a)

                             RESTRICTED SUBSIDIARIES


                                   FIRST TIER

         "ARN" means the Australian Radio Network Limited, PTY, an Australian propriety company, 50% of whose Capital Stock is owned by the Borrower.

         "Broadcasting" means Clear Channel Broadcasting, Inc., a Nevada corporation, and a wholly-owned Subsidiary of Broadcasting Licenses.

         "Broadcasting Licenses" means Clear Channel Broadcasting Licenses, Inc., a Nevada corporation, and a wholly-owned Subsidiary of Holdings.

         "CCC-Houston" means CCC-Houston AM, Ltd., a Texas limited partnership and a Subsidiary of Clear Channel Broadcasting, Inc. and CCR Houston-Nevada, Inc.

         "CCRE" means Clear Channel Real Estate, Inc., a Nevada corporation, and a wholly-owned Subsidiary of Holdings.

         "CCR Houston-Nevada" means CCR Houston-Nevada, Inc., a Nevada corporation, and a wholly-owned Subsidiary of Radio.

         "Eller" means Eller Media Corporation, a Delaware corporation, formerly known as EMC Group, Inc., formerly Eller Media Company, and a Subsidiary of Clear Channel Holdings, Inc.

         "Holdings" means Clear Channel Holdings, Inc., a Nevada corporation, and a wholly-owned Subsidiary of the Borrower.

         "Management" means Clear Channel Management, Inc., a Delaware corporation, and a wholly-owned Subsidiary of Holdings.

         "Memphis" means Clear Channel Communications of Memphis, Inc., a Texas corporation, and a wholly-owned Subsidiary of Holdings.

         "Productions" means Clear Channel Productions, Inc., a Nevada corporation, and a wholly-owned Subsidiary of Holdings.

         "Television" means Clear Channel Television, Inc., a Nevada corporation, and a wholly-owned Subsidiary of Television Licenses.

         "Television Licenses" means Clear Channel Television Licenses, Inc., a Nevada corporation, and a wholly-owned Subsidiary of Holdings.

                                   SECOND TIER

         "Eller Media Company" means Eller Media Company, a Delaware corporation, formerly known as EH&F, Inc., and a wholly-owned Subsidiary of Eller.

                                   THIRD TIER

         "Eller Investment" means Eller Investment Company, Inc., an Arizona corporation, and a wholly-owned Subsidiary of Eller Media Company.

         "PMG" means PMG Holdings, Inc., a Delaware corporation, and a wholly-owned Subsidiary of Eller Media Company.

         "Patrick Media" means Patrick Media Group, Inc., a Delaware corporation owned 99.1% by Eller Media Company and 0.9% by PMG.

                                   FOURTH TIER

         "Blue Wallscapes" means Blue Wallscapes, Inc., a California corporation, and a wholly-owned Subsidiary of Patrick Media.

         "Chicago Shelters" means Chicago Shelters Advertising, Inc., an Illinois corporation, and a wholly-owned Subsidiary of Patrick Media.

         "Eller Advertising" means Eller Outdoor Advertising Company, an Arizona corporation, and a wholly-owned Subsidiary of Eller Investment.

         "Eller Atlanta" means Eller Outdoor Advertising Co. of Atlanta, an Arizona corporation, and a wholly-owned Subsidiary of Eller Investment.

         "Eller El Paso" means Eller Outdoor of El Paso, Inc., a Texas corporation, and a wholly-owned Subsidiary of Eller Investment.

         "Eltex" means Eltex Investment Corp., a Delaware corporation, and a wholly-owned Subsidiary of Patrick Media.

         "PMG Target" means PMG Target Media Holdings, Inc., a Delaware corporation, and a wholly-owned Subsidiary of Patrick Media.

         "Shelter Advertising" means Shelter Advertising of America, Inc., a Delaware corporation, and a wholly-owned Subsidiary of Patrick Media.

                                   FIFTH TIER

         "Eller Target" means Eller Target Media Group, L.P., a California limited partnership, owned 83% by PMG Target as a general partner, and 17% by B. Seidel as a limited partner.

         "Shelter Advertising of Hialeah" means Shelter Advertising of Hialeah, Inc., a Florida corporation, and a wholly-owned Subsidiary of Shelter Advertising.

         "Trendel International" means Trendel International Development Corporation, a Florida corporation, and a wholly-owned Subsidiary of Shelter Advertising.

                                   SIXTH TIER

         "American Shelter" means American Shelter Company, Inc., an Illinois corporation, and a wholly-owned Subsidiary of Eller Target.

         "Trendel" means Trendel, Inc., a Florida corporation, and a wholly-owned Subsidiary of Trendel International.

         "Trendel Enterprises" means Trendel Enterprises International, Inc., a Florida corporation, and a wholly-owned Subsidiary of Trendel International.

                                      OTHER

         "NRNZ" means NRNZ Holdings, Limited, a New Zealand corporation of which 33 1/3% of the outstanding Capital Stock is owned by Borrower.

                            UNRESTRICTED SUBSIDIARIES


1.       Radio Data Group, Inc.

                                 SCHEDULE 4.1(h)

                               EXISTING LITIGATION

                                 SCHEDULE 4.1(k)

                            MATERIAL ADVERSE CHANGES

                                  SCHEDULE 7.1

                              EXISTING INDEBTEDNESS



1. Borrower guaranty of RDS Broadcasting, Inc. in the original principal amount of $9,575,000.

2. Borrower guaranty of Metroplex Communications, Inc. in the form of a letter of credit for $7,000,000.

3. Borrower $1,150,000 guaranty via a letter of credit issued to Roddy Peeples for obligations owed to Roddy Peoples.

                                  SCHEDULE 7.3

                              EXISTING INVESTMENTS

1. Clear Channel Television, Inc. ("CCT") purchased $2,250,000 of equipment on May 27, 1992 from Mercury. Among the assets purchased was a tower located between Mobile, Alabama and Pensacola, Florida. A portion of the equipment is being leased back to Mercury.

2. Clear Channel Communications, Inc. ("CCC") invested $500,000 in Radio Data Group.

3. Clear Channel Communications, Inc. ("CCC") made a $500,000 investment in the San Antonio Spurs professional basketball team.

4. In May of 1995, Clear Channel Radio, Inc. made an investment, now worth $73,241,896, in the Australian Radio Network.

5. In May of 1995, Clear Channel Radio, Inc. made an investment, now worth $128,024,699, in Heftel Broadcasting Corporation.

6. In October of 1984, Clear Channel Communications, Inc. made an investment, now worth $83,733, in a joint venture with Swanco Broadcasting, Inc. to form the Oklahoma City Tower Company.

7. In 1973, Clear Channel Communications, Inc. made an investment, now worth $44,162, in the Osage Tower in Tulsa, Oklahoma.

8. In October of 1989, Clear Channel Communications, Inc. made an investment, now worth $289,657, in a joint venture with Encore Tower of Austin, Inc. to form the Austin Tower Company.

9. In March of 1994, Clear Channel Radio, Inc. made an investment, now worth $222,160, in the Senior Road Tower Group of Houston, Texas.

10. In 1992, Clear Channel Radio, Inc. made an investment, now worth $90,000, in a joint venture with Host Broadcasting to broadcast University of Kentucky sporting events.

11. In January of 1994, Clear Channel Radio, Inc. made an investment, now worth $96,233, in a joint venture with Host Communications, Inc. to broadcast University of Virginia sporting events.

13. In July 1996, Clear Channel Radio, Inc. made an investment now worth $29,393,139 in New Zealand Radio Network.

14. In February 1997, Clear Channel Communications, Inc. made an investment in a publically traded company at a cost of $14,080,186 with a fair market value of $23,256,000.


                                       -2-